File Pursuant to Rule 424b5
Registration File No. 333-131630

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 14, 2006)
$1,292,642,100
(Approximate)
CWALT, INC.
Depositor

Sponsor and Seller
Countrywide Home Loans Servicing LP
Master Servicer
Alternative Loan Trust 2006-OA21
Issuing Entity
Mortgage Pass-Through Certificates, Series 2006-OA21

Distributions payable monthly, beginning January 22, 2007
__________________
The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

	Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)		Initial Class Certificate Balance/Initial Notional Amount(1)	Pass-Through Rate(2)
Class A-1	$700,239,000		Floating	Class M-4	$9,862,000	Floating
Class A-2	$291,765,000		Floating	Class M-5	$9,862,000	Floating
Class A-3	$175,059,000		Floating	Class M-6	$6,575,000	Floating
Class X	$1,314,999,900	(3)	Variable	Class M-7	$6,575,000	Floating
Class A-R	$100		Variable	Class M-8	$6,575,000	Floating
Class M-1	$26,299,000		Floating	Class M-9	$6,575,000	Floating
Class M-2	$26,299,000		Floating	Class M-10	$17,095,000	Floating
Class M-3	$9,862,000		Floating

Consider carefully the risk factors beginning on page S-18 in this prospectus supplement and on page 2 in the prospectus.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)  The classes of certificates offered by this prospectus supplement, together with their pass-through rates, the index on which these rates are based and their initial ratings, are listed in the tables under “Summary—Description of the Certificates” in this prospectus supplement.

(3)  The Class X Certificates will consist of two interest-only components and two principal-only components. The initial notional amount of the Class X Certificates is set forth in the table above but is not included in the aggregate class certificate balance of all the certificates offered.

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity.

The certificates represent interests in a pool of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

Credit enhancement for the offered certificates consists of subordination. The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation will offer the classes of certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $1,325,755,862, before deducting expenses. The offered certificates will be purchased by Countrywide Securities Corporation on or about December 29, 2006. See “Method of Distribution” in this prospectus supplement.
Countrywide Securities Corporation
December 29, 2006

Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

Alternative Loan Trust 2006-OA21, a common law trust formed under the laws of the State of New York.

See “The Issuing Entity” in this prospectus supplement.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See “The Depositor” in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See “Servicing of Mortgage Loans—Countrywide Home Loans” in this prospectus supplement.

Originators

Countrywide Home Loans, Inc. originated approximately 86.69% of the initial mortgage loans. The remainder of the initial mortgage loans were originated by various other originators, which, individually, originated less than 10% of the initial mortgage loans.

See “The Mortgage Pool—Underwriting Process” in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See “Servicing of Mortgage Loans—Countrywide Home Loans Servicing LP” in this prospectus supplement.

Trustee

The Bank of New York

See “Description of the Certificates—The Trustee” in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan conveyed to the issuing entity on the closing date, the later of December 1, 2006 and the date of origination of that mortgage loan (referred to as the “initial cut-off date”).

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date of that mortgage loan and the first day of the month of the conveyance to the issuing entity.

Closing Date

On or about December 29, 2006.

Pre-Funding

If the aggregate stated principal balance as of the initial cut-off date of the mortgage loans conveyed to the issuing entity on the closing date is less than $1,315,000,000, an account (the “pre-funding account”) will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the “pre-funded amount”). The pre-funded amount will not exceed 25% of the aggregate class certificate balance of all classes of certificates.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) January 31, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount deposited in the pre-funding account on the closing date is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the mortgage loan group following the acquisition of the supplemental mortgage loans, as described in this prospectus supplement.

The Mortgage Loans

The mortgage pool will consist of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties. The mortgage rate on each mortgage loan is fixed during an introductory period of one to three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The mortgage loans for which statistical information is presented in this prospectus supplement are referred to as the initial mortgage loans. The statistical information presented in this prospectus supplement regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this prospectus supplement regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered on the closing date are referred to as the “closing date mortgage loans”). However, the statistical information presented in this prospectus supplement does not reflect all of the mortgage loans that will be included in the issuing entity. Supplemental mortgage loans will be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this prospectus supplement.

As of the initial cut-off date, the initial mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance	$1,013,060,447
Number of Mortgage Loans	2,623
Average Current Principal Balance	$386,222
Range of Current Principal Balances	$22,260 to $2,526,893
Weighted Average Mortgage Rate less any lender paid mortgage insurance	5.638%
Weighted Average Mortgage Rate	5.662%
Range of Mortgage Rates	1.000% to 9.875%
Weighted Average Minimum Mortgage Rate	3.393%
Weighted Average Maximum Mortgage Rate	9.983%
Weighted Average Original Loan-to-Value Ratio	74.37%
Percentage of Mortgage Loans with Original Loan-to-Value Ratios Greater than 80%	6.06%

Geographic Concentrations in excess of 10%:
California	46.18%
Florida	16.21%
Weighted Average Original Term to Stated Maturity	405 months
Weighted Average Remaining Term to Stated Maturity	403 months
Percentage of Mortgage Loans with Prepayment Charges	75.08%
Minimum FICO Score	520
Maximum FICO Score	823
Weighted Average FICO Score of Mortgage Loans with Known FICO Score	712
Number of Mortgage Loans with Unknown FICO Score	35
Percentage of Mortgage Loans with Unknown FICO Score	1.48%
Weighted Average Gross Margin	3.393%
Maximum Negative Amortization:
110%	7.42%
115%	92.58%
Weighted Average Maximum Negative Amortization	115%
Weighted Average Initial Payment Adjustment Date	November 2007

See “The Mortgage Pool” in this prospectus supplement.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance/Initial Notional Amount (1)		Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
Class A-1	$700,239,000		Senior/Floating Pass-Through Rate/Super Senior	Aaa	AAA
Class A-2	$291,765,000		Senior/Floating Pass-Through Rate/Super Senior/Support	Aaa	AAA
Class A-3	$175,059,000		Senior/Floating Pass-Through Rate/Support	Aaa	AAA
Class X	$1,314,999,900	(3)(4)	Senior/Variable Pass-Through Rate/Component	Aaa	AAA
Class A-R	$100		Senior/Variable Pass-Through Rate/Residual	Aaa	AAA
Class M-1	$26,299,000		Subordinate/Floating Pass-Through Rate	Aa1	AA+
Class M-2	$26,299,000		Subordinate/Floating Pass-Through Rate	Aa1	AA
Class M-3	$9,862,000		Subordinate/Floating Pass-Through Rate	Aa1	AA-
Class M-4	$9,862,000		Subordinate/Floating Pass-Through Rate	Aa1	A+
Class M-5	$9,862,000		Subordinate/Floating Pass-Through Rate	Aa1	A
Class M-6	$6,575,000		Subordinate/Floating Pass-Through Rate	Aa2	A-
Class M-7	$6,575,000		Subordinate/Floating Pass-Through Rate	Aa2	BBB+
Class M-8	$6,575,000		Subordinate/Floating Pass-Through Rate	A1	BBB
Class M-9	$6,575,000		Subordinate/Floating Pass-Through Rate	A2	BBB-
Class M-10	$17,095,000		Subordinate/Floating Pass-Through Rate	Baa3	N/A

Non-Offered Certificates (5)
Class B-1	$5,259,000		Subordinate/Floating Pass-Through Rate
Class B-2	$5,260,000		Subordinate/Floating Pass-Through Rate
Class B-3	$11,838,900		Subordinate/Floating Pass-Through Rate
______________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and, except in the case of the Class M-10 Certificates, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). S&P was not asked to rate the Class M-10 Certificates. The Class B-1, Class B-2 and Class B-3 Certificates are not offered by this prospectus supplement, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this prospectus supplement.

(3)
Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class X Certificates are comprised of four components that are not separately transferable: two interest-only components (the Class X IO-1 and Class X IO-2 Components) and two principal-only components (the Class X PO-1 and Class X PO-2 Components). The interest-only and principal-only components of the Class X Certificates are sometimes referred to as IO Components and PO Components, respectively.

The IO Components of the Class X Certificates are notional amount, interest-only components that will not have component principal balances. Each PO Component will have a component principal balance (initially zero).

The notional amount of the Class X Certificates will equal the aggregate component notional amount of its IO Components. The class certificate balance of the Class X Certificates will equal the aggregate component principal balance of its PO Components.

IO Components. The “component notional amount” of the Class X IO-1 Component for the interest accrual period related to any distribution date will equal the sum of (1) the aggregate class certificate balance of the senior certificates (other than the Class X and Class A-R Certificates) and (2) the component principal balance of the Class X PO-1 Component immediately prior to such distribution date. The “component notional amount” of the Class X IO-2 Component for the interest accrual period related to any distribution date will equal the sum of (1) the excess, if any, of the sum of the aggregate stated principal balance of the mortgage loans as of the first day of the related due period and amounts on deposit in the pre-funding account over the sum of (a) the aggregate class certificate balance of the senior certificates and (b) the aggregate component principal balance of the PO Components and (2) the component principal balance of the Class X PO-2 Component immediately prior to such distribution date.

PO Components. The “component principal balance” of each PO Component will initially be zero and will increase depending on the amount of net deferred interest from the mortgage loans allocated to the IO Component with the same alpha-numeric designation, as described under “Description of the Certificates—Interest” in this prospectus supplement. The component principal balance of a PO Component will be reduced by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates and will be increased by amounts allocated as subsequent recoveries to that PO Component as described under “Description of the Certificates—Calculation of Class Certificate Balance.”

(4)
On each distribution date, the Class X Certificates will also be entitled to receive the prepayment charges received with respect to the mortgage loans during the related prepayment charge period and $100 payable after the end of the last prepayment charge period. The ratings assigned to the Class X Certificates do not address the likelihood that any prepayment charges or that $100 after the end of the last prepayment charge period will be received by the Class X Certificates.

(5)
The Class B-1, Class B-2 and Class B-3 Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class B-1, Class B-2 and Class B-3 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Pass-Through Rate On or Before Optional Termination Date (1)	Pass-Through Rate After Optional Termination Date (1)	Accrual Period	Interest Accrual Convention

Offered Certificates
Class A-1	LIBOR + 0.190%	LIBOR + 0.380%	(2)	Actual/360 (3)
Class A-2	LIBOR + 0.260%	LIBOR + 0.520%	(2)	Actual/360 (3)
Class A-3	LIBOR + 0.280%	LIBOR + 0.560%	(2)	Actual/360 (3)
Class X	(6)(7)(8)	(6)(7)(8)	calendar month (4)	30/360 (5)
Class A-R	(9)	(9)	calendar month (4)	30/360 (5)
Class M-1	LIBOR + 0.360%	LIBOR + 0.540%	(2)	Actual/360 (3)
Class M-2	LIBOR + 0.380%	LIBOR + 0.570%	(2)	Actual/360 (3)
Class M-3	LIBOR + 0.400%	LIBOR + 0.600%	(2)	Actual/360 (3)
Class M-4	LIBOR + 0.500%	LIBOR + 0.750%	(2)	Actual/360 (3)
Class M-5	LIBOR + 0.550%	LIBOR + 0.825%	(2)	Actual/360 (3)
Class M-6	LIBOR + 0.600%	LIBOR + 0.900%	(2)	Actual/360 (3)
Class M-7	LIBOR + 1.150%	LIBOR + 1.725%	(2)	Actual/360 (3)
Class M-8	LIBOR + 1.650%	LIBOR + 2.475%	(2)	Actual/360 (3)
Class M-9	LIBOR + 1.750%	LIBOR + 2.625%	(2)	Actual/360 (3)
Class M-10	LIBOR + 1.750%	LIBOR + 2.625%	(2)	Actual/360 (3)

Non-Offered Certificates
Class B-1	LIBOR + 1.750%	LIBOR + 1.750%	(2)	Actual/360 (3)
Class B-2	LIBOR + 1.750%	LIBOR + 1.750%	(2)	Actual/360 (3)
Class B-3	LIBOR + 1.750%	LIBOR + 1.750%	(2)	Actual/360 (3)
______________
(1)
The pass-through rate on each class of certificates (other than the Class X and Class A-R Certificates) may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described under “Description of the Certificates—Determination of LIBOR.”

(2)
The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(6)
The Class X Certificates will be entitled to receive on each distribution date the sum of the interest accrued on its IO Components (based upon the component notional amount of each IO Component) during the related interest accrual period at their respective pass-through rates for that distribution date, less any amounts that are used to pay carryover shortfall amounts in respect of any other classes of certificates as described herein. The PO Components of the Class X Certificates do not bear interest so they do not have a pass-through rate.

(7)
The pass-through rate for the Class X IO-1 Component for the interest accrual period for any distribution date will generally equal the excess, if any, of (1) the weighted average adjusted net mortgage rate of the mortgage loans (adjusted for amounts on deposit in the pre-funding account, if any) over (2) the weighted average of the pass-through rates of the senior certificates (other than the Class X and Class A-R Certificates) and the Class X PO-1 Component (weighted on the basis of the respective class certificate balances of the senior certificates (other than the Class X and Class A-R Certificates) and the component principal balance of the Class X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

The pass-through rate for the Class X IO-2 Component for the interest accrual period for any distribution date will generally equal the excess, if any, of (1) the weighted average adjusted net mortgage rate of the mortgage loans (adjusted for amounts on deposit in the pre-funding account, if any) over (2) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X PO-2 Component as a subordinated certificate) for that distribution date (weighted on the basis of the respective class certificate balances of the subordinated certificates and the component principal balance of the Class X PO-2 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

(8)
The Class X Certificates also will be entitled to receive all of the prepayment charges received with respect to the mortgage loans during the related prepayment charge period and $100 payable after the end of the last prepayment charge period.

(9)
The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

See “Description of the Certificates” in this prospectus supplement.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class X and Class A-R Certificates
Subordinated Certificates	Class M and Class B Certificates
LIBOR Certificates	Class A-1, Class A-2, Class A-3, Class M and Class B Certificates
Class M Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates
Class B Certificates	Class B-1, Class B-2 and Class B-3 Certificates
Offered Certificates	Senior Certificates and Class M Certificates
IO Components	Class X IO-1 and Class X IO-2 Components
PO Components	Class X PO-1 and Class X PO-2 Components
Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R and Class X Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates other than the Class X and

Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class X Certificates:

$100,000 (Notional Amount) and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See “Description of the Certificates—Book-Entry Certificates; Denominations” and “—Restrictions on Transfer of the Class A-R Certificates” in this prospectus supplement.

Distribution Dates

Beginning on January 22, 2007, and thereafter on the 20th day of each calendar month, or if the 20th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the offered certificates is the distribution date in March 2047. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. See “Yield, Prepayment and Maturity Considerations—Last Scheduled Distribution Date” in this prospectus supplement.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates or the IO Components will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component notional amount, as applicable, immediately prior to that distribution date, and

•	any interest remaining unpaid from prior distribution dates, less

•	any net deferred interest allocated to that class or component for that distribution date, less

•	any net interest shortfalls allocated to that class or component for that distribution date.

The PO Components do not bear interest.

Net Deferred Interest:

For any distribution date, the amount of the net deferred interest on the mortgage loans that will be allocated to the certificates will equal the excess, if any, of:

•	the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date, over

•
the amount of principal prepayments and subsequent recoveries received on the mortgage loans during the calendar month prior to that distribution date (this amount is referred to as the “net deferred interest”).

For any distribution date, the senior percentage of the amount of net deferred interest on the mortgage loans will be allocated to the senior certificates or IO Components and the subordinated percentage of that net deferred interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the net deferred interest allocated to a class of certificates or an IO Component will generally be an amount equal to the excess, if any, of:

•	the amount of interest accrued on the class of certificates or the IO Component at its pass-through rate during the interest accrual period related to that distribution date, over

•
the amount of interest that would have accrued if the pass-through rate for that class of certificates or IO Component was equal to the adjusted rate cap for that class or component and distribution date, in each case not to exceed the interest entitlement for that class or component for that distribution date.

The amount of net deferred interest allocated to a class of certificates or IO Component will be added to the class certificate balance of the class or, in the case of an IO Component, to the component principal balance of the PO Component with the same alpha-numeric designation.

See “Description of the Certificates—Interest” and “—Allocation of Net Deferred Interest” in this prospectus supplement.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each interest-bearing class of certificates or IO Component will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

•	prepayments on the mortgage loans and

•	reductions in the interest rate on the mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans on any distribution date will be allocated pro rata among all classes of interest-bearing certificates (or IO Components thereof), based on their respective entitlements, in each case before taking into account any reduction in the entitlements from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the interest-bearing certificates and IO Components in the order described below under “—Priority of Distributions Among Certificates”, interest will be distributed on each class of certificates and IO Components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and IO Components will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

See “Description of the Certificates—Interest” and “—Allocation of Interest Shortfalls” in this prospectus supplement.

Carryover Shortfall Amount:

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the rate cap, any resulting interest shortfall (referred to as a “carryover shortfall amount”) may be paid on that distribution date or (except in the case of the Class B Certificates) on future distribution dates from amounts otherwise distributable as interest on one of the IO Components as described below under “—Priority of Distributions.”

See “Description of the Certificates—Carryover Shortfall Reserve Fund” and “Description of the Certificates—Interest” in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this prospectus supplement.

Generally, the principal collections from the mortgage loans are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all of the certificates, and

•
in the case of net principal prepayments, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

•	no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied, and

•
if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied (referred to as the “two-times test”), the senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates or PO Component entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The IO Components are not entitled to receive any principal distributions.

See “Description of the Certificates—Principal” and “—Component Class” in this prospectus supplement.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

•
all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them,

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures,

•
net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest),

•	subsequent recoveries with respect to the mortgage loans,

•
partial or full prepayments of the mortgage loans collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest,

•	any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period,

•	the amounts, if any, withdrawn from the capitalized interest account on any distribution date on or prior to the February 2007 distribution date, and

•	the amount, if any, remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•
the master servicing fee and additional servicing compensation (as described in this prospectus supplement under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” and “Description of the Certificates—Priority of Distributions Among Certificates”) due to the master servicer,

•	the trustee fee due to the trustee,

•	lender paid mortgage insurance premiums, if any,

•	all prepayment charges (which are distributable only to the Class X Certificates),

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement, and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates—Priority of Distributions Among Certificates” in this prospectus supplement.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” and “Description of the Certificates—Priority of Distributions Among Certificates” in this prospectus supplement.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

•
to interest on the interest-bearing classes of senior certificates and IO Components, pro rata, based on their respective interest entitlements; provided, that amounts distributable to the IO Components (after allocation of net deferred interest) will first be deposited into the carryover shortfall reserve fund,

•	to principal of the classes of the senior certificates and the PO Components then entitled to receive distributions of principal, in the order and subject to the priorities set forth below,

•
to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below, and

•	from any remaining available funds, to the Class A-R Certificates.

Carryover Shortfall Reserve Fund

On each distribution date, all amounts distributable as interest to the IO Components will be deposited in the carryover shortfall reserve fund and will be distributed as follows:

•
from amounts otherwise distributable to the Class X IO-1 Component, concurrently, to the LIBOR Certificates that are senior certificates, pro rata (as specified under “Description of the Certificates—Carryover Shortfall Reserve Fund”), to pay carryover shortfall amounts of those classes of certificates,

•
from amounts otherwise distributable to the Class X IO-2 Component, concurrently, to each class of subordinated certificates, pro rata (as specified under “Description of the Certificates—Carryover Shortfall Reserve Fund”), to pay carryover shortfall amounts of each class of subordinated certificates.

Any amounts that were distributable to an IO Component but were not used to pay carryover shortfall amounts as described above will be distributed to the Class X Certificates.

Holders of the Class X Certificates will not be entitled to reimbursement for any amounts in respect of interest otherwise payable to an IO Component that was used to pay carryover shortfall amounts on other classes of certificates.

Principal

On each distribution date, the principal amount will be distributed as described above under “—Priority of Distributions Among Certificates” as principal first with respect to the senior certificates (or with respect to the Class X Certificates, the PO Components) in an amount up to the senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

•	first, to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

•
second, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates and the PO Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of their distribution priority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of the net principal prepayment amount. Instead, the portion of the net principal prepayment amount otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated in the following order of priority:

•
to the subordinated certificates in the reverse order of their distribution priority, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, then

•
to the senior certificates (other than the IO Components), pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero, provided that any realized losses allocable to the Class A-1, Class A-2 and Class A-3 Certificates will be allocated sequentially to the Class A-3, Class A-2 and Class A-1 Certificates, in that order, in each case until their respective class certificate balances are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of net deferred interest and realized losses, the aggregate class certificate balance of all classes of certificates exceeds the sum of the pool principal balance and the amount on deposit in the pre-funding account, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this prospectus supplement, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the IO Components) in accordance with the priorities set forth above under “—Allocation of Realized Losses.”

Additionally, as described above under “—Principal Payments,” unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will equal or exceed the senior percentage (which represents the senior certificates’ pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See “Description of the Certificates—Allocation of Losses” in this prospectus supplement and “Credit Enhancement—Subordination” in this prospectus supplement and in the prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “Servicing of Mortgage Loans—Advances” in this prospectus supplement.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of that mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more. In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See “Servicing of Mortgage Loans—Certain Modifications and Refinancings” in this prospectus supplement.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

See “The Mortgage Pool—General”, “—Assignment of the Mortgage Loans” and “Description of the Certificates—Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement and “Loan Program—Representations by Sellers; Repurchases” in the prospectus.

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 5% of the sum of (x) the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and (y) the amount deposited in the pre-funding account on the closing date.

See “Description of the Certificates—Optional Termination” in this prospectus supplement.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets in the carryover shortfall reserve fund, the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The LIBOR Certificates will also represent rights to receive carryover shortfall amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

The Class A-1 Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

The offered certificates (other than the Class A-1 Certificates) may not be purchased or held by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, unless such purchase or holding is made by an insurance company using funds contained in an insurance company general account and so long as certain requirements are met.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See “Legal Investment” in the prospectus.

Summary of Transaction Parties

Risk Factors

The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under “Risk Factors” beginning on page 2 in the prospectus.

Your Yield Will Be Affected By Prepayments
Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. The prepayment experience of the mortgage loans may be affected by many factors, including:

	•	general economic conditions,
	•	the level of prevailing interest rates,
	•	the availability of alternative financing,
	•	the applicability of prepayment charges, and
	•	homeowner mobility.
A prepayment of a mortgage loan, however, usually will result in a prepayment on the certificates.

The rate and timing of principal prepayments of the mortgage loans will affect the yields to maturity and weighted average lives of the certificates. Any reinvestment risks from faster or slower prepayments of the mortgage loans will be borne entirely by you.

	•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
	•	If you purchase Class X Certificates or you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
	•	If you purchase Class X Certificates and principal is repaid faster than you anticipate, you may suffer a loss on your investment.
	•	If mortgage loans with relatively higher mortgage rates prepay, the pass-through rate on one or more classes of certificates may be limited and your yield may be lower than you anticipate.
	•	The rate and timing of principal prepayments relative to the amount and timing of deferred interest on the mortgage loans will affect the yields to maturity on the certificates.
	•	You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect.
•
In addition, the yields to maturity and weighted average lives of the certificates will be affected by any prepayment resulting from the distribution of amounts (if any) on deposit in the pre-funding account to the certificateholders.

See “Description of the Certificates—Interest” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The Effect of Prepayment Charges On The Likelihood Of Prepayments Is Unpredictable
As further described under “The Mortgage Pool” in this prospectus supplement, approximately 75.08% of the initial mortgage loans by aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date, require the borrower to pay a charge if the borrower prepays the mortgage loan during periods of up to five years after the mortgage loan was originated. These prepayment charges apply to principal prepayments in full resulting from sales and refinancings and in certain instances curtailments in accordance with the provisions of the related mortgage note during the applicable period after origination of the applicable mortgage loan.

Prepayment charges, if any, received in respect of the mortgage loans will only be distributable to the Class X Certificates. These amounts will not be available to cover carryover shortfall amounts on the other certificates.

All other things being equal, the decline in market rates of interest relative to the interest rates on the mortgage loans with prepayment charges must be more significant than for other mortgage loans in order to make refinancing attractive. In addition, the mortgage loans are negative amortization loans which limit the increase in the borrower’s monthly payment except in the circumstances described in this prospectus supplement. As a result, even if the interest rates on the mortgage loans are increasing, the monthly payments made by the borrowers will not change to reflect the higher cost of the increased rate of interest for up to a year after the increase in the interest rate. Finally, each index used to determine the interest rates on the mortgage loans is an average of the applicable reference rates which tends to “slow” the increase in adjustments to the interest rates on the mortgage loans and to “lag” the increase in market rates of interest generally.

We cannot predict the effect that the prepayment charges will have on the rate and timing of prepayments on the mortgage loans, although a prepayment charge may discourage a borrower from prepaying the mortgage loan during the applicable period.

Your Yield On The Certificates Will Be Subject To Any Negative Amortization On The Mortgage Loans
All of the mortgage loans are “negative amortization loans.” After an introductory period of up to three months after origination during which the interest rates on the negative amortization loans are fixed, the interest rates on negative amortization loans will adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to payment caps. The interest rates on negative amortization mortgage loans during their introductory periods are generally lower than the sum of the indices applicable at origination and the related margins, and may be as low as 1% per annum. Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates. As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the borrower (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate), the scheduled monthly payment made by the borrower will not be sufficient to pay the amount of interest accruing on the mortgage loan. Although negative amortization loans provide for scheduled monthly payments, the amount of interest that accrues and is ultimately due on a negative amortization loan is based on the monthly interest rate. If borrowers only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans may become deferred interest. “Deferred interest” is the excess, if any, of (1) the amount of interest accrued on such Mortgage Loan from the preceding due date to such due date over (2) the monthly payment due for such due date. Deferred interest is added to the principal balance of the negative amortization loan and bears interest at the applicable interest rate for that negative amortization mortgage loan.

Except as described below, negative amortization loans provide for a limited annual adjustment to the scheduled payment. As a result, even after the initial annual adjustment, the scheduled payment still may not be sufficient to avoid deferred interest and also may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining amortization term. Deferred interest is also likely to result if interest rates rise more quickly than monthly payments are adjusted and borrowers only make their scheduled monthly payments, because the interest accrues at the monthly rate, while the payments are set annually.

If a mortgage loan accrues deferred interest during a due period, it will reduce the amount of cash available to be distributed as interest on the certificates on the related distribution date. For any distribution date, the net deferred interest on the mortgage loans will be deducted from the interest payable to the certificates as described under “Description of the Certificates—Interest” in this prospectus supplement.

The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying all principal prepayments and subsequent recoveries received on the mortgage loans to interest distributions on the certificates. Only the amount by which the principal prepayments and subsequent recoveries received on the mortgage loans exceed the amount of deferred interest on the mortgage loans will be distributed as principal to the certificates in accordance with the priorities set forth in this prospectus supplement under “Description of the Certificates—Principal.” For any distribution date, the net deferred interest on the mortgage loans will be deducted from the interest payable to the certificates as described in “Description of the Certificates—Interest” in this prospectus supplement.

The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest will be added to the class certificate balance of that class, except that the net deferred interest allocated to an IO Component will instead be added to the component principal balance of the PO Component with the same alpha-numeric designation. This allocation of net deferred interest could, as a result, increase the weighted average lives of the certificates. The increase in the class certificate balance of any class of certificates and the slower reduction in the class certificate balances due to the use of principal prepayments and subsequent recoveries received on the mortgage loans to offset the deferred interest will have the effect of increasing the applicable investors’ exposure to realized losses on the mortgage loans.

In addition, because the allocation of unscheduled payments of principal received on the mortgage loans between the senior certificates and the subordinated certificates may be determined based on the relationship between the aggregate class certificate balance of the senior certificates and the aggregate class certificate balance of the subordinated certificates, this method of allocating net deferred interest may affect the rate and timing of distributions of principal among the classes of certificates. See “Description of the Certificates—Principal” in this prospectus supplement. We cannot predict the extent to which borrowers will prepay their mortgage loans or the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

Your Yield On The Certificates Will Also Be Subject To Effects Of Adjustments Of Scheduled Payments And Principal Balances Of Negative Amortization Mortgage Loans
If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certificates to amortize more slowly.

If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth or, in certain cases, tenth payment adjustment date of a mortgage loan, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. If a borrower only makes the scheduled monthly payment after the last payment adjustment date and the mortgage rate rises after that payment adjustment date, the principal balance of the mortgage loan will be increased by the related deferred interest resulting in a final lump sum payment due at maturity that is greater than the monthly payment due on such date.

In the case of mortgage loans with a ten-year recast provision, it is more likely that the monthly payment will be recast because of the applicable maximum negative amortization limit. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

Your Yield Will Be Affected By The Inclusion of 40-Year Mortgage Loans
Approximately 37.18% of the initial mortgage loans, by aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date, have (and subsequent mortgage loans may have) original terms to maturity of 40 years. Loans with original terms to maturity of 40 years have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

In running the prepayment scenarios required by the rating agencies that are expected to provide ratings on the offered certificates, all of the offered certificates are assumed to mature within 30 years. However, due to the inclusion of 40-year mortgage loans in the mortgage pool, there is no guarantee that the certificates will be fully paid within 30 years.

The 40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:
	•	less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates,
•
due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

	•	if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

The 40-year mortgage loans also are negative amortization mortgage loans. The combination of a longer term to maturity with the possibility of accruing interest on an increasing principal balance may produce unanticipated payment performance.

Balloon Loans May Have High Rates of Default
Approximately 0.02% of the initial mortgage loans, by aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date, require the related borrower to make monthly payments of principal that are less than sufficient to amortize such mortgage loans by their maturity. These loans are commonly called “balloon loans.” As a result of these lower monthly payments, a borrower generally will be required to pay a large remaining principal balance upon the maturity of such balloon loan. The ability of a borrower to make such a payment may depend on his or her ability to obtain refinancing of the balance due on the mortgage loan. In addition, an increase in prevailing market interest rates over the loan rate on the mortgage loan at origination may reduce the borrower’s ability to obtain refinancing and to pay the principal balance of the mortgage loan at its maturity.

The Yields On Your Certificates May Be Affected By Changes In Interest Rates And The Net Rate Cap
The pass-through rate on each class of LIBOR Certificates will be equal to the level of one-month LIBOR plus a margin, subject to the net rate cap. The net rate cap is based on the weighted average of the adjusted net mortgage rates for the mortgage loans, adjusted for amounts on deposit in the pre-funding account. Thus, the yields to investors in the LIBOR Certificates will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the net rate cap.

If the pass-through rate on any class of LIBOR Certificates is limited by the net rate cap, the resulting interest shortfall may be paid on that distribution date or (except in the case of the Class B Certificates) on future distribution dates, from amounts distributable as interest on one or more of the IO Components, in the manner and priority described in this prospectus supplement. If the interest shortfalls specified in the preceding sentence are not paid to the Class B Certificates on the related distribution date, the Class B Certificates will not be entitled to receive such amounts on future distribution dates.

Investors in the LIBOR Certificates need to be aware that, if for any distribution date, the pass-through rates for any of the LIBOR Certificates are limited by the net rate cap, the IO Components may receive no distributions of interest on that distribution date, and therefore, no interest distributions on those components will be deposited in the carryover shortfall reserve fund to pay any carryover shortfall amounts of the LIBOR Certificates on that distribution date. Amounts in respect of interest distributions on an IO Component will only be deposited in the carryover shortfall reserve fund on future distribution dates if the pass-through rates on the related LIBOR Certificates are less than the net rate cap. We cannot assure you that any distributions of interest on an IO Component will be available, or sufficient, to pay any carryover shortfall amounts on the related LIBOR Certificates on any distribution date.

Difference Between Mortgage Rates And Pass-Through Rates May Result In Interest Shortfalls To Certificates
The mortgage rate on a substantial majority of the mortgage loans will be based on the level of one-year MTA, which is a 12-month average of the monthly yields on U.S. Treasury securities, adjusted to a constant maturity of one year and the mortgage rate on some of the mortgage loans will be based on the level of 11th District COFI, which is an average of the cost of funds of savings institutions in Arizona, California and Nevada. Therefore, a lack of correlation exists between the level of the index used to determine the pass-through rates on the LIBOR Certificates and the index used to determine the mortgage rates on substantially all of the mortgage loans. Generally, the nature of one-year MTA and 11th District COFI will cause those indices to rise or fall more slowly than one-month LIBOR, and the indices may move in opposite directions. We cannot assure you as to the level, rate or timing of changes in any index. If the mismatch in the rates on the underlying mortgage loans and the certificates is significant, it may, all other things being equal, result in a shortfall in the amount of interest distributable on the certificates.

Your Yield Will Be Affected By How Distributions Are Allocated To The Certificates	The timing of principal payments on the certificates will be affected by a number of factors, including:
	•	the extent of principal payments on the mortgage loans,
	•	how payments of principal are allocated among the classes of certificates,
	•	whether the master servicer exercises its right, in its sole discretion, to terminate the issuing entity in its entirety when it is permitted to do so,
	•	the rate and timing of payment defaults and losses on the mortgage loans,
	•	whether the master servicer exercises its option to purchase certain delinquent and defaulted mortgage loans,
	•	repurchases of mortgage loans for material breaches of representations and warranties,
	•	the extent of principal prepayments on the mortgage loans and the extent of deferred interest on those mortgage loans, and
	•	the availability of supplemental mortgage loans.

Because distributions on the certificates are dependent upon the payments on the mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

The master servicer is permitted to purchase certain early payment delinquent mortgage loans from the issuing entity as described under “Description of the Certificates—Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement. Many factors could affect the decision of the master servicer to exercise its option to purchase a mortgage loan that is eligible for purchase, including the master servicer’s financial ability, the impact on distributions to the holders of the certificates and the state of the business relationship between the master servicer or any of its affiliates and the unaffiliated seller, including whether the unaffiliated seller of that mortgage loan is willing or able to purchase that mortgage loan. The master servicer is not required to take your interests into account when deciding whether or not to exercise the option.

See “Description of the Certificates—Principal,” and “—Optional Termination” in this prospectus supplement for a description of the manner in which principal will be distributed to the certificates. See “Description of the Certificates—Optional Purchase of Defaulted Loans and Certain Delinquent Loans” in this prospectus supplement for a description of the master servicer’s option to purchase certain mortgage loans. See “The Mortgage Pool—Assignment of the Mortgage Loans” in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

Subordinated Certificates Have A Greater Risk Of Loss Because Of Subordination; Credit Enhancement May Not Be Sufficient To Protect Senior Certificates From Losses
The certificates are not insured by any certificate guaranty insurance policy. The subordination features are intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal.

Subordination. Credit enhancement will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinated to them and, second, by the allocation of realized losses to the subordinated certificates in the reverse order of their priority of distribution. This form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay amounts due on more senior classes of certificates. Collections otherwise payable to subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided. Realized losses are allocated first to the subordinated certificates in the reverse order of their priority of distribution, beginning with the subordinated certificates then outstanding with the lowest distribution priority, until the class certificate balance of each class of subordinated certificates has been reduced to zero and then to the senior certificates. Accordingly, if the aggregate class certificate balance of each class of subordinated certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

Any realized losses allocable to the senior certificates will be allocated pro rata to the senior certificates (other than the IO Components), pro rata, provided that any realized losses allocable to the Class A-1, Class A-2 and Class A-3 Certificates will be allocated sequentially to the Class A-3, Class A-2 and Class A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

Investors in the classes of super senior certificates should note that the initial class certificate balance of the applicable class of senior support certificates is substantially lower than the initial class certificate balances of the related class or classes of super senior certificates, and consequently, the classes of senior support certificates will be able to absorb only a limited amount of realized losses that are otherwise allocable to the related class or classes of super senior certificates.

Among the classes of subordinated certificates, the Class M Certificates will have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a higher distribution priority than those classes of certificates, if any, with a higher numerical designation.

See “Description of the Certificates—Allocation of Losses” in this prospectus supplement and “Credit Enhancement—Subordination” in this prospectus supplement and in the prospectus.

Certain Interest Shortfalls Will Be Allocated To The Certificates Which Could Result In Shortfalls On The Payments Of The Certificates
When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest holders of certificates related to that mortgage loan would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date is limited to one-half of the master servicing fee for the related month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the master servicing fee, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

In addition, your certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act and similar state laws (collectively referred to as the Relief Act). The Relief Act limits the interest charged on a mortgage loan for certain borrowers in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be offset by a reduction in the master servicing fee, and will reduce the accrued interest on each related class of certificates on a pro rata basis.

See “Risk Factors—Impact Of World Events” in the prospectus.

Mortgage Loans Do Not Have A Monthly Payment Due In The First Period
Approximately 7.51% of the initial mortgage loans, by aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date, have an initial payment date after the due date in the month of the first distribution date. Countrywide Home Loans, Inc. will deposit an amount equal to one month’s interest on these loans into the distribution account prior to the first distribution date. As a result, there will be no principal paid with respect to these loans on the first distribution date. In addition, if Countrywide Home Loans, Inc. were unable or unwilling to deposit such amount, there would not be enough interest collections to distribute the required amount of interest on the certificates.

Certificates May Not Be Appropriate For Some Investors
The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

	•	the yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans,
•
the rate of principal distributions on, and the weighted average lives of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments and to changes in interest rates and how they affect the payment of principal and the accrual of deferred interest on the mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions,

•
you may not be able to reinvest distributions on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate, or

	•	a secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.
The Class X Certificates Are Subject To Special Risks
The yield to maturity on the Class X Certificates will be especially sensitive to the level of prepayments on the mortgage loans with higher interest rates. The pass-through rate on each IO Component will be calculated based upon the excess, if any, of the weighted average of the adjusted net mortgage rates of the mortgage loans (adjusted for amounts on deposit in the pre-funding account) over the weighted average of the pass-through rates of certain of the senior certificates or the subordinated certificates, as applicable.

The prepayment of mortgage loans with relatively higher adjusted net mortgage rates may result in a lower weighted average adjusted net mortgage rate and, thus, may reduce the pass-through rates on the IO Components to as little as 0%.

Increases in one-month LIBOR will increase the weighted average pass-through rate on the LIBOR Certificates, which would also reduce the pass-through rate on the IO Components of the Class X Certificates. If, for any distribution date, the weighted average adjusted net mortgage rate of the mortgage loans is less than or equal to the weighted average of the pass-through rates on the LIBOR Certificates, the IO Components of the Class X Certificates will receive no distributions of interest on that distribution date.

The Class X Certificates have an IO component that is related to the subordinated certificates. Any reduction in the aggregate class certificate balance of the subordinated certificates, whether as a result of principal distributions, realized losses or other shortfalls in available funds that results in a reduction of such aggregate class certificate balance, will reduce the notional amount of the related IO Component. Investors in the Class X Certificates will bear indirectly all of the risks of the subordinated certificates.

Although the distribution to the Class X Certificates of the prepayment charges collected by the master servicer could mitigate some of the risks to the Class X Certificates arising from higher than expected prepayments on the mortgage loans, there can be no assurance that:

	•	a sufficient amount of prepayment charges will be collected to offset reduced distributions to the Class X Certificates due to prepayments; and
	•	the rate of prepayments will be uniform across the mortgage loans, regardless of their mortgage rates.

Distributions of prepayment charges to the Class X Certificates will not mitigate the risk of a reduction on the distributions to the Class X Certificates arising due to prepayments of mortgage loans with higher mortgage rates. In addition, the prepayment charges expire within periods of up to five years after origination of the related mortgage loans. If a mortgage loan is prepaid after the expiration of the applicable prepayment charge period, there will be no benefit to the Class X Certificates.

Investors in the Class X Certificates should conduct their own analysis of the effect that prepayments on the mortgage loans may have on the performance of the Class X Certificates. The issuing entity makes no representation as to the effect that higher or lower prepayment rates on the mortgage loans may have on the yield to maturity of any Class X Certificates.

The ratings on the Class X Certificates do not address whether the related investors will recoup their initial investment.
See “Yield, Prepayment and Maturity Considerations.”
Nature Of Prepayment Charges May Affect Distributions To The Class X Certificates
The terms of certain of the mortgage loans provide for payment by the related borrower of a prepayment charge in limited circumstances on certain prepayments within periods of up to five years after origination. The table titled “Prepayment Charge Schedule” attached to this prospectus supplement as Annex A and the table titled “Prepayment Charge Periods at Origination” under “The Mortgage Pool” in this prospectus supplement provide more detailed information with respect to the prepayment charges applicable to the initial mortgage loans.

The payment of any otherwise applicable prepayment charge for a mortgage loan may not be waived by the master servicer, except in certain limited circumstances. If the master servicer waives a prepayment charge for a mortgage loan other than in those limited circumstances, the master servicer is required to timely remit the amount of the prepayment charge (or portion that was waived) to the trustee for distribution to the Class X Certificates. In certain cases, the prepayment charge associated with a particular mortgage loan is permitted to be waived but the master servicer is not required to make any payment in respect thereof (e.g., foreclosure or bankruptcy of the borrower), which will reduce amounts available for distribution to the Class X Certificates.

Distributions on the Class X Certificates are dependent on the rate of prepayment of the mortgage loans (which are structured to discourage prepayment) and the rate of collection (or payments by the master servicer due to waivers) of the prepayment charges on the mortgage loans. Thus, the Class X Certificates may not receive any distributions of prepayment charges from time to time or over its life. There is no mechanism in place to monitor whether the correct amount of prepayment charges are being collected or otherwise remitted. If none of the mortgage loans with prepayment charges were to prepay during the related prepayment charge periods, the Class X Certificates would not receive any distributions of prepayment charges. If there are fewer prepayments by borrowers on the mortgage loans than expected during the related prepayment charge periods or a lesser than expected rate of collection, a reduced amount of prepayment charges on the mortgage loans will be collected resulting in a lower amount of distributions on the Class X Certificates, and investors in the Class X Certificates may not recoup their initial investments.

Investors should conduct their own analysis of the effect that prepayment charges, or the ability of the master servicer to waive or enforce prepayment charges, may have on the performance of the mortgage loans and on the Class X Certificates. The ratings on the Class X Certificates do not address whether or not prepayment charges will be collected and distributed.

See “Yield, Prepayment and Maturity Considerations.”
Geographic Concentration Increases Risk That Certificate Yields Could Be Impaired
The table titled “State Distribution of Mortgaged Properties” under “The Mortgage Pool” in this prospectus supplement sets forth the geographic concentration of the mortgaged properties related to the initial mortgage loans, including the percentage by aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date, that are secured by property located in California and Florida. Homes in California are more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. Homes in Florida and other parts of the southeastern United States are more likely to suffer uninsurable damage from tropical storms and hurricanes than homes in other parts of the country. In addition,

	•	economic conditions in states with significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time,
•
declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in these states, which would result in an increase in the loan-to-value ratios, and

•
any increase in the market value of properties located in states with significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Inability To Replace Master Servicer Could Affect Collections And Recoveries On The Mortgage Loans
The structure of the master servicing fee might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the master servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Hurricane Katrina May Pose Special Risks
At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States. Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property (including each mortgaged property located in the areas affected by Hurricane Katrina) is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide Home Loans will be obligated to repurchase or substitute for the related mortgage loan. A repurchase would have the effect of increasing the rate of principal payment on the certificates. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:
	•	localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,
	•	regional interruptions in travel and transportation, tourism and economic activity generally, and
	•	nationwide decreases in petroleum availability with a corresponding increase in price.

We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the certificates or impact the weighted average lives of the certificates.

Possible Prepayment On The Senior Certificates Due To Inability To Acquire Supplemental Mortgage Loans
The ability of the issuing entity to acquire supplemental mortgage loans depends on the ability of Countrywide Home Loans, Inc. to originate or acquire mortgage loans during the period ending no later than the last day of the calendar month following the month in which the closing date occurs that meet the eligibility criteria for supplemental mortgage loans described in this prospectus supplement. The ability of Countrywide Home Loans, Inc. to originate or acquire eligible supplemental mortgage loans will be affected by a number of factors including prevailing interest rates, employment levels and economic conditions, generally.

If any of the amounts on deposit in the pre-funding account allocated to purchase supplemental mortgage loans cannot be used for that purpose, those amounts will be distributed to holders of the senior certificates as a prepayment of principal no later than the second distribution date.

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

The Mortgage Pool

General

The depositor, CWALT, Inc. (the “depositor”), will purchase the mortgage loans in the mortgage pool (which are collectively referred to as the “Mortgage Loans”) from Countrywide Home Loans, Inc. (“Countrywide Home Loans”) and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to as a “seller” and together they are referred to as the “sellers”) pursuant to a pooling and servicing agreement, dated as of December 1, 2006 (the “pooling and servicing agreement”), among the sellers, Countrywide Home Loans Servicing LP, as master servicer (the “master servicer”), the depositor and The Bank of New York, as trustee (the “trustee”), and will cause the Mortgage Loans to be assigned to the trustee for the benefit of the holders of the certificates. The mortgage loans that are purchased by the depositor and assigned to the trustee on the closing date and that are listed in the tables in this section are referred to as the “Initial Mortgage Loans”. The Initial Mortgage Loans, together with any other mortgage loans that are purchased by the depositor and assigned to the trustee on the closing date, are referred to as the “Closing Date Mortgage Loans”. Each seller, other than Countrywide Home Loans, will be a special purpose entity established by Countrywide Financial Corporation or one or more of its subsidiaries, which will sell mortgage loans previously acquired from Countrywide Home Loans.

Under the pooling and servicing agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the depositor, the applicable seller had good title to the Mortgage Loans sold by it, was the sole owner of those Mortgage Loans free and clear of any pledge, lien, encumbrance or other security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign those Mortgage Loans pursuant to the pooling and servicing agreement. Subject to the limitations described in the next sentence and under “—Assignment of the Mortgage Loans,” Countrywide Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of that Mortgage Loan that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Countrywide Home Loans will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans’ portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See “Mortgage Loan Program—Representations by Sellers; Repurchases” in the prospectus.

Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers’ repurchase or substitution obligations) to the trustee for the benefit of the certificateholders. The depositor will represent that following the transfer of the Mortgage Loans to it by the sellers, the depositor had good title to the Mortgage Loans and that each of the mortgage notes was subject to no offsets, defenses or counterclaims. The depositor will make no other representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer’s contractual servicing obligations under the pooling and servicing agreement.

The statistical information with respect to the Initial Mortgage Loans set forth in this prospectus supplement is based on the Stated Principal Balance of each Initial Mortgage Loan as of the later of (x) December 1, 2006 and (y) the date of origination of that Initial Mortgage Loan (referred to as the “initial cut-off date”). The depositor believes that the information set forth in this prospectus supplement regarding the Initial Mortgage Loans is representative of the characteristics of the Closing Date Mortgage Loans that will be delivered on the closing date as well as the final mortgage pool at the end of the Funding Period. However, certain Initial Mortgage Loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the Initial Mortgage Loans that are described in this prospectus supplement, although any addition or substitution will not result in a material difference in the final mortgage pool on the closing date. As a result, the initial cut-off date information regarding the Closing Date Mortgage Loans will vary somewhat from the initial cut-off date information regarding the Initial Mortgage Loans presented in this prospectus supplement.

As of the initial cut-off date, the aggregate Stated Principal Balance of the Initial Mortgage Loans in the mortgage pool was approximately $1,013,060,447, which is referred to as the “Initial Cut off Date Pool Principal Balance.” The Initial Cut-off Date Pool Principal Balance of the Mortgage Loans is subject to a variance of plus or minus 10%.

As of the initial cut-off date, approximately 86.69% of the Initial Mortgage Loans by aggregate principal balance of the Initial Mortgage Loans were originated by Countrywide Home Loans, Inc., and the remainder of the Initial Mortgage Loans were originated by unrelated third parties.

All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties. Substantially all of the Initial Mortgage Loans have original terms to maturity of 30 years or 40 years. The principal balance of each Initial Mortgage Loan as of the initial cut-off date reflects the application of scheduled payments of principal due on the Initial Mortgage Loan on or prior to the initial cut-off date, whether or not received, and any amounts of Deferred Interest added to the Stated Principal Balance of such Initial Mortgage Loan as a result of negative amortization (as described below). Whenever reference is made in this prospectus supplement to a percentage of some or all of the Initial Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such Initial Mortgage Loans as of the initial cut-off date, unless otherwise specified.

All of the Initial Mortgage Loans provide that payments are due on the first day of each month (the “Due Date”). Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as “scheduled payments”) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

Except for certain of the Initial Mortgage Loans as specified in the table below, the borrowers may prepay their Mortgage Loans at any time without payment of a prepayment charge. Any prepayment charges received on the Mortgage Loans will only be distributed to the Class X Certificates.

Number of Initial Mortgage Loans with Prepayment Charges	Percentage of Aggregate Initial Cut-off Date Stated Principal Balance
2,062	75.08%

The mortgage rate (the “Mortgage Rate”) of each of the Mortgage Loans will adjust in accordance with the terms of the related Mortgage Note. The Mortgage Loans will provide for the adjustment to their respective Mortgage Rates at the end of the initial fixed-rate period, if any, and monthly thereafter (each such date, an “Adjustment Date”) to equal the sum of the applicable Mortgage Index and the fixed percentage amount specified in the related mortgage note (the “Gross Margin”). The “Mortgage Index” for the Mortgage Rate (i) for substantially all of the Initial Mortgage Loans is the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)” (“One-Year MTA”), (ii) for some of the Initial Mortgage Loans is the monthly weighted average cost of funds for depository institutions that have home offices located in Arizona, California or Nevada and that are members of the Eleventh District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco as most recently available generally as of a day specified in the related note (“Eleventh District COFI”) and (iii) for some of the Initial Mortgage Loans is the London interbank offered rate for one-month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of the first day of the month prior to the month of such Adjustment Date (with respect to the Mortgage Loans, “One-Month LIBOR”). If a Mortgage Index is no longer available, the Mortgage Index will be a new index selected by the master servicer based on comparable information.

All of the Mortgage Loans are “Negative Amortization Loans.” The Mortgage Rates for the Negative Amortization Loans are generally fixed for the one to three month period beginning with the month prior to the month in which the first scheduled payment occurs under the mortgage note (and the related Mortgage Rate during such time period generally is less than the sum of the applicable Mortgage Index and the related Gross Margin) and then they adjust monthly, but the scheduled payments on the Negative Amortization Loans adjust annually on a date specified in the related mortgage note, subject to the conditions (the “Payment Caps”) that:

•
the amount of the monthly payment (with the exception of the fifth or tenth payment adjustment date, as applicable, and each fifth payment adjustment date thereafter and the final payment adjustment date) will not increase by an amount that is more than 7.50% of the monthly payment prior to the adjustment,

•
as of the fifth payment adjustment date and on the same date every fifth year thereafter or, in the case of approximately 52.80% of the Initial Mortgage Loans, by aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date, as of the tenth payment adjustment date and on the same date every fifth year thereafter and, in each case, on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in the first bullet point above, and

•
if the unpaid principal balance exceeds 110% or 115%, as applicable, of the original principal balance due to Deferred Interest, the monthly payment will be recast without regard to the limitation in the first bullet point above in order to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining amortization term.

Since the Mortgage Rates on the Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to amortize fully the principal balance of the Negative Amortization Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, Negative Amortization Loans may be subject to:

•
reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule),

•
negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (which is referred to as “Deferred Interest”), or

•
accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule).

Any Deferred Interest is added to the principal balance of the applicable Negative Amortization Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due in the immediately preceding Due Period.

Approximately 0.02% of the Initial Mortgage Loans, by aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date, are 40/30 Balloon Mortgage Loans (the “Balloon Loans”). A “40/30 Balloon Mortgage Loan” has an original amortization term of 40 years and an original term to maturity of 30 years.

Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the “Maximum Mortgage Rate”). After the introductory period of one to three months during which the Mortgage Rate is fixed, each Mortgage Loan specifies a lifetime minimum interest rate (the “Minimum Mortgage Rate”), which is generally equal to the Gross Margin for that Mortgage Loan.

The earliest first payment date for any Initial Mortgage Loan was February 2005. The earliest stated maturity date of any Initial Mortgage Loan is January 2035. The latest stated maturity date of any Initial Mortgage Loan is January 2047.

As of the closing date, all payments with respect to each Initial Mortgage Loan due prior to the initial cut-off date have been made. As of each Supplemental Transfer Date, all payments with respect to each related Supplemental Mortgage Loan due prior to the related Supplemental Cut-off Date will have been made.

The following table sets forth the number of Initial Mortgage Loans, the aggregate Stated Principal Balance of those Initial Mortgage Loans and the percentage of the Initial Mortgage Loans that have been delinquent for 30 or more days, one or more times in the twelve months preceding the cut-off date:

Delinquency Status	Number of Initial Mortgage Loans	Aggregate Principal Balance of Initial Mortgage Loans	Percentage of Initial Mortgage Loans
1 × 30	5	$1,887,095	0.19%
1 × 60	2	$395,096	0.04%
1 × 90	2	$549,288	0.05%
2 × 30	4	$1,677,856	0.17%
Total	13	$4,509,335	0.45%

Delinquencies with respect to the Mortgage Loans will be recognized in accordance with the methodology used by the Mortgage Bankers Association of America. Under this methodology, a Mortgage Loan is considered “30 days delinquent” if the borrower fails to make a scheduled monthly payment prior to the close of business on the day immediately preceding the Due Date for the next scheduled monthly payment. A similar methodology is used for determining whether a Mortgage Loan is 60 days delinquent. For example, a Mortgage Loan will be considered 30 days delinquent if the borrower fails to make a scheduled monthly payment originally due on March 1 by the close of business on March 31, and it will be considered 60 days delinquent if the borrower fails to make that scheduled monthly payment by April 30.

As of the initial cut-off date, no Initial Mortgage Loan was subject to a buydown agreement.

No Initial Mortgage Loan had a Loan-to-Value Ratio at origination of more than 95.00%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage for mortgage loans with terms to maturity of between 25 and 30 years is, generally,

•	12% for Loan-to-Value Ratios between 80.01% and 85.00%,

•	25% for Loan-to-Value Ratios between 85.01% and 90.00%,

•	30% for Loan-to-Value Ratios between 90.01% and 95.00%, and

•	35% for Loan-to-Value Ratios between 95.01% and 100%.

Generally, the specified coverage percentage for mortgage loans with terms to maturity of up to 20 years ranges from

•	6% to 12% for Loan-to-Value Ratios between 80.01% to 85.00%,

•	12% to 20% for Loan-to-Value Ratios between 85.01% to 90.00%, and

•	20% to 25% for Loan-to-Value Ratios between 90.01% to 95.00%.

The required coverage percentage of mortgage insurance is determined by the type, term and Loan-to-Value Ratio of the mortgage loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage level may vary from the foregoing. With regard to approximately 2.84% of the Initial Mortgage Loans, by aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Initial Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan to Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of any lender acquired mortgage insurance Mortgage Loans, unless otherwise provided in the mortgage note or otherwise prohibited by law.

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is the Collateral Value. The “Collateral Value” is,

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Process.”

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Process” in this prospectus supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

The following information sets forth certain characteristics of the Initial Mortgage Loans as of the initial cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date. The sum in any column of the following tables may not equal the indicated value due to rounding. In addition, each weighted average FICO credit score set forth below has been calculated without regard to any Initial Mortgage Loan for which the FICO credit score is not available.

INITIAL MORTGAGE LOANS

Loan Program

Loan Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
One-Year MTA - 40/30 Balloon	1	$232,586	0.02%	232,586	8.258	352	666	80.00
Eleventh District COFI	5	1,831,623	0.18	366,325	5.716	410	734	75.99
One-Month LIBOR	100	32,549,396	3.21	325,494	7.398	373	725	72.29
One-Year MTA	2,517	978,446,842	96.58	388,735	5.604	404	711	74.43
Total	2,623	$1,013,060,447	100.00%

Current Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Less than 50,000.01	2	$59,060	0.01%	29,530	4.648	434	672	69.68
50,000.01-100,000.00	49	3,777,173	0.37	77,085	6.034	374	712	69.33
100,000.01-150,000.00	180	23,067,624	2.28	128,153	6.388	385	721	75.77
150,000.01-200,000.00	345	61,766,501	6.10	179,033	6.066	393	713	74.83
200,000.01-250,000.00	334	75,376,760	7.44	225,679	5.884	399	712	76.12
250,000.01-300,000.00	322	89,030,303	8.79	276,492	5.690	396	713	76.54
300,000.01-350,000.00	274	88,748,252	8.76	323,899	5.848	403	711	75.36
350,000.01-400,000.00	232	87,572,959	8.64	377,470	5.868	409	705	76.49
400,000.01-450,000.00	192	81,418,857	8.04	424,057	5.399	413	712	76.10
450,000.01-500,000.00	142	67,359,529	6.65	474,363	5.355	403	716	74.19
500,000.01-550,000.00	117	61,313,233	6.05	524,045	5.408	409	711	75.81
550,000.01-600,000.00	90	52,089,003	5.14	578,767	4.842	415	714	76.38
600,000.01-650,000.00	78	49,341,724	4.87	632,586	5.106	410	696	76.76
650,000.01-700,000.00	39	26,111,435	2.58	669,524	5.839	401	713	74.60
700,000.01-750,000.00	36	26,208,598	2.59	728,017	4.686	392	734	72.16
750,000.01-1,000,000.00	114	99,607,934	9.83	873,754	5.494	404	714	71.90
1,000,000.01-1,500,000.00	45	57,181,608	5.64	1,270,702	5.384	404	712	67.69
1,500,000.01-2,000,000.00	16	27,538,425	2.72	1,721,152	6.544	406	735	64.24
Greater than 2,000,000.00	16	35,491,472	3.50	2,218,217	7.360	396	688	70.94
Total	2,623	$1,013,060,447	100.00%
___________
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans was approximately $386,222.

Original Principal Balances

Range of Original Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Less than 50,000.01	1	$36,800	0.00%	36,800	2.750	480	623	80.00
50,000.01 - 100,000.00	50	3,877,223	0.38	77,544	6.078	374	713	69.39
100,000.01 - 150,000.00	183	23,574,370	2.33	128,822	6.413	384	720	75.43
150,000.01 - 200,000.00	344	61,787,941	6.10	179,616	6.067	394	714	75.11
200,000.01 - 250,000.00	340	76,785,224	7.58	225,839	5.926	399	711	75.80
250,000.01 - 300,000.00	327	90,949,945	8.98	278,134	5.746	396	712	76.67
300,000.01 - 350,000.00	263	85,521,212	8.44	325,176	5.755	404	712	75.33
350,000.01 - 400,000.00	244	92,497,990	9.13	379,090	5.999	408	703	76.34
400,000.01 - 450,000.00	186	79,415,870	7.84	426,967	5.323	413	715	76.09
450,000.01 - 500,000.00	140	66,756,838	6.59	476,835	5.326	402	715	74.18
500,000.01 - 550,000.00	112	58,836,939	5.81	525,330	5.295	411	712	76.10
550,000.01 - 600,000.00	92	53,344,282	5.27	579,829	4.936	414	713	76.10
600,000.01 - 650,000.00	84	53,422,314	5.27	635,980	5.317	407	699	76.82
650,000.01 - 700,000.00	31	20,930,087	2.07	675,164	5.303	409	709	74.49
700,000.01 - 750,000.00	35	25,503,973	2.52	728,685	4.584	390	735	72.08
750,000.01 - 1,000,000.00	115	100,613,372	9.93	874,899	5.516	405	714	71.91
1,000,000.01 - 1,500,000.00	44	56,176,170	5.55	1,276,731	5.344	403	712	67.60
1,500,000.01 - 2,000,000.00	18	31,552,144	3.11	1,752,897	6.777	408	728	65.20
Greater than 2,000,000.00	14	31,477,753	3.11	2,248,411	7.230	393	691	70.84
Total	2,623	$1,013,060,447	100.00%

State Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	9	$1,079,128	0.11%	119,903	7.560	384	707	78.20
Alaska	4	955,586	0.09	238,897	7.650	354	736	78.38
Arizona	83	22,409,592	2.21	269,995	6.938	390	723	75.63
Arkansas	3	2,661,612	0.26	887,204	6.650	356	709	67.01
California	938	467,841,706	46.18	498,765	5.457	420	707	73.21
Colorado	19	6,786,696	0.67	357,195	5.310	390	729	76.96
Connecticut	12	4,498,981	0.44	374,915	6.460	378	703	74.00
Delaware	7	2,615,892	0.26	373,699	6.612	377	716	77.37
District of Columbia	5	1,556,654	0.15	311,331	6.714	359	678	75.32
Florida	553	164,231,157	16.21	296,982	5.907	399	706	76.25
Georgia	24	7,670,820	0.76	319,618	5.532	388	703	72.17
Hawaii	38	19,083,020	1.88	502,185	6.582	411	743	71.88
Idaho	10	2,249,771	0.22	224,977	6.507	389	705	76.19
Illinois	92	46,449,698	4.59	504,888	3.271	369	733	68.04
Indiana	5	616,873	0.06	123,375	6.965	360	770	80.57
Iowa	2	450,030	0.04	225,015	6.160	355	745	79.20
Kentucky	5	927,906	0.09	185,581	8.361	409	744	81.80
Maryland	77	26,307,903	2.60	341,661	6.315	384	706	77.65
Massachusetts	16	5,225,545	0.52	326,597	7.748	384	707	77.16
Michigan	80	21,145,392	2.09	264,317	4.723	368	727	75.88
Minnesota	43	13,200,035	1.30	306,978	6.178	389	722	74.81
Mississippi	2	262,420	0.03	131,210	8.139	358	679	80.55
Missouri	10	2,015,723	0.20	201,572	5.632	382	738	84.26
Nevada	80	27,332,791	2.70	341,660	6.570	391	715	77.99
New Hampshire	5	1,464,486	0.14	292,897	5.374	397	716	79.51
New Jersey	60	21,800,915	2.15	363,349	5.215	374	726	76.86
New Mexico	8	2,400,972	0.24	300,122	3.788	377	733	78.74
New York	18	9,827,789	0.97	545,988	6.623	357	718	60.97
North Carolina	17	7,377,384	0.73	433,964	6.991	383	721	73.98
North Dakota	4	898,400	0.09	224,600	1.719	365	729	80.00
Ohio	39	7,390,807	0.73	189,508	5.166	385	718	78.20
Oklahoma	2	380,909	0.04	190,455	6.397	399	733	89.89
Oregon	38	10,820,209	1.07	284,742	5.318	403	713	76.18
Pennsylvania	47	13,079,791	1.29	278,293	6.096	374	719	76.41

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Rhode Island	1	114,981	0.01	114,981	8.375	350	578	90.00
South Carolina	8	6,181,429	0.61	772,679	7.272	395	703	78.46
Tennessee	8	2,087,868	0.21	260,984	7.826	435	687	78.66
Texas	43	12,409,329	1.22	288,589	7.141	397	693	77.22
Utah	29	8,029,184	0.79	276,868	6.511	378	724	75.51
Vermont	1	270,108	0.03	270,108	8.375	479	753	80.00
Virginia	77	32,200,935	3.18	418,194	5.977	397	712	77.48
Washington	77	22,843,056	2.25	296,663	6.256	405	714	76.38
West Virginia	3	603,717	0.06	201,239	6.104	438	701	78.04
Wisconsin	20	5,139,326	0.51	256,966	5.561	371	723	77.94
Wyoming	1	163,919	0.02	163,919	8.000	350	789	80.00
Total	2,623	$1,013,060,447	100.00%

_________
(1)	As of the initial cut-off date, no more than approximately 1.179% of the Initial Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01-50.00	112	$44,312,074	4.37%	395,644	4.787	392	737	41.39
50.01-55.00	52	21,205,147	2.09	407,791	4.432	389	740	53.29
55.01-60.00	85	38,571,482	3.81	453,782	5.999	400	723	58.16
60.01-65.00	103	48,267,596	4.76	468,617	5.718	396	713	63.47
65.01-70.00	323	129,311,943	12.76	400,347	5.424	405	717	69.04
70.01-75.00	281	142,786,239	14.09	508,136	6.253	400	708	74.07
75.01-80.00	1,431	527,253,785	52.05	368,451	5.441	407	708	79.65
80.01-85.00	20	4,453,689	0.44	222,684	6.426	391	697	83.56
85.01-90.00	140	36,423,939	3.60	260,171	7.426	398	706	89.44
90.01-95.00	76	20,474,552	2.02	269,402	7.852	400	706	94.81
Total	2,623	$1,013,060,447	100.00%
_________
(1)	As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 74.37%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.501 - 1.000	162	$57,017,211	5.63%	351,958	1.000	361	704	74.67
1.001 - 1.500	310	118,602,102	11.71	383,282	1.376	414	718	75.15
1.501 - 2.000	273	131,030,930	12.93	479,967	1.838	387	723	69.75
2.001 - 2.500	124	49,445,209	4.88	398,752	2.347	394	686	73.97
2.501 - 3.000	60	18,997,889	1.88	316,631	2.856	443	660	79.44
3.001 - 3.500	20	5,360,677	0.53	268,034	3.363	427	681	80.26
3.501 - 4.000	8	1,858,420	0.18	232,303	3.818	403	686	83.17
4.001 - 4.500	5	827,186	0.08	165,437	4.375	360	700	93.17
4.501 - 5.000	10	2,846,282	0.28	284,628	4.837	383	690	90.98
5.001 - 5.500	4	1,025,357	0.10	256,339	5.371	393	672	93.63
5.501 - 6.000	5	1,051,767	0.10	210,353	5.725	360	708	91.16
6.001 - 6.500	9	7,299,481	0.72	811,053	6.326	377	711	66.65
6.501 - 7.000	51	22,793,720	2.25	446,936	6.851	372	737	71.98
7.001 - 7.500	141	49,792,643	4.92	353,139	7.305	379	730	73.22
7.501 - 8.000	443	164,387,131	16.23	371,077	7.839	403	724	73.48
8.001 - 8.500	796	314,482,159	31.04	395,078	8.291	417	705	75.06
8.501 - 9.000	136	48,389,861	4.78	355,808	8.715	431	697	76.80
9.001 - 9.500	53	14,797,120	1.46	279,191	9.276	376	714	88.00
9.501 - 10.000	13	3,055,302	0.30	235,023	9.707	366	660	90.92
Total	2,623	$1,013,060,447	100.00%
__________
(1)
The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans was approximately 5.662% per annum. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 5.638% per annum.

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	1,680	$648,356,207	64.00%	385,926	5.576	403	709	73.88
Planned Unit Development	458	204,071,179	20.14	445,570	5.837	401	717	74.80
Condominium	291	80,068,961	7.90	275,151	5.826	404	721	77.79
2-4 Family Residence	140	59,192,015	5.84	422,800	5.462	414	710	72.78
High-rise Condominium	54	21,372,086	2.11	395,779	6.550	392	715	76.32
Total	2,623	$1,013,060,447	100.00%

Purpose of Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (cash-out)	1,084	$402,086,022	39.69%	370,928	5.484	409	707	72.23
Purchase	811	298,423,586	29.46	367,970	5.987	401	721	78.49
Refinance(rate/term)	728	312,550,839	30.85	429,328	5.581	398	708	73.19
Total	2,623	$1,013,060,447	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Owner Occupied	2,117	$860,593,110	84.95%	406,515	5.604	403	710	74.41
Investment Property	304	86,321,185	8.52	283,951	5.733	420	719	72.43
Secondary Residence	202	66,146,152	6.53	327,456	6.321	391	726	76.40
Total	2,623	$1,013,060,447	100.00%
___________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
480	476	$207,765,952	20.51%	436,483	4.718	480	701	74.65
479	278	109,365,214	10.80	393,400	8.120	479	717	75.00
478	80	27,768,144	2.74	347,102	8.135	478	707	76.54
477	33	12,693,720	1.25	384,658	8.040	477	709	77.68
476	14	6,254,968	0.62	446,783	8.434	476	662	76.74
475	13	3,921,597	0.39	301,661	8.139	475	726	77.58
474	15	6,088,684	0.60	405,912	8.264	474	737	79.27
473	7	2,127,053	0.21	303,865	8.407	473	685	75.41
471	1	704,625	0.07	704,625	8.375	471	703	75.00
360	716	267,481,337	26.40	373,577	3.426	360	710	74.30
359	471	184,437,332	18.21	391,587	5.859	359	710	74.36
358	150	66,543,100	6.57	443,621	6.888	358	725	72.00
357	61	20,157,906	1.99	330,457	7.972	357	729	70.50
356	45	15,638,211	1.54	347,516	7.880	356	726	74.81
355	50	21,111,572	2.08	422,231	8.075	355	727	73.16
354	57	16,421,317	1.62	288,093	8.030	354	732	76.27
353	26	7,034,029	0.69	270,540	8.145	353	722	73.02
352	46	13,168,639	1.30	286,275	7.636	352	731	74.69
351	40	10,768,100	1.06	269,202	7.429	351	729	72.80
350	34	9,812,933	0.97	288,616	7.376	350	727	72.98
349	3	894,948	0.09	298,316	7.542	349	774	67.97
348	1	378,993	0.04	378,993	8.250	348	704	77.55
344	1	151,329	0.01	151,329	7.287	344	768	80.00
343	1	120,627	0.01	120,627	8.000	343	807	80.00
342	1	384,663	0.04	384,663	7.875	342	740	67.27
341	1	918,813	0.09	918,813	7.500	341	747	75.00
339	1	310,556	0.03	310,556	7.500	339	615	42.25
337	1	636,085	0.06	636,085	7.750	337	581	80.00
Total	2,623	$1,013,060,447	100.00%
____________
(1)	As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 403 months.

Documentation Programs

Documentation Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	1,670	$724,463,002	71.51%	433,810	5.565	409	710	74.06
Stated Income/Stated Asset	254	76,301,998	7.53	300,402	5.469	408	729	72.43
Full/Alternative	630	182,172,679	17.98	289,163	6.595	384	715	75.84
No Ratio	37	18,063,329	1.78	488,198	3.160	383	684	78.50
Preferred	2	540,551	0.05	270,276	8.500	357	796	63.67
No Income/No Asset	30	11,518,888	1.14	383,963	2.073	366	707	77.31
Total	2,623	$1,013,060,447	100.00%

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
501-520	1	$309,458	0.03%	309,458	8.250	352	520	89.82
561-580	4	1,225,389	0.12	306,347	8.581	422	576	79.37
581-600	3	961,163	0.09	320,388	7.593	342	585	70.32
601-620	24	9,979,384	0.99	415,808	6.802	422	615	70.13
621-640	156	59,317,518	5.86	380,241	5.614	408	631	75.26
641-660	231	85,221,656	8.41	368,925	5.768	411	651	75.29
661-680	311	119,392,414	11.79	383,898	5.339	407	670	76.84
681-700	404	163,290,471	16.12	404,184	5.672	409	692	76.34
701-720	349	141,059,366	13.92	404,182	5.710	403	710	73.95
721-740	321	126,401,385	12.48	393,774	5.669	409	731	75.22
741-760	277	101,340,749	10.00	365,851	5.535	395	750	73.45
761-780	250	94,847,941	9.36	379,392	5.907	394	771	72.13
781-800	185	66,833,646	6.60	361,263	5.156	394	789	71.28
801-820	71	27,514,637	2.72	387,530	5.859	397	807	66.97
821-840	1	330,000	0.03	330,000	1.000	360	823	39.05
Unknown	35	15,035,271	1.48	429,579	7.335	364	N/A	72.21
Total	2,623	$1,013,060,447	100.00%

(1)	As of the initial cut-off date, the non-zero weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans was approximately 712.

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	561	$252,440,997	24.92%	449,984	5.294	378	734	71.29
6	1	368,719	0.04	368,719	1.000	359	629	80.00
12	120	49,628,185	4.90	413,568	4.852	420	714	75.07
24	14	4,804,788	0.47	343,199	1.751	359	687	80.02
30	1	166,500	0.02	166,500	8.000	480	676	90.00
36	1,925	705,266,595	69.62	366,372	5.878	412	704	75.38
60	1	384,663	0.04	384,663	7.875	342	740	67.27
Total	2,623	$1,013,060,447	100.00%

Months to Next Adjustment Date(1)

Months to Next Adjustment Date	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1	2,483	$936,237,397	92.42%	377,059	5.958	406	709	74.97
2	56	35,728,267	3.53	638,005	1.974	365	749	63.08
3	84	41,094,783	4.06	489,224	2.123	368	742	70.41
Total	2,623	$1,013,060,447	100.00%

__________
(1)	As of the initial cut-off date, the weighted average months to the next Adjustment Date of the Initial Mortgage Loans was approximately 1 month.

Gross Margins(1)

Range of Gross Margins (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.001 - 2.000	17	$12,665,337	1.25%	745,020	5.662	390	712	67.47
2.001 - 3.000	445	166,733,279	16.23	369,533	6.430	388	729	73.24
3.001 - 4.000	1,976	772,898,475	76.29	391,143	5.487	408	709	74.05
4.001 - 5.000	174	60,643,860	5.99	348,528	5.772	382	696	82.34
5.001 - 6.000	11	2,410,538	0.24	219,140	6.786	370	675	90.91
Total	2,623	$1,013,060,447	100.00%
____________
(1)	As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans was approximately 3.393%.

Maximum Mortgage Rates(1)

Range of Maximum Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
8.001 - 9.000	1	$85,638	0.01%	85,638	8.375	352	622	75.00
9.001 - 10.000	2,535	977,501,124	96.49	385,602	5.621	403	712	74.30
10.001 - 11.000	53	22,091,522	2.18	416,821	7.702	431	715	74.34
11.001 - 12.000	28	11,387,416	1.12	406,693	4.714	373	700	78.17
12.001 - 13.000	2	397,824	0.04	198,912	8.395	359	652	80.00
13.001 - 14.000	4	1,596,924	0.16	399,231	8.252	434	735	90.09
Total	2,623	$1,013,060,447	100.00%

(1)	As of the initial cut-off date, the weighted average Maximum Mortgage Rate of the Initial Mortgage Loans was approximately 9.983% per annum.

Next Interest Adjustment Dates

Next Interest Adjustment Date	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
January 2007	2,304	$861,869,374	85.08%	374,075	6.057	405	710	74.97
February 2007	235	110,096,290	10.87	468,495	3.893	403	714	71.17
March 2007	79	39,388,933	3.89	498,594	2.126	369	742	70.11
April 2007	5	1,705,850	0.17	341,170	2.058	360	735	77.33
Total	2,623	$1,013,060,447	100.00%

Fixed Mortgage Rate Period(1)

Fixed Mortgage Rate Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1	2,451	$918,969,484	90.71%	374,937	6.001	407	708	75.17
3	172	94,090,964	9.29	547,040	2.348	367	744	66.58
Total	2,623	$1,013,060,447	100.00%
____________
(1)
During this period of time after origination, the Initial Mortgage Rates on the applicable Initial Mortgage Loans are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

Minimum Mortgage Rates(1)

Range of Minimum Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.001 - 2.000	17	$12,665,337	1.25%	745,020	5.662	390	712	67.47
2.001 - 3.000	445	164,442,237	16.23	369,533	6.430	389	729	73.24
3.001 - 4.000	1,976	772,898,475	76.29	391,143	5.487	408	709	74.05
4.001 - 5.000	174	60,643,860	5.99	348,528	5.772	382	696	82.34
5.001 - 6.000	11	2,410,538	0.24	219,140	6.786	370	675	90.91
Total	2,623	$1,013,060,447	100.00%
(1)	As of the initial cut-off date, the weighted average Minimum Mortgage Rate of the Initial Mortgage Loans was approximately 3.393% per annum.

Maximum Negative Amortization(1)

Maximum Negative Amortization (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate(%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
110	174	$75,160,451	7.42%	431,957	4.567	371	698	74.22
115	2,449	937,899,997	92.58	382,973	5.750	406	713	74.38
Total	2,623	$1,013,060,447	100.00%
___________
(1)	Reflects maximum allowable percentage of original unpaid principal balance.

Initial Recast Period(1)

Initial Recast Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	% of Initial Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate(%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to- Value Ratio (%)
60	1,308	$478,188,555	47.20%	365,588	5.980	388	717	73.52
120	1,315	534,871,892	52.80	406,747	5.378	416	707	75.13
Total	2,623	$1,013,060,447	100.00%
___________
(1)
At the end of this period and every fifth year thereafter, the monthly payment for a Mortgage Loan is adjusted so that it is sufficient to amortize fully the then unpaid principal balance of the Mortgage Loan over its remaining amortization term.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Closing Date Mortgage Loan and all right, title and interest in and to all other assets included in Alternative Loan Trust 2006-OA21, including all principal and interest received on or with respect to the Closing Date Mortgage Loans, but not any principal and interest due on or before the initial cut-off date, and amounts on deposit in the Pre-Funding Account and Capitalized Interest Account on the closing date.

In connection with the transfer and assignment of a Mortgage Loan, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things,

•
the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

•	the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon or a copy of such instrument,

•	an assignment in recordable form of the mortgage or a copy of such assignment,

•	the original or a copy of the title policy with respect to the related mortgaged property, and

•
if applicable, all recorded intervening assignments of the mortgage or copies thereof and any riders or modifications to the mortgage note and mortgage or copies thereof (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor).

With respect to up to 50% of the Closing Date Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date and not later than twenty days after the relevant Supplemental Transfer Date (as defined below) with respect to up to 90% of the Supplemental Mortgage Loans (as defined below) conveyed on such Supplemental Transfer Date. Assignments of the Mortgage Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, recording is not required to protect the trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or any seller or a transferor, as the case may be. The depositor expects that substantially all of the assignments will not be recorded based on an opinion of counsel.

The trustee will hold the mortgage loan documents in trust for the benefit of the holders of the certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. The trustee will review each mortgage file relating to the Closing Date Mortgage Loans within 90 days of the closing date (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date) and, with respect to the documents relating to the Supplemental Mortgage Loans, promptly after the trustee’s receipt thereof after the related Supplemental Transfer Date as described above. If any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans will be obligated to repurchase the related Mortgage Loan from the issuing entity at the purchase price described in the prospectus under “Loan Program—Representations by Sellers; Repurchases.” Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove the Mortgage Loan (referred to as a “deleted mortgage loan”) from the issuing entity and substitute in its place another mortgage loan (referred to as a “replacement mortgage loan”); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

•
have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by Countrywide Home Loans in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a “Substitution Adjustment Amount”)),

•	have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the deleted mortgage loan,

•	have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the deleted mortgage loan,

•
have the same Mortgage Index, reset period, payment cap and recast provisions as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

•	have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

•	have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

•	comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee or copies thereof and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage or copies thereof, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS® System may, at the discretion of the master servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS® System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

Conveyance of Supplemental Mortgage Loans

If the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the initial cut-off date is less than $1,315,000,000, an account (the “Pre-funding Account”) will be established with the trustee on the closing date and funded in an amount equal to the excess of the related amount (the “Pre-funded Amount”) set forth above over the balance of the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the initial cut-off date. The pre-funded amount will not exceed 25% of the aggregate Class Certificate Balance of all classes of Certificates. Amounts on deposit in Pre-funding Account may be used to purchase mortgage loans after the closing date to be included in the mortgage pool. Such mortgage loans are referred to as Supplemental Mortgage Loans.

Any investment income earned from amounts in the Pre-funding Account will be paid to the depositor and will not be available for payments on the certificates. During the period from the closing date to the earlier of the date on which the amount in the Pre-funding Account allocated to purchase Supplemental Mortgage Loans is less than $150,000 and January 31, 2007 (the “Funding Period”), the depositor is expected to purchase Supplemental Mortgage Loans from one or more of the sellers and sell those Supplemental Mortgage Loans to the issuing entity as described below. The purchase price for each Supplemental Mortgage Loan purchased by the issuing entity after the closing date will equal the Stated Principal Balance of the Supplemental Mortgage Loan as of the later of the first day of the month of the transfer to the issuing entity and the date of origination of that mortgage loan (the related “Supplemental Cut-off Date”) and will be paid from the Pre-funding Account. Accordingly, the purchase of Supplemental Mortgage Loans will decrease the amount on deposit in the Pre-funding Account and increase the Stated Principal Balance of the Mortgage Loans.

Because some of the Mortgage Loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the Initial Mortgage Loans to pay all the interest due on the certificates on the first and possibly the second Distribution Dates. A capitalized interest account (the “Capitalized Interest Account”) will be established and funded on the closing date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on the Distribution Date during and, if necessary, immediately following the Funding Period as a result of the supplemental loan mechanism. Any amounts remaining in the Capitalized Interest Account after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countywide Home Loans and will not thereafter be available for distribution to certificateholders.

Amounts on deposit in the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments. The Pre-funding Account and the Capitalized Interest Account will not be assets of any REMIC.

Pursuant to the pooling and servicing agreement and a supplemental transfer agreement (a “Supplemental Transfer Agreement”) to be executed by the applicable seller, the depositor and the trustee, the conveyance of Supplemental Mortgage Loans may be made on any business day during the Funding Period (a “Supplemental Transfer Date”), subject to the fulfillment of certain conditions in the pooling and servicing agreement, including that the Supplemental Mortgage Loans conveyed on the related Supplemental Transfer Date satisfy the same representations and warranties in the pooling and servicing agreement applicable to all of the Mortgage Loans, and that, as of the Supplemental Cut-off Date:

•	the Supplemental Mortgage Loans conveyed on that Supplemental Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

•	the trustee receives an opinion of counsel with respect to the validity of the conveyance of the Supplemental Mortgage Loans conveyed on that Supplemental Transfer Date,

•	the Supplemental Mortgage Loans conveyed on that Supplemental Transfer Date were originated in accordance with the underwriting standards described in this prospectus supplement,

•	the conveyance of the Supplemental Mortgage Loans on that Supplemental Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the offered certificates, and

•
following the conveyance of the Supplemental Mortgage Loans on that Supplemental Transfer Date to the issuing entity, the characteristics of the mortgage pool will not vary by more than the permitted variance specified below from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Closing Date Mortgage Loan will be taken as of the initial cut-off date and the characteristics for any Supplemental Mortgage Loan will be taken as of the related Supplemental Cut-off Date:

Characteristic		Permitted Variance or Range
Average Stated Principal Balance	$386,222	10%
Weighted Average Mortgage Rate	5.662%	20 bps
Weighted Average Original Loan-to-Value Ratio	74.37%	5%
Weighted Average Remaining Term to Maturity	403 months	3 months
Weighted Average FICO Credit Score with Known FICO Score	712	5 points
Weighted Average Maximum Mortgage Rate	9.983%	5%
Weighted Average Minimum Mortgage Rate	3.393%	5%
Weighted Average Months to Next Rate Adjustment	1 month	1 month
Weighted Average Months to Next Payment Adjustment	12 months	2 months
Weighted Average Gross Margin	3.393%	5%
Weighted Average Expense Fee Rate	0.408%	5%

Underwriting Process

General

The Mortgage Loans that will be transferred to the issuing entity other than those originated or acquired by Countrywide Home Loans have been originated or acquired in accordance with the procedures set forth in the prospectus under “Loan Program—Underwriting Standards.”

Countrywide Home Loans, Inc.

Approximately 86.69% of the Initial Mortgage Loans, by aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date, were originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under “Loan Program—Underwriting Standards” in the prospectus.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its Mortgage Loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”). Approximately 0.05% of the Initial Mortgage Loans by aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date have been underwritten pursuant to Countrywide Home Loans’ Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans permits its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

As of the initial cut-off date, approximately 0.12% of the Initial Mortgage Loans, by aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date, have been originated by Countrywide Home Loans under the No Income/No Asset Documentation Program.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

As of the initial cut-off date, approximately 6.88% of the Initial Mortgage Loans, by aggregate Stated Principal Balance of the Initial Mortgage Loans as of the initial cut-off date, have been originated by Countrywide Home Loans under the Stated Income/Stated Asset Program.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Servicing of Mortgage Loans

General

The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer has agreed to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The master servicer has also agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The master servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans. It is expected that Countrywide Home Loans Servicing LP will directly service substantially all of the Mortgage Loans.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

Except as otherwise indicated, reference in the remainder of this section to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and September 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,244.311 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Ten Months Ended December 31,	Years Ended December 31,				Nine Months Ended September 30,
	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	504,975	999,448	1,517,743	846,395	809,630	559,501
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$109,872
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	32.9%
Conventional Non-conforming Loans Number of Loans	137,593	277,626	554,571	509,711	826,178	479,627
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$148,652
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	44.5%
FHA/VA Loans Number of Loans	118,734	157,626	196,063	105,562	80,528	65,618
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$9,436
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	164,503	316,049	453,817	587,046	683,887	519,895
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$35,229
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.6%
Nonprime Mortgage Loans Number of Loans	43,359	63,195	124,205	250,030	278,112	188,558
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$30,545
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.2%
Total Loans Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,813,199
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$333,734
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	53%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	48%
_________
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

•	collecting, aggregating and remitting mortgage loan payments;

•	accounting for principal and interest;

•	holding escrow (impound) funds for payment of taxes and insurance;

•	making inspections as required of the mortgaged properties;

•	preparation of tax related information in connection with the mortgage loans;

•	supervision of delinquent mortgage loans;

•	loss mitigation efforts;

•	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

•	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the borrower with these statements.

Collection Procedures

When a borrower fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the borrower a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

Servicing Compensation and Payment of Expenses

The “Expense Fee Rate” is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

The expense fees consist of:

•
the master servicing fee payable to the master servicer in respect of its servicing activities (the “Master Servicing Fee”) with respect to each Mortgage Loan, equal to one-twelfth of the stated principal balance of that Mortgage Loan multiplied by the Master Servicing Fee Rate,

•	fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

•	lender paid mortgage insurance premiums, if any.

The “Master Servicing Fee Rate” for each Mortgage Loan is 0.375% per annum.

In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under “—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans” in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under “Description of the Certificates—Fees and Expenses”.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the “Compensating Interest”).

If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to the certificateholders will be reduced by the amount of the excess. See “Description of the Certificates—Interest” in this prospectus supplement.

Advances

Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to:

•
the aggregate of payments of principal and interest on the Mortgage Loans (net of the related Master Servicing Fee) that were due on the related Due Date and that were delinquent on the related Determination Date; and

•
an amount equivalent to interest (net of the Master Servicing Fee Rate) on each Mortgage Loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

The “Determination Date” is the 15th day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the master servicer delivers an officer’s certificate to the trustee indicating that the Advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

The Issuing Entity

In connection with the issuance of the certificates, the depositor has formed Alternative Loan Trust 2006-OA21, a common law trust created under the laws of the State of New York, pursuant to the pooling and servicing agreement. Alternative Loan Trust 2006-OA21 is referred to in this prospectus supplement as the “issuing entity” and is referred to in the prospectus as the “trust” or “trust fund”. The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

The issuing entity’s activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”

Static Pool Data

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200612. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

•	in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s Mortgage Loans will perform in the same way that any of those pools has performed.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2006-OA21 will consist of the Class A-1, Class A-2, Class A-3, Class X, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class B-1, Class B-2 and Class B-3 Certificates. Only the classes of certificates listed on the cover page are offered by this prospectus supplement (the “offered certificates”). The Class B-1, Class B-2 and Class B-3 Certificates are not offered by this prospectus supplement. Any information presented in this prospectus supplement with respect to the Class B-1, Class B-2 and Class B-3 Certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this prospectus supplement, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class X and Class A-R Certificates
Subordinated Certificates	Class M and Class B Certificates
LIBOR Certificates	Class A-1, Class A-2, Class A-3, Class M and Class B Certificates
Class M Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates
Class B Certificates	Class B-1, Class B-2 and Class B-3 Certificates
IO Components	Class X IO-1 and Class X IO-2 Components
PO Components	Class X PO-1 and Class X PO-2 Components
Offered Certificates	Senior Certificates and Class M Certificates
Private Certificates	Class B-1, Class B-2 and Class B-3 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class A-1 Certificates	Senior/Floating Pass-Through Rate/Super Senior
Class A-2 Certificates	Senior/Floating Pass-Through Rate/Super Senior/Support
Class A-3 Certificates	Senior/Floating Pass-Through Rate/ Support
Class X Certificates	Senior/Variable Pass-Through Rate/Component
Class A-R Certificates	Senior/Variable Pass-Through Rate/Residual
Subordinated Certificates	Subordinate/Floating Pass-Through Rate

The Class X Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates.

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $1,167,063,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 88.75% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M-1	2.00%
Class M-2	2.00%
Class M-3	0.75%
Class M-4	0.75%
Class M-5	0.75%
Class M-6	0.50%
Class M-7	0.50%
Class M-8	0.50%
Class M-9	0.50%
Class M-10	1.30%
Class B-1	0.40%
Class B-2	0.40%
Class B-3	0.90%

The initial Class Certificate Balances or initial Notional Amounts of the certificates may vary in the aggregate by plus or minus 10%.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Class X Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class, reduced by the sum of

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class,

and, increased by

•
the amount of Net Deferred Interest incurred by the Mortgage Loans and allocated to such class of certificates, as described in this prospectus supplement under “Description of the Certificates—Interest”;

provided, however to the extent Realized Losses have been allocated to the Class Certificate Balances or Component Principal Balances of the certificates or components, the Class Certificate Balances or Component Principal Balances of the classes to which the Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any related class of certificates or component, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance or Component Principal Balance of that class of certificates or component. See “Application of Liquidation Proceeds” in the prospectus.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the sum of the pool principal balance and the amount on deposit in the Pre-Funding Account.

The calculation of the Class Certificate Balance of the Class X Certificates is described under “—Component Class” below.

Component Class

Solely for purposes of calculating distributions of principal and interest and the allocation of Realized Losses and Net Deferred Interest, the Class X Certificates will be made up of the components having the designations, initial Component Principal Balances and initial Component Notional Amounts set forth below.

Class	Component Designation	Initial Component Principal Balance	Initial Component Notional Amount
Class X Certificates	Class X IO-1 Component	N/A	$ 1,167,063,000
	Class X IO-2 Component	N/A	$ 147,936,900
	Class X PO-1 Component	$0	N/A
	Class X PO-2 Component	$0	N/A

The initial Component Notional Amounts set forth in the preceding table may vary by plus or minus 10%. The components comprising the Class X Certificates will not be separately transferable from such class of certificates.

The “Class Certificate Balance” of the Class X Certificates will equal the aggregate Component Principal Balance of its PO Components, and the “Notional Amount” of the Class X Certificates will equal the aggregate Component Notional Amount of its IO Components.

IO Components. Each of the Class X IO-1 and Class X IO-2 Components is referred to as an “IO Component.” An IO Component will not have a Component Principal Balance and is not entitled to any distributions in respect of principal, but will bear interest on its respective outstanding Component Notional Amount.

For the interest accrual period related to any Distribution Date, the “Component Notional Amount” of the IO Components will be equal to:

•
for the Class X IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to that Distribution Date and (ii) the Component Principal Balance of the Class X PO-1 Component immediately prior to that Distribution Date,

•
for the Class X IO-2 Component, the sum of (1) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period and the amount on deposit in the Pre-Funding Account over the sum of (a) the aggregate Class Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-R Certificates immediately prior to that Distribution Date and (b) the aggregate Component Principal Balance of the PO Components immediately prior to that Distribution Date and (2) the Component Principal Balance of the Class X PO-2 Component immediately prior to that Distribution Date.

PO Components. Each of the Class X PO-1 and Class X PO-2 Components is referred to as a “PO Component.” The PO Components do not have pass-through rates and do not bear interest.

Each PO Component will have a “Component Principal Balance” (initially, equal to zero) that will increase by:

•	the amount of Net Deferred Interest on the Mortgage Loans allocated to the IO Component with the same alpha-numeric designation, and

•	the amount of Subsequent Recoveries allocated to that PO Component as described under “—Calculation of Class Certificate Balance” above,

and will decrease by

•	all amounts actually distributed as principal of that PO Component on all prior Distribution Dates, and

•	all Realized Losses applied in reduction of principal of that PO Component on all prior Distribution Dates.

Prepayment Charges. In addition to the distributions of interest and principal described in this prospectus supplement, on each Distribution Date, the Class X Certificates will be entitled to receive all of the prepayment charges received with respect to the Mortgage Loans during the related Prepayment Period and $100 payable after the end of the last prepayment charge period.

The master servicer may not waive any prepayment charge or portion thereof unless (i) the master servicer determines that such waiver would maximize recovery of liquidation proceeds for the Mortgage Loan, taking into account the value of the prepayment charge, or (ii) (A) the enforceability of the prepayment charge is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability of the prepayment charge is otherwise limited or prohibited by applicable law. If the master servicer has waived or does not collect all or a portion of a prepayment charge relating to a principal prepayment in full or in part due to any action or omission of the master servicer, other than as provided above, the master servicer will deliver to the trustee, together with the principal prepayment in full or in part, the amount of such prepayment charge (or such portion as had been waived) for deposit into the Certificate Account, and the Class X Certificates will be entitled to receive the amount deposited by the master servicer in respect of such waived prepayment charge as if such prepayment charge was paid by the related borrower.

There is no mechanism to ensure that the correct amounts of prepayment charges or payments in lieu thereof are made. The ratings assigned to the Class X Certificates do not address the likelihood that any prepayment charges will be received by the Class X Certificates.

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates (or in the case of the Class X Certificates, the initial Notional Amount of that class of certificates) and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing (i) an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof, in the case of the LIBOR Certificates and (ii) Notional Amounts of $100,000 and integral multiples of $1 in excess thereof, in the case of the Class X Certificates. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

The LIBOR Certificates will bear interest during each interest accrual period thereafter at the applicable rate determined as described in the table under “—Interest” below. “LIBOR” applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities—Indices Applicable to Floating Rate and Inverse Floating Rate Classes—BBA Method.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this prospectus supplement, LIBOR for the next interest accrual period will be 5.350%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the initial cut-off date or supplemental cut-off date, as applicable (other than in respect of principal and interest due on the Mortgage Loans on or before the initial cut-off date or supplemental cut-off date, as applicable) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the Mortgage Loans, including Principal Prepayments,

•	all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums,

•	all payments on account of prepayment charges on the Mortgage Loans,

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures,

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible,

•
any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from any mortgaged property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”),

•	all Substitution Adjustment Amounts, and

•	all Advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•
to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses”,

•
to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan in respect of which any such Advance was made,

•
to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan, and their respective portions of the nonrecoverable advance),

•	to reimburse the master servicer for insured expenses from the related insurance proceeds,

•
to reimburse the master servicer for any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration and protection of a mortgaged property, (2) any enforcement or judicial proceedings, including foreclosures, (3) the management and liquidation of any REO Property and (4) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

•
to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase,

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement,

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account,

•
to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received on the Mortgage Loans and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account, and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any prepayment charges received on the Mortgage Loans and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). Upon termination of the Funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-Funding Account, other than the investment earnings, for distribution to the certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee, and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “—Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the Trustee Fee to the trustee,

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error), and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See “—Reports to Certificateholders” in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•	the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the depositor into the Pre-funding Account or the Capitalized Interest Account, as applicable out of the depositor’s own funds immediately as realized The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly
	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly
Expenses
Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time
Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account	Monthly
__________
(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any increase in the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The Master Servicing Fee Rate for each Initial Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under “Servicing of Mortgage Loans—Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans.”

(4)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)
Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under “—Certain Matters Regarding the Master Servicer, the Depositor and the Sellers.”

Distributions

Distributions on the certificates will be made by the trustee on the 20th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Record Date” for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this prospectus supplement, distributions on the senior certificates will be made on each Distribution Date from Available Funds. Distributions on the subordinated certificates will be based on any remaining Available Funds for the Distribution Date after giving effect to distributions on the senior certificates in the following order of priority:

•
to interest on each interest-bearing class of senior certificates and components, pro rata; provided, however, that any distribution of interest to which an IO Component is otherwise entitled (after allocation of Net Deferred Interest) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to the Class X Certificates except as described below;

•
to principal of the classes of senior certificates and components then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•
to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth in this prospectus supplement under “Description of the Certificates—Interest” and “—Principal”;

•	from amounts on deposit in the Carryover Shortfall Reserve Fund, as described in this prospectus supplement under “Description of the Certificates—Carryover Shortfall Reserve Fund”; and

•	any remaining amounts, to the Class A-R Certificates.

The holders of the Class X Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates and will not be used to cover any Carryover Shortfall Amounts.

“Available Funds” for any Distribution Date will be equal to the sum of:

•
all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in the related Due Period and received before the related Determination Date, together with any advances with respect to them,

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (1) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (2) any Subsequent Recoveries with respect to Mortgage Loans,

•
all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with interest paid in connection with such prepayments and any related Compensating Interest,

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by a seller or the master servicer as of the Distribution Date,

•
for each Distribution Date during, and the Distribution Date immediately after, the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts remaining in the Pre-funding Account after the end of the Funding Period (net of any investment income thereon), and minus

•
amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

Pass-Though Rates. The classes of certificates will have the respective pass-through rates described below (each, a “pass-through rate”).

LIBOR Certificates.

The pass-through rate for each class of LIBOR Certificates for any interest accrual period will be a per annum rate equal to the lesser of:

•	LIBOR plus the applicable Pass-Through Margin for such class, and

•	the Net Rate Cap.

The “Pass-Through Margins” for the LIBOR Certificates are set forth in the following table:

	Pass-Through Margin (%)
Class of Certificates	(1)	(2)
Class A-1	0.190%	0.380%
Class A-2	0.260%	0.520%
Class A-3	0.280%	0.560%
Class M-1	0.360%	0.540%
Class M-2	0.380%	0.570%
Class M-3	0.400%	0.600%
Class M-4	0.500%	0.750%
Class M-5	0.550%	0.825%
Class M-6	0.600%	0.900%
Class M-7	1.150%	1.725%
Class M-8	1.650%	2.475%
Class M-9	1.750%	2.625%
Class M-10	1.750%	2.625%
Class B-1	1.750%	1.750%
Class B-2	1.750%	1.750%
Class B-3	1.750%	1.750%
__________
(1)	For each interest accrual period occurring on or prior to the Optional Termination Date.
(2)	For each interest accrual period occurring after the Optional Termination Date.

Class A-R Certificates.

The pass-through rate for the Class A-R Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.25403% per annum.

Class X Certificates.

The pass-through rate for the Class X IO-1 Component for the interest accrual period for any Distribution Date will equal the excess, if any, of (1) the Net Rate Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the senior certificates (other than the Class X and Class A-R Certificates) and the Class X PO-1 Component (weighted on the basis of the respective Class Certificate Balances of the senior certificates and the Component Principal Balance of the Class X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

The pass-through rate for the Class X IO-2 Component for the interest accrual period for any Distribution Date will equal the excess, if any, of (1) the Net Rate Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) over (2) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X PO-2 Component as a subordinated certificate) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the Component Principal Balance of the Class X PO-2 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

The pass-through rate for each PO Component for the interest accrual period for any Distribution Date will be 0% per annum.

Interest Entitlement. Interest will accrue at the rate described in this prospectus supplement on the Class A-R and Class X Certificates on the basis of a 360-day year divided into twelve 30-day months. Interest will accrue at the rate described in this prospectus supplement on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

The “interest accrual period” for the Class A-R and Class X Certificates for any Distribution Date will be the calendar month before the Distribution Date. The interest accrual period for the LIBOR Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or commencing on the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

On each Distribution Date, to the extent of funds available therefor, each class of certificates and interest-bearing components will be entitled to receive an amount allocable to interest for the related interest accrual period. This “Interest Distribution Amount” for any class of interest-bearing certificates and the IO Components and any Distribution Date will be equal to the sum of:

•
interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period, and

•
the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date (after reducing such amount for any Net Deferred Interest previously allocated to such class or component on each prior Distribution Date) exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”), minus

•	any Net Deferred Interest on the related Mortgage Loans for that Distribution Date allocated to the applicable class or component, and

•	any Net Interest Shortfalls for that Distribution Date allocated to the applicable class or component.

The Class X Certificates will be entitled to receive with respect to the interest accrual period related to each Distribution Date the sum of the Interest Distribution Amounts on its IO Components.

All amounts in respect of interest otherwise payable to the IO Components on any Distribution Date will be deposited in the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amounts to the LIBOR Certificates in the manner and priority set forth in this prospectus supplement under “—Carryover Shortfall Reserve Fund”.

Definitions Related to Interest Calculations.

With respect to any Distribution Date, the “Adjusted Net Mortgage Rate” for a Mortgage Loan and any Distribution Date is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Expense Fee Rate.

The “Carryover Shortfall Amount” for any Distribution Date and each class of LIBOR Certificates will equal the sum of:

•	the excess, if any, of

•
the amount of interest such class of certificates would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the Net Rate Cap, over

•
the amount of interest such class of certificates is entitled to receive on such Distribution Date based on the Net Rate Cap (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and

•
in the case of each class of LIBOR Certificates other than the Class B Certificates, the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the then-applicable pass-through rate on such class of certificates, without giving effect to the Net Rate Cap.

Any Carryover Shortfall Amount on a class of LIBOR Certificates will be paid on that Distribution Date or on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund as described in this prospectus supplement under “—Carryover Shortfall Reserve Fund.”

The “Net Mortgage Rate” for a Mortgage Loan and any Distribution Date is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Expense Fee Rate.

The “Net Rate Cap” for any Distribution Date and any class of LIBOR Certificates, is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (A) 12 and (B) the sum of (i) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (ii) any amounts withdrawn from the Capitalized Interest Account, if any, for such Distribution Date and (2) the denominator of which is equal to the sum of (A) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related prepayment period and (B) any amounts on deposit in the Pre-funding Account.

The “Optional Termination Date” will be the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase is equal to or less than 5% of the sum of (i) the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the initial cut-off date and (ii) the amount deposited in the Pre-Funding Account on the closing date.

The “Weighted Average Adjusted Net Mortgage Rate” for any Distribution Date is the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month preceding the month of such Distribution Date.

Allocation of Net Deferred Interest

On each Distribution Date, the Senior Percentage of the Net Deferred Interest will be allocated among the senior certificates and the Subordinated Percentage of the Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates or its IO Components will be an amount equal to the excess, if any, for each such class or IO component of:

•	the amount of interest that accrued on such class of certificates or IO Component at its respective pass-through rate during the interest accrual period related to that Distribution Date, over

•	the amount of current interest that would have accrued had the pass-through rate for that class of certificates or IO Component equalled the related Adjusted Rate Cap for that Distribution Date.

The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, and the amount of Net Deferred Interest allocated to an IO Component will be added to the Component Principal Balance of the PO Component with the same alpha-numeric designation.

Definitions Related to Net Deferred Interest Calculations.

The “Adjusted Rate Cap” for any Distribution Date and a class of LIBOR Certificates will equal the excess, if any, of

•	the Net Rate Cap for that Distribution Date, over

•	a fraction, expressed as a percentage,

•
(i) the numerator of which is equal to the product of (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (b) the amount of Net Deferred Interest for that Distribution Date, and (ii) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Adjusted Rate Cap” for any Distribution Date and each of the Class X IO-1 and Class X IO-2 Components will equal the pass-through rate for such IO Component computed for this purpose by

•
subtracting the product of (i) the Net Deferred Interest for the Mortgage Loans for such Distribution Date and (ii) 12 from the numerator of the Net Rate Cap calculation for such Distribution Date, and

•
computing the pass-through rates of the senior certificates (other than the Class A-R and Class X Certificates), in the case of the Class X IO-1 Component, and the subordinated certificates, in the case of the Class X IO-2 Component, by substituting “Adjusted Rate Cap” for “Net Rate Cap” in the calculation thereof.

“Deferred Interest” for each Mortgage Loan and each related Due Period will be the excess, if any, of:

•	the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

•	the monthly payment due for such Due Period.

Such excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

The “Net Deferred Interest” for each Distribution Date is equal to the excess, if any, of:

•	the Deferred Interest that accrued on the Mortgage Loans during the related Due Period as described above, over

•	the Principal Prepayment Amount for that Distribution Date.

The “Net Principal Prepayment Amount” for any Distribution Date is equal to the excess, if any, of

•	the Principal Prepayment Amount, over

•	the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date.

The “Principal Prepayment Amount” for any Distribution Date is equal to the sum of:

•	all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, and

•	any Subsequent Recoveries on the Mortgage Loans received during the related Due Period.

Allocation of Interest Shortfalls

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the Mortgage Loans.

Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of certificates (or IO Components thereof) entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates or component would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described in this prospectus supplement under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates and components, interest will be distributed on each class of certificates and components of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Definitions Related to Interest Shortfall Calculations.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on that mortgage loan.

With respect to any Distribution Date, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” for any Distribution Date is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related Mortgage Rate less the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus.

Carryover Shortfall Reserve Fund

On the closing date, the trustee will establish a reserve fund (the “Carryover Shortfall Reserve Fund”). On each Distribution Date, all amounts distributable as interest to the IO Components will be deposited in the Carryover Shortfall Reserve Fund for distribution as specified below. In addition, on the closing date, the depositor will cause $1,000 to be deposited in the Carryover Shortfall Reserve Fund.

On each Distribution Date, all amounts distributable as interest to the IO Components of the Class X Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

•
from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-1 Component, first, concurrently, to the LIBOR Certificates that are senior certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to the LIBOR Certificates that are senior certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X Certificates, and

•
from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-2 Component, first, concurrently, to each class of subordinated certificates, pro rata, based on their respective Class Certificate Balances, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, second, concurrently, to each class of subordinated certificates, pro rata, based on their respective Carryover Shortfall Amounts for such Distribution Date not paid above, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date not paid above and third, any amounts remaining to the Class X Certificates.

To the extent amounts in respect of interest otherwise payable to an IO Component are used to pay Carryover Shortfall Amounts and are not paid to the Class X Certificates, a holder of the Class X Certificates will not be entitled to reimbursement for such amounts.

All funds on deposit in the Carryover Shortfall Reserve Fund will remain uninvested.

Principal

General. On each Distribution Date, the Principal Amount will be distributed as principal as described above under “—Priority of Distributions Among Certificates,” first, with respect to the senior certificates (or with respect to the Class X Certificates, the related PO Components) in an amount up to the Senior Principal Distribution Amount and second, as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date will equal the sum of:

1.	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) during the related Due Period,

2.
the principal portion of the purchase price of each Mortgage Loan that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

3.	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

4.
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

5.
with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

6.	the Net Principal Prepayment Amount, and

7.	on the first Distribution Date after the Funding Period, any amounts remaining in the Pre-funding Account.

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

•	first, to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

•
second, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates and the PO Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero.

If on any Distribution Date the allocation to the classes of senior certificates or components thereof then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

The capitalized terms used in this prospectus supplement have the following meanings:

“Prepayment Period” means with respect to any Distribution Date, the calendar month immediately preceding the month of that Distribution Date.

“Due Period” means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of

•	the Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

•	for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period, and

•	the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the Senior Prepayment Percentage of the Net Principal Prepayment Amount for that Distribution Date, and

•	on the first Distribution Date after the Funding Period, any amounts remaining in the Pre-funding Account.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period;

•	any Deferred Interest added to the principal balance of that Mortgage Loan on or prior to such Due Date pursuant to the terms of the related mortgage note; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “pool principal balance” with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all of the certificates immediately prior to such Distribution Date.

For any Distribution Date, the “Subordinated Percentage” will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Subordinated Prepayment Percentage” as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such Distribution Date.

The “Senior Prepayment Percentage” for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date,

•	for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date,

•	for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date,

•	for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date, and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage as of the closing date, then the Senior Prepayment Percentage for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

•
the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans do not exceed:

•
commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage will decrease prior to the tenth anniversary of the first Distribution Date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The “Two Times Test” will be satisfied and the Senior Prepayment Percentage will be adjusted if:

•
on or before the Distribution Date in December 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•
after the Distribution Date in December 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage will equal the related Senior Percentage.

Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their priority of distribution, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero. The Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of the Net Principal Prepayment Amount will be made to any of those classes (the “Restricted Classes”). The Net Principal Prepayment Amount otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of subordinated certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

Class of Certificates	Initial Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	88.75%	11.25%	N/A
Class M-1	2.00%	9.25%	11.25%
Class M-2	2.00%	7.25%	9.25%
Class M-3	0.75%	6.50%	7.25%
Class M-4	0.75%	5.75%	6.50%
Class M-5	0.75%	5.00%	5.75%
Class M-6	0.50%	4.50%	5.00%
Class M-7	0.50%	4.00%	4.50%
Class M-8	0.50%	3.50%	4.00%
Class M-9	0.50%	3.00%	3.50%
Class M-10	1.30%	1.70%	3.00%
Class B-1	0.40%	1.30%	1.70%
Class B-2	0.40%	0.90%	1.30%
Class B-3	0.90%	0.00%	0.90%

The “Subordinated Principal Distribution Amount” for any Distribution Date will equal the sum of

•	the Subordinated Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

•
for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the Subordinate Prepayment Percentage of the Net Principal Prepayment Amount for that Distribution Date.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, the amount of any Realized Losses on the Mortgage Loans will be allocated:

•
first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of subordinated certificates has been reduced to zero,

•
second, to the senior certificates (or the PO Components thereof in the case of the Class X Certificates), pro rata, based upon their respective Class Certificate Balances or Component Principal Balances, as applicable, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero; provided, however, that any Realized Losses allocable to the Class A-1, Class A-2 and Class A-3 Certificates will be allocated sequentially to the Class A-3, Class A-2 and Class A-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero.

Among the classes of subordinated certificates, the Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received. See “Credit Enhancement—Subordination” in this prospectus supplement.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Reports to Certificateholders

The trustee may, at its option, make the information described in the prospectus under “Description of the Securities—Reports to Securityholders” available to certificateholders on the trustee’s website (assistance in using the website service may be obtained by calling the trustee’s customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the trustee at its Corporate Trust Office.

Any monthly statement prepared by the trustee is based on information provided by the master servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer and will be permitted to conclusively rely on any information provided to it by the master servicer. The report to certificateholders may include additional or other information of a similar nature to that specified in the prospectus.

Structuring Assumptions

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

•	the Closing Date Mortgage Loans consist of 286 Mortgage Loans with the following characteristics:

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
1	297,905.66	293,000.00	6.787000	351	351	0.384000	2.500000	9.950000	2.500000	4
2	181,982.85	181,000.00	8.250000	356	356	0.384000	3.400000	9.950000	3.400000	9
3	1,721,878.93	1,714,500.00	7.984782	357	357	0.384000	3.259514	9.950000	3.259514	10
4	2,070,277.62	2,068,640.00	8.178845	358	358	0.384000	3.348998	9.950000	3.348998	11
5	1,833,652.38	1,838,000.00	5.713728	359	359	0.384000	3.522441	9.950000	3.522441	12
6	666,871.41	665,000.00	8.750000	478	478	0.384000	3.900000	9.950000	3.900000	11
7	378,993.49	380,000.00	8.250000	348	348	0.384000	3.400000	9.950000	3.400000	1
8	5,119,964.74	5,048,602.00	6.946710	350	350	0.384000	2.626180	9.950000	2.626180	3
9	3,353,946.37	3,299,916.00	7.103989	351	351	0.384000	2.743669	9.950000	2.743669	4
10	6,650,219.35	6,577,770.00	7.414520	352	352	0.410847	3.056743	9.950902	3.056743	5
11	1,164,427.97	1,150,100.00	8.079073	353	353	0.384000	3.741217	9.803428	3.741217	6
12	5,966,770.06	5,880,830.00	8.145829	354	354	0.415795	3.847626	9.862613	3.847626	7
13	6,005,425.35	5,949,920.00	8.133618	355	355	0.408699	3.658518	9.806726	3.658518	8
14	4,636,150.83	4,605,640.00	8.079030	356	356	0.384000	3.497595	9.949923	3.497595	9
15	3,091,583.33	3,080,670.00	7.876806	357	357	0.384000	3.318807	9.950000	3.318807	10
16	8,170,562.25	8,378,150.00	8.036005	358	358	0.384000	3.222848	10.162123	3.222848	11
17	14,136,048.65	14,172,432.00	8.076472	359	359	0.430713	3.257710	9.962023	3.257710	12
18	1,028,729.05	1,003,600.00	8.863478	473	473	0.384000	4.392670	10.150168	4.392670	6
19	907,988.08	890,200.00	8.078046	474	474	0.384000	3.791046	10.200000	3.791046	7
20	642,796.27	633,400.00	8.432469	475	475	0.384000	3.862661	10.200000	3.862661	8
21	1,321,833.98	1,312,000.00	8.149250	476	476	0.384000	3.446422	10.002501	3.446422	9
22	1,900,772.61	1,889,073.00	7.988233	477	477	0.384000	3.380551	10.067759	3.380551	10
23	3,026,963.38	3,020,850.00	8.066122	478	478	0.403356	3.257104	9.949689	3.257104	11
24	5,259,978.56	5,267,804.00	8.262657	479	479	0.384000	3.422740	10.167877	3.422740	12
25	3,243,060.80	3,244,300.00	1.457500	360	360	0.413672	3.358729	9.950000	3.358729	13
26	1,926,370.13	1,927,200.00	1.825419	480	480	0.384000	3.440549	9.950000	3.440549	13
27	114,981.11	112,500.00	8.375000	350	350	0.384000	3.575000	9.950000	3.575000	3
28	124,229.31	122,500.00	7.875000	353	353	0.384000	3.025000	9.950000	3.025000	6
29	526,821.40	522,500.00	8.500000	354	354	1.214000	3.650000	9.950000	3.650000	7
30	2,907,537.93	2,877,850.00	8.362187	355	355	0.504828	3.511296	9.950000	3.511296	8
31	1,407,165.50	1,393,750.00	8.265803	357	357	0.492547	3.424153	9.950000	3.424153	10
32	4,387,412.36	4,382,400.00	8.054387	358	358	0.555049	3.227164	9.950000	3.227164	11

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
33	15,233,109.10	15,239,767.00	7.998362	359	359	0.425660	3.168761	9.949895	3.168761	12
34	300,939.85	299,250.00	8.250000	474	474	0.384000	3.400000	9.950000	3.400000	7
35	2,180,404.88	2,163,000.00	7.932931	477	477	0.384000	3.119369	9.950000	3.119369	10
36	293,600.22	294,000.00	8.276744	478	478	0.384000	3.485674	9.949643	3.485674	11
37	5,890,919.13	5,879,657.00	8.049711	479	479	0.384000	3.200653	9.949678	3.200653	12
38	31,489,402.19	31,492,137.00	3.887166	360	360	0.384000	3.089206	9.950000	3.089206	13
39	11,238,000.92	11,238,594.00	4.074056	480	480	0.384000	3.329439	9.950000	3.329439	13
40	3,352,632.00	3,352,632.00	5.317756	360	360	0.384000	3.305257	9.950000	3.305257	13
41	1,097,600.00	1,097,600.00	8.250000	480	480	0.384000	3.400000	9.950000	3.400000	13
42	368,719.22	369,600.00	1.000000	359	359	0.384000	3.850000	9.950000	3.850000	12
43	611,927.96	604,000.00	7.597431	354	354	0.384000	3.310431	9.950000	3.310431	7
44	405,573.21	405,000.00	8.500000	358	358	0.384000	3.725000	9.950000	3.725000	11
45	5,278,055.27	5,290,650.00	2.549746	359	359	0.384000	3.726210	10.060761	3.726210	12
46	505,600.00	505,600.00	1.500000	360	360	0.384000	3.450000	9.950000	3.450000	13
47	975,310.73	972,300.00	8.094220	355	355	0.384000	3.481715	9.950000	3.481715	8
48	300,038.73	300,000.00	9.000000	356	356	0.384000	4.150000	9.950000	4.150000	9
49	184,818.62	186,000.00	8.500000	357	357	0.384000	3.725000	9.950000	3.725000	10
50	399,388.62	400,000.00	8.375000	358	358	0.384000	3.500000	12.000000	3.500000	11
51	1,027,602.98	1,030,000.00	8.026462	359	359	0.384000	3.176462	9.950000	3.176462	12
52	337,942.40	338,330.00	8.750000	479	479	0.384000	3.975000	9.950000	3.975000	12
53	1,403,240.00	1,403,240.00	1.262393	360	360	0.384000	3.287778	9.950000	3.287778	13
54	506,000.00	506,000.00	2.250000	480	480	0.384000	3.375000	10.383000	3.375000	13
55	355,000.00	355,000.00	1.000000	360	360	0.384000	2.650000	9.950000	2.650000	13
56	1,974,250.00	1,974,250.00	6.969039	360	360	0.384000	3.643349	9.950000	3.643349	13
57	1,025,000.00	1,025,000.00	1.750000	360	360	0.384000	3.800000	9.950000	3.800000	13
58	803,491.58	787,500.00	8.875000	354	354	0.384000	4.000000	9.950000	4.000000	7
59	359,006.40	357,463.00	8.000000	477	477	0.384000	3.150000	9.950000	3.150000	10
60	863,626.59	861,900.00	8.170252	479	479	0.384000	3.341210	9.950000	3.341210	12
61	1,261,753.00	1,261,753.00	2.438079	360	360	0.384000	3.251476	9.950000	3.251476	13
62	3,446,731.56	3,446,968.00	2.447062	480	480	0.384000	3.544441	9.950000	3.544441	13
63	3,841,761.00	3,841,761.00	3.087968	360	360	0.384000	3.327579	9.950000	3.327579	13
64	18,123,691.00	18,123,691.00	5.687703	480	480	0.405285	3.462253	9.950000	3.462253	13
65	483,500.00	483,500.00	1.273009	360	360	0.384000	3.577456	9.950000	3.577456	13
66	409,500.00	409,500.00	8.875000	480	480	0.384000	4.000000	9.950000	4.000000	13
67	307,322.03	308,000.00	7.875000	359	359	0.384000	3.025000	9.950000	3.025000	12
68	787,500.00	787,500.00	1.000000	360	360	0.384000	3.025000	9.950000	3.025000	13
69	664,932.02	666,250.00	8.000000	359	359	0.384000	3.150000	9.950000	3.150000	12
70	516,000.00	516,000.00	1.750000	480	480	0.384000	2.900000	9.950000	2.900000	13
71	186,898.49	184,000.00	8.508000	354	354	0.384000	3.750000	9.950000	3.750000	7
72	563,454.67	560,000.00	8.000000	477	477	0.384000	3.225000	9.950000	3.225000	10

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
73	4,148,706.08	4,158,400.00	1.145682	359	359	0.384000	4.062441	10.363195	4.062441	12
74	107,950.00	107,950.00	2.750000	360	360	0.384000	3.575000	9.950000	3.575000	13
75	57,373.44	57,500.00	8.125000	359	359	0.384000	3.250000	9.950000	3.250000	12
76	336,000.00	336,000.00	7.937500	360	360	0.384000	3.150000	9.950000	3.150000	13
77	154,758.60	155,100.00	1.500000	359	359	0.384000	3.800000	9.950000	3.800000	12
78	166,500.00	166,500.00	8.000000	480	480	0.384000	3.200000	9.950000	3.200000	13
79	656,254.43	650,000.00	8.875000	356	356	0.384000	4.100000	10.200000	4.100000	9
80	1,965,037.14	1,960,000.00	7.298713	357	357	0.384000	2.480029	10.806554	2.480029	10
81	2,556,995.86	2,554,500.00	8.548995	358	358	0.384000	3.723638	9.961393	3.723638	11
82	32,425,204.79	32,499,332.00	3.608306	359	359	0.384000	3.967975	10.161801	3.967975	12
83	269,038.90	268,000.00	7.750000	476	476	0.384000	3.025000	9.950000	3.025000	9
84	1,794,188.77	1,785,900.00	8.091091	478	478	0.384000	3.264562	9.950000	3.264562	11
85	4,822,812.16	4,833,250.00	8.063565	479	479	0.384000	3.260677	9.950000	3.260677	12
86	439,949.07	441,000.00	1.000000	360	360	0.384000	4.050000	9.999000	4.050000	13
87	894,948.06	875,560.00	7.541933	349	349	0.384000	3.175980	9.950000	3.175980	2
88	636,084.71	615,900.00	7.750000	337	337	0.384000	2.900000	9.950000	2.900000	2
89	2,571,100.88	2,523,370.01	7.577097	350	350	0.384000	3.145062	9.950000	3.145062	3
90	4,416,356.65	4,347,860.00	7.334922	351	351	0.384000	3.033753	9.950000	3.033753	4
91	310,555.68	300,000.00	7.500000	339	339	0.384000	2.650000	9.950000	2.650000	4
92	2,962,370.47	2,914,646.00	7.547666	352	352	0.384000	3.164789	9.906637	3.164789	5
93	2,483,573.38	2,445,000.00	7.789325	353	353	0.384000	3.418432	9.950000	3.418432	6
94	6,004,952.52	5,927,448.00	7.670898	354	354	0.384000	3.265882	9.950000	3.265882	7
95	8,866,649.32	8,792,100.00	7.918669	355	355	0.384000	3.339564	9.985301	3.339564	8
96	120,627.25	116,000.00	8.000000	343	343	0.384000	3.200000	9.950000	3.200000	8
97	5,450,953.62	5,418,519.00	7.693122	356	356	0.384000	3.314867	9.950000	3.314867	9
98	151,328.70	146,400.00	7.287000	344	344	0.384000	3.000000	9.950000	3.000000	9
99	5,242,770.43	5,224,484.00	8.018921	357	357	0.384000	3.333572	9.967030	3.333572	10
100	20,414,548.83	20,403,580.00	8.085633	358	358	0.427900	3.276278	10.136537	3.276278	11
101	40,651,241.54	40,715,703.00	8.203464	359	359	0.418277	3.393391	9.989798	3.393391	12
102	1,098,324.37	1,073,900.00	7.979196	473	473	0.384000	3.407216	10.061121	3.407216	6
103	2,999,346.66	2,945,940.00	8.339551	474	474	0.475516	3.646976	10.170787	3.646976	7
104	1,768,364.43	1,744,950.00	8.307979	475	475	0.384000	3.733008	10.067790	3.733008	8
105	3,641,767.12	3,603,700.00	8.588914	476	476	0.384000	4.192296	10.146580	4.192296	9
106	5,607,252.08	5,577,057.00	8.042967	477	477	0.485260	3.349376	10.089921	3.349376	10
107	14,706,659.14	14,674,276.00	8.302297	478	478	0.403678	3.494234	10.020051	3.494234	11
108	36,320,158.29	36,352,739.00	8.255222	479	479	0.391845	3.436943	10.030021	3.436943	12
109	36,041,852.37	36,046,168.00	1.748796	360	360	0.421780	3.339291	10.010763	3.339291	13
110	22,647,584.32	22,648,190.00	1.861321	480	480	0.387195	3.511222	9.953411	3.511222	13
111	862,000.00	862,000.00	1.819026	360	360	0.384000	3.213051	9.950000	3.213051	13
112	580,535.98	580,000.00	8.000000	358	358	0.384000	3.175000	9.950000	3.175000	11

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
113	508,423.63	498,160.00	8.195820	352	352	0.384000	3.342492	9.950000	3.342492	5
114	774,555.29	799,790.00	9.006784	353	353	1.308746	4.192924	9.950000	4.192924	6
115	136,550.41	135,367.00	8.125000	354	354	0.384000	3.325000	9.950000	3.325000	7
116	488,799.45	485,710.00	8.370159	355	355	0.610407	3.569675	9.950000	3.569675	8
117	7,588,336.04	7,592,660.00	7.625493	358	358	0.526901	2.803412	9.950000	2.803412	11
118	19,883,374.40	19,901,585.00	8.317978	359	359	0.553981	3.505250	9.968534	3.505250	12
119	218,825.37	216,000.00	9.875000	474	474	1.564000	5.050000	9.950000	5.050000	7
120	230,372.45	227,905.00	8.375000	475	475	0.384000	3.550000	9.950000	3.550000	8
121	432,132.90	428,410.00	8.046603	476	476	0.576792	3.246603	9.950000	3.246603	9
122	1,117,954.95	1,110,578.00	8.416180	477	477	0.573609	3.602253	10.193983	3.602253	10
123	4,594,791.37	4,581,400.00	8.211231	478	478	0.427930	3.395370	9.950000	3.395370	11
124	45,854,115.55	45,791,467.00	8.223339	479	479	0.389422	3.406381	9.950000	3.406381	12
125	105,077,535.83	105,087,380.00	3.996641	360	360	0.403876	3.304465	9.950000	3.304465	13
126	124,446,239.86	124,440,989.00	5.306191	480	480	0.385933	3.378416	9.950000	3.378416	13
127	24,475,178.00	24,475,178.00	4.714505	360	360	0.384000	3.263675	9.950000	3.263675	13
128	17,964,889.00	17,964,889.00	4.636868	480	480	0.414876	3.278396	9.950000	3.278396	13
129	335,759.30	336,500.00	8.250000	359	359	0.384000	3.375000	9.950000	3.375000	12
130	307,524.49	301,500.00	9.375000	351	351	1.154000	4.575000	9.950000	4.575000	4
131	488,415.35	480,000.00	8.375000	353	353	0.384000	3.575000	9.950000	3.575000	6
132	508,198.68	509,000.00	8.814535	358	358	0.843690	4.014535	10.716150	4.014535	11
133	480,000.00	480,000.00	7.875000	360	360	0.384000	3.025000	9.950000	3.025000	13
134	281,324.00	279,000.00	7.875000	355	355	0.384000	3.025000	9.950000	3.025000	8
135	765,178.90	766,800.00	8.140258	359	359	0.384000	3.312089	9.950000	3.312089	12
136	495,064.82	492,800.00	8.266824	359	359	0.384000	3.456006	9.950000	3.456006	12
137	171,715.65	171,992.00	6.625000	479	479	0.384000	1.850000	9.950000	1.850000	12
138	885,400.00	885,400.00	3.711656	360	360	0.602647	3.753625	9.950000	3.753625	13
139	863,200.00	863,200.00	3.120482	480	480	0.384000	3.423587	9.950000	3.423587	13
140	203,661.43	203,500.00	8.375000	357	357	0.384000	3.575000	9.950000	3.575000	10
141	2,557,982.08	2,564,000.00	7.868762	359	359	0.384000	3.068762	9.950000	3.068762	12
142	385,044.73	385,600.00	7.750000	479	479	0.384000	2.975000	9.950000	2.975000	12
143	1,671,100.00	1,671,100.00	1.486207	360	360	0.384000	3.234805	9.950000	3.234805	13
144	230,025.00	230,025.00	3.000000	480	480	0.384000	2.900000	9.950000	2.900000	13
145	180,052.34	180,000.00	8.000000	354	354	0.384000	3.200000	9.950000	3.200000	7
146	768,314.04	769,600.00	8.919599	359	359	0.996564	4.105152	9.950000	4.105152	12
147	193,242.39	193,050.00	7.125000	478	478	0.384000	2.250000	9.950000	2.250000	11
148	1,697,576.14	1,693,244.00	7.786145	479	479	0.384000	2.952568	9.950000	2.952568	12
149	1,195,000.00	1,195,000.00	3.229079	360	360	0.384000	3.251255	9.950000	3.251255	13
150	1,098,672.00	1,098,672.00	5.235721	360	360	0.384000	3.188229	9.950000	3.188229	13
151	291,558.26	286,000.00	7.328805	351	351	0.384000	2.798101	9.950000	2.798101	4
152	351,264.03	345,320.00	7.554729	352	352	0.384000	3.000000	9.950000	3.000000	5

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
153	408,398.79	402,000.00	7.730766	353	353	0.384000	3.443766	9.950000	3.443766	6
154	85,352.11	84,500.00	7.662000	354	354	0.384000	3.375000	9.950000	3.375000	7
155	730,169.57	728,000.00	7.475214	357	357	0.384000	3.118173	9.950000	3.118173	10
156	847,941.49	845,350.00	7.521389	358	358	0.384000	2.675667	9.950000	2.675667	11
157	314,125.73	314,600.00	8.380835	359	359	1.015282	3.540368	9.950000	3.540368	12
158	153,234.06	151,905.00	9.125000	476	476	1.214000	4.325000	9.950000	4.325000	9
159	307,695.64	306,000.00	7.387000	477	477	0.384000	3.100000	10.200000	3.100000	10
160	451,342.25	451,800.00	8.432018	479	479	0.732067	3.632018	9.950000	3.632018	12
161	129,200.00	129,200.00	3.250000	480	480	0.384000	3.700000	9.950000	3.700000	13
162	465,214.00	466,000.00	9.066027	359	359	1.206346	4.202600	9.950000	4.202600	12
163	199,947.97	199,500.00	8.500000	478	478	0.384000	3.700000	9.950000	3.700000	11
164	1,423,245.06	1,424,500.00	8.360849	479	479	0.502503	3.513462	9.950000	3.513462	12
165	3,528,374.00	3,528,374.00	7.528284	360	360	0.452084	3.395646	9.950000	3.395646	13
166	204,000.00	204,000.00	2.750000	480	480	0.384000	3.575000	9.950000	3.575000	13
167	281,000.00	281,000.00	6.291815	360	360	0.384000	3.278737	9.950000	3.278737	13
168	457,088.03	450,300.00	7.162000	353	353	0.384000	2.875000	9.950000	2.875000	6
169	364,642.90	360,000.00	7.750000	354	354	0.384000	2.950000	9.950000	2.950000	7
170	735,925.48	735,000.00	8.250000	357	357	0.384000	3.450000	9.950000	3.450000	10
171	2,976,718.65	2,971,998.00	8.163068	358	358	0.439825	3.340175	9.950000	3.340175	11
172	2,438,632.22	2,441,950.00	7.986772	359	359	0.461386	3.161750	10.053181	3.161750	12
173	297,319.20	292,000.00	7.750000	474	474	0.384000	2.900000	9.950000	2.900000	7
174	291,275.17	288,750.00	8.625000	476	476	0.384000	3.825000	9.950000	3.825000	9
175	598,785.99	598,000.00	8.273480	478	478	0.384000	3.473480	9.950000	3.473480	11
176	2,114,680.07	2,117,750.00	8.067042	479	479	0.384000	3.258544	9.950000	3.258544	12
177	168,190.17	168,000.00	8.125000	358	358	0.384000	3.325000	9.950000	3.325000	11
178	1,047,928.43	1,049,600.00	7.712154	359	359	0.384000	2.879172	9.950000	2.879172	12
179	204,218.28	202,255.00	8.875000	475	475	1.304000	4.000000	9.950000	4.000000	8
180	1,779,718.83	1,782,300.00	8.210401	479	479	0.384000	3.399842	9.950000	3.399842	12
181	191,486.37	191,250.00	8.375000	358	358	0.384000	3.525000	9.950000	3.525000	11
182	420,000.00	420,000.00	1.000000	360	360	0.384000	2.800000	9.950000	2.800000	13
183	204,252.13	204,000.00	8.250000	358	358	0.384000	3.450000	9.950000	3.450000	11
184	384,663.27	370,000.00	7.875000	342	342	0.384000	3.075000	9.950000	3.075000	7
185	899,202.53	900,000.00	7.826000	355	355	0.384000	3.000000	10.950000	3.000000	8
186	414,901.77	417,500.00	7.667713	357	357	0.384000	2.841713	10.372099	2.841713	10
187	749,635.58	755,400.00	5.826745	358	358	0.384000	3.320064	9.950000	3.320064	11
188	5,027,349.17	5,038,000.00	1.750000	359	359	0.384000	3.311771	9.950000	3.311771	12
189	206,917.48	204,768.00	8.625000	352	352	0.384000	3.800000	9.950000	3.800000	5
190	787,589.60	792,250.00	8.257480	356	356	0.384000	3.447181	9.950000	3.447181	9
191	1,192,681.53	1,200,000.00	8.625000	357	357	0.384000	3.800000	9.950000	3.800000	10
192	9,314,718.27	9,358,550.00	1.801596	358	358	0.384000	3.752527	9.950000	3.752527	11

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
193	18,769,100.13	18,814,600.00	1.920486	359	359	0.384000	3.774684	10.061649	3.774684	12
194	13,364,474.41	13,367,450.00	1.884302	360	360	0.384000	3.782266	9.950000	3.782266	13
195	282,400.00	282,400.00	1.750000	360	360	0.384000	3.650000	9.950000	3.650000	13
196	1,483,695.38	1,490,000.00	1.750000	358	358	0.384000	3.050000	9.950000	3.050000	11
197	370,561.65	372,000.00	8.125000	477	477	0.384000	3.300000	9.950000	3.300000	10
198	8,120,972.38	8,140,580.00	1.833488	359	359	0.384000	3.775696	9.950000	3.775696	12
199	1,001,677.35	1,004,600.00	2.250000	479	479	0.384000	4.050000	9.950000	4.050000	12
200	15,849,772.00	15,849,772.00	2.007973	360	360	0.384000	3.772807	9.950000	3.772807	13
201	1,326,400.00	1,326,400.00	2.149276	480	480	0.384000	3.949276	9.950000	3.949276	13
202	232,750.00	232,750.00	5.375000	360	360	1.454000	5.300000	9.950000	5.300000	13
203	304,408.60	305,600.00	2.250000	358	358	0.384000	3.725000	9.950000	3.725000	11
204	666,530.25	668,000.00	2.962734	478	478	0.384000	4.113669	9.950000	4.113669	11
205	996,829.44	998,964.00	1.750000	359	359	0.384000	3.420127	9.950000	3.420127	12
206	649,163.83	650,000.00	2.250000	479	479	0.384000	3.850000	9.950000	3.850000	12
207	1,051,950.00	1,051,950.00	1.750000	360	360	0.384000	3.329548	9.950000	3.329548	13
208	251,181.76	251,750.00	5.375000	358	358	1.564000	4.725000	9.950000	4.725000	11
209	3,558,314.00	3,558,550.00	1.942486	360	360	0.384000	3.677086	9.950000	3.677086	13
210	1,548,520.00	1,548,520.00	2.634968	480	480	0.384000	3.864921	9.950000	3.864921	13
211	388,400.00	388,400.00	1.750000	360	360	0.384000	3.814058	9.950000	3.814058	13
212	370,800.00	370,800.00	4.750000	360	360	1.194000	4.625000	9.950000	4.625000	13
213	1,035,050.00	1,035,050.00	2.257222	360	360	0.384000	3.725000	9.950000	3.725000	13
214	286,617.47	288,000.00	8.375000	477	477	0.384000	3.500000	9.950000	3.500000	10
215	134,768.33	135,000.00	3.000000	359	359	0.384000	3.900000	9.950000	3.900000	12
216	172,464.07	172,900.00	4.750000	358	358	1.204000	4.525000	9.950000	4.525000	11
217	717,775.35	718,500.00	5.957963	359	359	1.311771	5.155946	9.950000	5.155946	12
218	554,506.88	555,000.00	4.284703	360	360	0.926644	4.617352	9.950000	4.617352	13
219	310,631.17	311,250.00	2.125000	359	359	0.384000	3.400000	9.950000	3.400000	12
220	771,796.00	771,796.00	5.625000	360	360	1.289000	5.225000	9.950000	5.225000	13
221	295,794.87	289,000.00	7.875000	351	351	0.384000	2.500000	8.950000	2.500000	4
222	1,024,985.28	999,000.00	7.893862	350	350	0.384000	2.573862	9.950000	2.573862	3
223	1,317,208.60	1,300,854.00	7.857927	351	351	0.384000	2.537927	9.903829	2.537927	4
224	1,067,401.14	1,045,500.00	7.899492	352	352	0.384000	2.575787	9.950000	2.575787	5
225	591,847.89	579,580.00	9.068104	353	353	0.384000	3.748104	9.950000	3.748104	6
226	965,223.66	949,000.00	8.605300	354	354	0.384000	3.285300	9.950000	3.285300	7
227	286,669.31	284,000.00	8.750000	356	356	0.384000	3.400000	9.950000	3.400000	9
228	63,878.30	63,500.00	8.700000	357	357	0.384000	3.625000	8.700000	3.625000	10
229	62,478.05	62,400.00	8.500000	358	358	0.384000	3.150000	12.450000	3.150000	11
230	891,917.85	879,850.00	7.820000	474	474	0.384000	2.500000	10.200000	2.500000	7
231	200,521.00	201,000.00	8.500000	358	358	0.384000	3.150000	9.950000	3.150000	11
232	210,787.67	210,000.00	8.500000	359	359	0.384000	3.150000	9.950000	3.150000	12

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
233	168,000.00	168,000.00	1.000000	360	360	0.384000	2.900000	8.950000	2.900000	13
234	372,000.00	372,000.00	2.000000	360	360	0.384000	3.225000	9.950000	3.225000	13
235	218,153.25	213,600.00	9.195000	353	353	0.384000	3.875000	9.950000	3.875000	6
236	457,765.04	457,200.00	8.250000	358	358	0.384000	2.975000	9.950000	2.975000	11
237	180,999.60	180,000.00	8.625000	357	357	0.384000	3.350000	9.950000	3.350000	10
238	257,600.00	257,600.00	1.250000	360	360	0.384000	3.275000	9.950000	3.275000	13
239	981,901.19	954,000.00	8.429343	350	350	0.384000	3.087242	9.950000	3.087242	3
240	487,805.04	483,650.00	8.320000	351	351	0.384000	3.000000	9.950000	3.000000	4
241	1,056,465.52	1,034,310.00	8.304236	352	352	0.384000	2.970609	9.950000	2.970609	5
242	323,340.05	317,000.00	8.320000	353	353	0.384000	3.000000	9.950000	3.000000	6
243	918,813.09	885,000.00	7.500000	341	341	0.384000	2.150000	9.950000	2.150000	6
244	588,633.63	579,200.00	8.378371	354	354	0.384000	3.058371	9.950000	3.058371	7
245	571,471.53	566,720.00	8.320000	355	355	0.384000	3.000000	9.950000	3.000000	8
246	621,227.60	617,000.00	8.330257	356	356	0.384000	2.996309	9.950000	2.996309	9
247	1,001,924.88	998,000.00	7.732440	357	357	0.384000	2.403303	9.950000	2.403303	10
248	199,645.86	199,500.00	7.875000	358	358	0.384000	2.600000	9.950000	2.600000	11
249	1,257,038.54	1,257,315.00	8.402574	359	359	0.384000	3.052093	9.950000	3.052093	12
250	472,346.62	470,000.00	8.570000	474	474	0.384000	3.250000	10.200000	3.250000	7
251	263,760.27	260,000.00	8.070000	475	475	0.384000	2.750000	10.200000	2.750000	8
252	145,685.40	144,800.00	8.445000	476	476	0.384000	3.125000	10.200000	3.125000	9
253	721,830.06	720,000.00	8.750000	478	478	0.384000	3.400000	9.950000	3.400000	11
254	248,603.85	249,200.00	1.250000	360	360	0.384000	3.150000	9.950000	3.150000	13
255	307,500.00	307,500.00	1.500000	480	480	0.384000	3.150000	9.950000	3.150000	13
256	132,991.31	129,580.00	8.750000	352	352	0.384000	3.400000	9.950000	3.400000	5
257	115,851.03	114,400.00	8.750000	355	355	0.384000	3.400000	9.950000	3.400000	8
258	2,291,042.39	2,325,000.00	7.000000	356	356	0.384000	2.700000	9.950000	2.700000	9
259	116,178.24	117,187.00	8.750000	357	357	0.384000	3.400000	9.950000	3.400000	10
260	216,298.47	216,000.00	8.500000	358	358	0.384000	3.150000	9.950000	3.150000	11
261	808,719.17	811,000.00	8.439419	359	359	0.384000	3.089419	9.950000	3.089419	12
262	341,497.51	342,000.00	8.665940	479	479	0.384000	3.315940	9.950000	3.315940	12
263	559,840.00	559,840.00	1.250000	360	360	0.384000	3.109285	9.950000	3.109285	13
264	668,000.00	668,000.00	8.625000	480	480	0.384000	3.325000	9.950000	3.325000	13
265	194,468.22	193,600.00	8.250000	357	357	0.384000	2.900000	9.950000	2.900000	10
266	953,429.36	955,500.00	8.128875	359	359	0.384000	2.812255	9.950000	2.812255	12
267	131,120.00	131,120.00	2.500000	360	360	0.384000	2.900000	9.950000	2.900000	13
268	1,397,367.91	1,391,000.00	8.125000	357	357	0.384000	2.750000	9.950000	2.750000	10
269	704,625.37	682,500.00	8.375000	471	471	0.384000	3.025000	9.950000	3.025000	4
270	758,475.91	758,000.00	7.500000	358	358	0.384000	2.225000	9.950000	2.225000	11
271	734,371.63	736,000.00	7.930440	359	359	0.384000	2.644352	9.950000	2.644352	12
272	349,600.00	349,600.00	1.750000	360	360	0.384000	2.375000	9.950000	2.375000	13

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
273	303,627.57	304,000.00	8.847922	356	356	0.605775	3.497922	9.950000	3.497922	9
274	150,217.63	149,600.00	8.000000	358	358	0.384000	2.675000	9.950000	2.675000	11
275	377,116.18	380,000.00	8.500000	359	359	0.384000	3.150000	9.950000	3.150000	12
276	660,143.68	661,600.00	8.750000	359	359	0.384000	3.400000	9.950000	3.400000	12
277	420,000.00	420,000.00	3.000000	360	360	0.384000	3.375000	9.950000	3.375000	13
278	132,000.00	132,000.00	4.250000	360	360	1.194000	4.525000	9.950000	4.525000	13
279	304,732.58	304,400.00	8.375000	478	478	0.384000	3.075000	9.950000	3.075000	11
280	759,650.00	759,650.00	1.750000	360	360	0.384000	3.800000	9.950000	3.800000	13
281	166,807.22	170,000.00	2.000000	358	358	0.384000	3.525000	9.950000	3.525000	11
282	122,674.51	122,000.00	7.375000	356	356	0.384000	2.950000	9.950000	2.950000	9
283	312,494.64	311,200.00	7.875000	357	357	0.384000	2.600000	9.950000	2.600000	10
284	812,085.20	809,000.00	7.309113	475	475	0.384000	2.922290	9.950000	2.922290	8
285	584,368.57	590,000.00	2.000000	358	358	0.384000	3.225000	9.950000	3.225000	11
286	232,586.03	227,960.00	8.258000	352	472	0.384000	3.500000	9.950000	3.500000	5

•	the Closing Date Mortgage Loans will also have the following characteristics:

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
1	9	MTA	1	110	976.43	60	7.50	N/A	0	N/A
2	4	MTA	1	110	603.19	60	7.50	N/A	0	N/A
3	3	MTA	1	110	5,589.66	60	7.50	N/A	0	N/A
4	2	MTA	1	110	7,096.50	60	7.50	N/A	0	N/A
5	1	MTA	1	110	5,952.62	60	7.50	N/A	0	N/A
6	2	MTA	1	110	1,970.32	60	7.50	N/A	0	N/A
7	12	MTA	1	115	1,311.46	60	7.50	N/A	0	N/A
8	10	MTA	1	115	17,433.15	60	7.50	N/A	0	N/A
9	9	MTA	1	115	11,428.98	60	7.50	N/A	0	N/A
10	8	MTA	1	115	22,803.94	60	7.50	N/A	0	N/A
11	7	MTA	1	115	3,892.81	60	7.50	N/A	0	N/A
12	6	MTA	1	115	20,136.30	60	7.50	N/A	0	N/A
13	5	MTA	1	115	20,458.90	60	7.50	N/A	0	N/A
14	4	MTA	1	115	16,021.65	60	7.50	N/A	0	N/A
15	3	MTA	1	115	10,916.46	60	7.50	N/A	0	N/A
16	2	MTA	1	115	28,075.86	60	7.50	N/A	0	N/A
17	1	MTA	1	115	49,177.67	60	7.50	N/A	0	N/A
18	7	MTA	1	115	3,068.99	60	7.50	N/A	0	N/A
19	6	MTA	1	115	2,357.65	60	7.50	N/A	0	N/A
20	5	MTA	1	115	1,717.09	60	7.50	N/A	0	N/A
21	4	MTA	1	115	3,897.28	60	7.50	N/A	0	N/A
22	3	MTA	1	115	5,449.01	60	7.50	N/A	0	N/A
23	2	MTA	1	115	9,381.98	60	7.50	N/A	0	N/A
24	1	MTA	1	115	15,549.35	60	7.50	N/A	0	N/A
25	0	MTA	1	115	11,155.72	60	7.50	N/A	0	N/A
26	0	MTA	1	115	5,676.02	60	7.50	N/A	0	N/A
27	10	MTA	1	115	444.51	120	7.50	N/A	0	N/A
28	7	MTA	1	115	437.62	120	7.50	N/A	0	N/A
29	6	MTA	1	115	2,570.39	120	7.50	N/A	0	N/A
30	5	MTA	1	115	10,604.48	120	7.50	N/A	0	N/A
31	3	MTA	1	115	4,620.90	120	7.50	N/A	0	N/A
32	2	MTA	1	115	16,876.60	120	7.50	N/A	0	N/A
33	1	MTA	1	115	53,591.90	120	7.50	N/A	0	N/A
34	6	MTA	1	115	1,345.32	120	7.50	N/A	0	N/A
35	3	MTA	1	115	6,910.70	120	7.50	N/A	0	N/A
36	2	MTA	1	115	901.37	120	7.50	N/A	0	N/A
37	1	MTA	1	115	18,111.84	120	7.50	N/A	0	N/A
38	0	MTA	1	115	107,411.67	120	7.50	N/A	0	N/A

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
39	0	MTA	1	115	31,515.57	120	7.50	N/A	0	N/A
40	0	MTA	1	115	12,076.79	120	7.50	N/A	0	Yes
41	0	MTA	1	115	3,619.65	120	7.50	N/A	0	Yes
42	1	MTA	1	110	1,188.78	60	7.50	CW01	6	N/A
43	6	MTA	1	110	2,119.93	60	7.50	CW01	12	N/A
44	2	MTA	1	110	1,397.74	60	7.50	CW01	12	N/A
45	1	MTA	1	110	17,230.24	60	7.50	CW01	12	N/A
46	0	MTA	1	110	1,744.93	60	7.50	CW01	12	N/A
47	5	MTA	1	115	3,463.49	60	7.50	CW01	12	N/A
48	4	MTA	1	115	1,071.73	60	7.50	CW01	12	N/A
49	3	MTA	1	115	664.47	60	7.50	CW01	12	N/A
50	2	MTA	1	115	1,286.56	60	7.50	CW01	12	N/A
51	1	MTA	1	115	3,385.35	60	7.50	CW01	12	N/A
52	1	MTA	1	115	1,162.94	60	7.50	CW01	12	N/A
53	0	MTA	1	115	4,686.93	60	7.50	CW01	12	N/A
54	0	MTA	1	115	1,599.68	60	7.50	CW01	12	N/A
55	0	MTA	1	115	1,141.82	60	7.50	CW01	12	Yes
56	0	MTA	1	110	6,532.43	120	7.50	CW01	12	N/A
57	0	MTA	1	110	3,661.75	120	7.50	CW01	12	Yes
58	6	MTA	1	115	2,717.82	120	7.50	CW01	12	N/A
59	3	MTA	1	115	1,384.78	120	7.50	CW01	12	N/A
60	1	MTA	1	115	2,538.99	120	7.50	CW01	12	N/A
61	0	MTA	1	115	4,252.39	120	7.50	CW01	12	N/A
62	0	MTA	1	115	10,125.18	120	7.50	CW01	12	N/A
63	0	MTA	1	115	12,885.29	120	7.50	CW01	12	Yes
64	0	MTA	1	115	54,148.59	120	7.50	CW01	12	Yes
65	0	MTA	1	115	1,617.12	120	7.50	CW04	12	Yes
66	0	MTA	1	115	1,525.56	120	7.50	CW04	12	Yes
67	1	MTA	1	115	1,062.97	60	7.50	CW07	12	N/A
68	0	MTA	1	115	2,532.91	60	7.50	CW07	12	N/A
69	1	MTA	1	115	2,522.93	120	7.50	CW07	12	N/A
70	0	MTA	1	115	1,495.54	120	7.50	CW07	12	Yes
71	6	MTA	1	115	613.18	60	7.50	CW08	12	N/A
72	3	MTA	1	115	1,552.17	120	7.50	CW09	12	N/A
73	1	MTA	1	110	13,663.97	60	7.50	CW01	24	N/A
74	0	MTA	1	115	440.70	120	7.50	CW01	24	N/A
75	1	MTA	1	115	198.44	60	7.50	CW09	24	N/A
76	0	MTA	1	115	1,245.71	120	7.50	CW09	24	N/A
77	1	MTA	1	110	535.28	60	7.50	CW13	24	N/A
78	0	MTA	1	115	549.08	120	7.50	CW08	30	N/A

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
79	4	MTA	1	110	2,166.14	60	7.50	CW01	36	N/A
80	3	MTA	1	110	7,110.20	60	7.50	CW01	36	N/A
81	2	MTA	1	110	8,645.18	60	7.50	CW01	36	N/A
82	1	MTA	1	110	107,772.61	60	7.50	CW01	36	N/A
83	4	MTA	1	110	794.06	60	7.50	CW01	36	N/A
84	2	MTA	1	110	4,895.94	60	7.50	CW01	36	N/A
85	1	MTA	1	110	13,529.68	60	7.50	CW01	36	N/A
86	0	MTA	1	110	1,418.43	60	7.50	CW01	36	N/A
87	11	MTA	1	115	2,992.16	60	7.50	CW01	36	N/A
88	23	MTA	1	115	2,129.55	60	7.50	CW01	36	N/A
89	10	MTA	1	115	9,084.75	60	7.50	CW01	36	N/A
90	9	MTA	1	115	15,210.05	60	7.50	CW01	36	N/A
91	21	MTA	1	115	1,037.29	60	7.50	CW01	36	N/A
92	8	MTA	1	115	9,946.14	60	7.50	CW01	36	N/A
93	7	MTA	1	115	8,147.26	60	7.50	CW01	36	N/A
94	6	MTA	1	115	19,990.06	60	7.50	CW01	36	N/A
95	5	MTA	1	115	30,828.54	60	7.50	CW01	36	N/A
96	17	MTA	1	115	401.08	60	7.50	CW01	36	N/A
97	4	MTA	1	115	18,471.92	60	7.50	CW01	36	N/A
98	16	MTA	1	115	524.47	60	7.50	CW01	36	N/A
99	3	MTA	1	115	17,376.92	60	7.50	CW01	36	N/A
100	2	MTA	1	115	71,882.08	60	7.50	CW01	36	N/A
101	1	MTA	1	115	143,712.48	60	7.50	CW01	36	N/A
102	7	MTA	1	115	2,903.09	60	7.50	CW01	36	N/A
103	6	MTA	1	115	8,560.73	60	7.50	CW01	36	N/A
104	5	MTA	1	115	5,443.85	60	7.50	CW01	36	N/A
105	4	MTA	1	115	12,159.32	60	7.50	CW01	36	N/A
106	3	MTA	1	115	16,643.84	60	7.50	CW01	36	N/A
107	2	MTA	1	115	45,499.28	60	7.50	CW01	36	N/A
108	1	MTA	1	115	104,622.24	60	7.50	CW01	36	N/A
109	0	MTA	1	115	128,157.41	60	7.50	CW01	36	N/A
110	0	MTA	1	115	65,448.18	60	7.50	CW01	36	N/A
111	0	MTA	1	115	3,108.89	60	7.50	CW01	36	Yes
112	2	MTA	1	110	1,932.86	120	7.50	CW01	36	N/A
113	8	MTA	1	115	1,602.28	120	7.50	CW01	36	N/A
114	7	MTA	1	115	3,456.34	120	7.50	CW01	36	N/A
115	6	MTA	1	115	483.59	120	7.50	CW01	36	N/A
116	5	MTA	1	115	1,838.24	120	7.50	CW01	36	N/A
117	2	MTA	1	115	28,641.00	120	7.50	CW01	36	N/A
118	1	MTA	1	115	74,632.59	120	7.50	CW01	36	N/A

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
119	6	MTA	1	115	971.06	120	7.50	CW01	36	N/A
120	5	MTA	1	115	882.88	120	7.50	CW01	36	N/A
121	4	MTA	1	115	1,742.22	120	7.50	CW01	36	N/A
122	3	MTA	1	115	3,730.99	120	7.50	CW01	36	N/A
123	2	MTA	1	115	13,617.50	120	7.50	CW01	36	N/A
124	1	MTA	1	115	136,870.80	120	7.50	CW01	36	N/A
125	0	MTA	1	115	372,436.26	120	7.50	CW01	36	N/A
126	0	MTA	1	115	378,107.80	120	7.50	CW01	36	N/A
127	0	MTA	1	115	87,915.69	120	7.50	CW01	36	Yes
128	0	MTA	1	115	56,137.98	120	7.50	CW01	36	Yes
129	1	MTA	1	110	1,161.33	60	7.50	CW04	36	N/A
130	9	MTA	1	115	1,374.99	60	7.50	CW04	36	N/A
131	7	MTA	1	115	1,656.58	60	7.50	CW04	36	N/A
132	2	MTA	1	115	2,077.14	60	7.50	CW04	36	N/A
133	0	MTA	1	115	1,599.61	120	7.50	CW04	36	N/A
134	5	MTA	1	115	1,066.47	60	7.50	CW05	36	N/A
135	1	MTA	1	115	2,739.35	60	7.50	CW05	36	N/A
136	1	MTA	1	115	1,815.50	120	7.50	CW05	36	N/A
137	1	MTA	1	115	455.51	120	7.50	CW05	36	N/A
138	0	MTA	1	115	3,352.12	120	7.50	CW05	36	N/A
139	0	MTA	1	115	2,447.76	120	7.50	CW05	36	N/A
140	3	MTA	1	115	702.32	60	7.50	CW07	36	N/A
141	1	MTA	1	115	8,365.42	60	7.50	CW07	36	N/A
142	1	MTA	1	115	1,117.60	60	7.50	CW07	36	N/A
143	0	MTA	1	115	5,761.79	60	7.50	CW07	36	N/A
144	0	MTA	1	115	823.45	60	7.50	CW07	36	N/A
145	6	MTA	1	115	599.85	120	7.50	CW07	36	N/A
146	1	MTA	1	115	3,380.86	120	7.50	CW07	36	N/A
147	2	MTA	1	115	747.86	120	7.50	CW07	36	N/A
148	1	MTA	1	115	4,642.96	120	7.50	CW07	36	N/A
149	0	MTA	1	115	4,296.66	120	7.50	CW07	36	N/A
150	0	MTA	1	115	4,020.08	120	7.50	CW07	36	Yes
151	9	MTA	1	115	937.31	60	7.50	CW08	36	N/A
152	8	MTA	1	115	1,140.53	60	7.50	CW08	36	N/A
153	7	MTA	1	115	1,318.53	60	7.50	CW08	36	N/A
154	6	MTA	1	115	271.79	60	7.50	CW08	36	N/A
155	3	MTA	1	115	2,488.99	60	7.50	CW08	36	N/A
156	2	MTA	1	115	2,718.98	60	7.50	CW08	36	N/A
157	1	MTA	1	115	1,460.44	60	7.50	CW08	36	N/A
158	4	MTA	1	115	658.69	60	7.50	CW08	36	N/A

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
159	3	MTA	1	115	773.74	60	7.50	CW08	36	N/A
160	1	MTA	1	115	1,689.63	60	7.50	CW08	36	N/A
161	0	MTA	1	115	481.32	60	7.50	CW08	36	N/A
162	1	MTA	1	115	2,200.53	120	7.50	CW08	36	N/A
163	2	MTA	1	115	772.84	120	7.50	CW08	36	N/A
164	1	MTA	1	115	4,329.19	120	7.50	CW08	36	N/A
165	0	MTA	1	115	12,977.28	120	7.50	CW08	36	N/A
166	0	MTA	1	115	701.20	120	7.50	CW08	36	N/A
167	0	MTA	1	115	1,021.26	120	7.50	CW08	36	Yes
168	7	MTA	1	115	1,448.34	60	7.50	CW09	36	N/A
169	6	MTA	1	115	1,157.90	60	7.50	CW09	36	N/A
170	3	MTA	1	115	2,364.05	60	7.50	CW09	36	N/A
171	2	MTA	1	115	10,309.04	60	7.50	CW09	36	N/A
172	1	MTA	1	115	9,007.79	60	7.50	CW09	36	N/A
173	6	MTA	1	115	884.25	60	7.50	CW09	36	N/A
174	4	MTA	1	115	874.41	60	7.50	CW09	36	N/A
175	2	MTA	1	115	2,316.60	60	7.50	CW09	36	N/A
176	1	MTA	1	115	6,128.14	60	7.50	CW09	36	N/A
177	2	MTA	1	115	559.86	120	7.50	CW09	36	N/A
178	1	MTA	1	115	3,540.54	120	7.50	CW09	36	N/A
179	5	MTA	1	115	925.58	120	7.50	CW09	36	N/A
180	1	MTA	1	115	5,231.44	120	7.50	CW09	36	N/A
181	2	MTA	1	115	637.34	60	7.50	CW12	36	N/A
182	0	MTA	1	115	1,350.89	60	7.50	CW12	36	N/A
183	2	MTA	1	115	679.83	60	7.50	CW13	36	N/A
184	18	MTA	1	115	1,279.33	60	7.50	CW01	60	N/A
185	5	MTA	1	110	2,894.76	60	7.50	N/A	0	N/A
186	3	MTA	1	110	1,542.73	60	7.50	N/A	0	N/A
187	2	MTA	1	110	2,698.62	60	7.50	N/A	0	N/A
188	1	MTA	2	110	17,997.91	60	7.50	N/A	0	N/A
189	8	MTA	1	115	731.52	60	7.50	N/A	0	N/A
190	4	MTA	1	115	2,928.31	60	7.50	N/A	0	N/A
191	3	MTA	1	115	4,435.43	60	7.50	N/A	0	N/A
192	2	MTA	1	115	33,671.89	60	7.50	N/A	0	N/A
193	1	MTA	2	115	68,814.35	60	7.50	N/A	0	N/A
194	0	MTA	3	115	48,651.86	60	7.50	N/A	0	N/A
195	0	MTA	3	115	1,008.86	60	7.50	N/A	0	Yes
196	2	MTA	1	115	5,322.93	120	7.50	N/A	0	N/A
197	3	MTA	1	115	1,176.05	120	7.50	N/A	0	N/A
198	1	MTA	2	115	29,418.04	120	7.50	N/A	0	N/A

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
199	1	MTA	2	115	3,175.96	120	7.50	N/A	0	N/A
200	0	MTA	3	115	58,661.21	120	7.50	N/A	0	N/A
201	0	MTA	3	115	4,122.15	120	7.50	N/A	0	N/A
202	0	MTA	3	115	1,303.33	120	7.50	CW07	12	N/A
203	2	MTA	1	115	1,168.14	60	7.50	CW01	36	N/A
204	2	MTA	1	115	2,381.76	60	7.50	CW01	36	N/A
205	1	MTA	2	115	3,568.74	60	7.50	CW01	36	N/A
206	1	MTA	2	115	2,054.92	60	7.50	CW01	36	N/A
207	0	MTA	3	115	3,758.03	60	7.50	CW01	36	N/A
208	2	MTA	1	115	1,409.73	120	7.50	CW01	36	N/A
209	0	MTA	3	115	13,061.87	120	7.50	CW01	36	N/A
210	0	MTA	3	115	5,244.18	120	7.50	CW01	36	N/A
211	0	MTA	3	115	1,387.54	120	7.50	CW01	36	Yes
212	0	MTA	3	115	1,934.27	60	7.50	CW07	36	N/A
213	0	MTA	3	115	3,973.05	60	7.50	CW07	36	Yes
214	3	MTA	1	115	910.49	60	7.50	CW08	36	N/A
215	1	MTA	2	115	569.17	60	7.50	CW08	36	N/A
216	2	MTA	1	115	901.93	120	7.50	CW08	36	N/A
217	1	MTA	2	115	4,291.94	120	7.50	CW08	36	N/A
218	0	MTA	3	115	2,753.48	120	7.50	CW08	36	N/A
219	1	MTA	2	110	1,170.00	60	7.50	CW09	36	N/A
220	0	MTA	3	115	4,442.88	120	7.50	CW09	36	N/A
221	9	LIBOR	1	110	929.54	60	7.50	N/A	0	N/A
222	10	LIBOR	1	115	3,247.41	60	7.50	N/A	0	N/A
223	9	LIBOR	1	115	4,380.36	60	7.50	N/A	0	N/A
224	8	LIBOR	1	115	3,362.74	60	7.50	N/A	0	N/A
225	7	LIBOR	1	115	2,150.03	60	7.50	N/A	0	N/A
226	6	LIBOR	1	115	3,052.36	60	7.50	N/A	0	N/A
227	4	LIBOR	1	115	946.43	60	7.50	N/A	0	N/A
228	3	LIBOR	1	115	211.61	60	7.50	N/A	0	N/A
229	2	LIBOR	1	115	246.56	60	7.50	N/A	0	N/A
230	6	LIBOR	1	115	2,330.24	60	7.50	N/A	0	N/A
231	2	LIBOR	1	115	646.50	120	7.50	N/A	0	N/A
232	1	LIBOR	1	115	699.83	120	7.50	N/A	0	N/A
233	0	LIBOR	1	115	559.86	120	7.50	N/A	0	N/A
234	0	LIBOR	1	110	1,374.98	60	7.50	CW01	12	N/A
235	7	LIBOR	1	115	711.83	60	7.50	CW01	12	N/A
236	2	LIBOR	1	115	1,523.63	60	7.50	CW01	12	N/A
237	3	LIBOR	1	115	578.95	120	7.50	CW01	12	N/A
238	0	LIBOR	1	115	858.46	120	7.50	CW01	12	N/A

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
239	10	LIBOR	1	115	3,107.42	60	7.50	CW01	36	N/A
240	9	LIBOR	1	115	1,555.61	60	7.50	CW01	36	N/A
241	8	LIBOR	1	115	3,481.68	60	7.50	CW01	36	N/A
242	7	LIBOR	1	115	1,019.60	60	7.50	CW01	36	N/A
243	19	LIBOR	1	115	3,060.00	60	7.50	CW01	36	N/A
244	6	LIBOR	1	115	1,878.64	60	7.50	CW01	36	N/A
245	5	LIBOR	1	115	1,931.92	60	7.50	CW01	36	N/A
246	4	LIBOR	1	115	2,123.35	60	7.50	CW01	36	N/A
247	3	LIBOR	1	115	3,318.20	60	7.50	CW01	36	N/A
248	2	LIBOR	1	115	788.27	60	7.50	CW01	36	N/A
249	1	LIBOR	1	115	4,552.01	60	7.50	CW01	36	N/A
250	6	LIBOR	1	115	1,244.77	60	7.50	CW01	36	N/A
251	5	LIBOR	1	115	720.65	60	7.50	CW01	36	N/A
252	4	LIBOR	1	115	392.36	60	7.50	CW01	36	N/A
253	2	LIBOR	1	115	2,682.30	60	7.50	CW01	36	N/A
254	0	LIBOR	1	115	830.46	60	7.50	CW01	36	N/A
255	0	LIBOR	1	115	852.31	60	7.50	CW01	36	N/A
256	8	LIBOR	1	115	416.78	120	7.50	CW01	36	N/A
257	5	LIBOR	1	115	408.69	120	7.50	CW01	36	N/A
258	4	LIBOR	1	115	9,186.56	120	7.50	CW01	36	N/A
259	3	LIBOR	1	115	376.92	120	7.50	CW01	36	N/A
260	2	LIBOR	1	115	771.65	120	7.50	CW01	36	N/A
261	1	LIBOR	1	115	2,818.37	120	7.50	CW01	36	N/A
262	1	LIBOR	1	115	976.66	120	7.50	CW01	36	N/A
263	0	LIBOR	1	115	1,865.68	120	7.50	CW01	36	N/A
264	0	LIBOR	1	115	2,111.83	120	7.50	CW01	36	N/A
265	3	LIBOR	1	115	691.62	60	7.50	CW05	36	N/A
266	1	LIBOR	1	115	3,398.63	60	7.50	CW05	36	N/A
267	0	LIBOR	1	115	518.08	60	7.50	CW05	36	N/A
268	3	LIBOR	1	115	4,635.53	120	7.50	CW05	36	N/A
269	9	LIBOR	1	115	1,807.57	120	7.50	CW05	36	N/A
270	2	LIBOR	1	115	2,438.03	60	7.50	CW07	36	N/A
271	1	LIBOR	1	115	2,531.04	60	7.50	CW07	36	N/A
272	0	LIBOR	1	115	1,248.92	120	7.50	CW07	36	Yes
273	4	LIBOR	1	115	1,398.48	60	7.50	CW08	36	N/A
274	2	LIBOR	1	115	481.17	60	7.50	CW08	36	N/A
275	1	LIBOR	1	115	1,311.46	60	7.50	CW08	36	N/A
276	1	LIBOR	1	115	2,283.32	120	7.50	CW08	36	N/A
277	0	LIBOR	1	115	1,770.74	120	7.50	CW08	36	N/A
278	0	LIBOR	1	115	649.36	120	7.50	CW08	36	Yes

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
279	2	LIBOR	1	115	921.80	60	7.50	CW09	36	N/A
280	0	LIBOR	3	115	2,713.80	60	7.50	N/A	0	N/A
281	2	LIBOR	1	115	628.35	60	7.50	CW01	36	N/A
282	4	COFI	1	115	406.57	60	7.50	N/A	0	N/A
283	3	COFI	1	115	1,037.08	60	7.50	CW01	36	N/A
284	5	COFI	1	115	2,478.76	120	7.50	CW01	36	N/A
285	2	COFI	1	115	2,180.75	120	7.50	CW08	36	N/A
286	8	MTA	1	115	759.68	60	7.50	CW01	36	N/A
__________________________
(1)	Codes for Prepayment Type

Type	Description
CW01	6 months interest on 80% of the prepaid principal balance
CW04	3 months interest on 100% of the prepaid principal balance
CW05	2 months interest on 100% of the prepaid principal balance
CW07	2 months interest on 66% of the prepaid principal balance
CW08	1% of the prepaid principal balance
CW09	2% of the prepaid principal balance
CW12	5% of the prepaid principal balance
CW13	5%, 4%, 3%, 2% and 1% of the prepaid principal balance for prepayments during the first, second, third, fourth and fifth year, respectively, after origination.

(2)
This Mortgage Loan does not have an initial payment date until after the Due Date in the month of the first Distribution Date. The structuring assumptions assume that Countrywide Home Loans will deposit an amount equal to one month’s net interest on this Mortgage Loan at its current net mortgage rate into the Distribution Account prior to the first Distribution Date.

•	the Supplemental Mortgage Loans consist of 286 Mortgage Loans with the following characteristics:

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
1	88,789.91	87,327.79	6.787000	351	351	0.384000	2.500000	9.950000	2.500000	4
2	54,239.43	53,946.49	8.250000	356	356	0.384000	3.400000	9.950000	3.400000	9
3	513,200.72	511,001.46	7.984782	357	357	0.384000	3.259514	9.950000	3.259514	10
4	617,039.88	616,551.79	8.178845	358	358	0.384000	3.348998	9.950000	3.348998	11
5	546,514.46	547,810.25	5.713728	359	359	0.384000	3.522441	9.950000	3.522441	12
6	198,758.97	198,201.21	8.750000	478	478	0.384000	3.900000	9.950000	3.900000	11
7	112,957.84	113,257.83	8.250000	348	348	0.384000	3.400000	9.950000	3.400000	1
8	1,525,989.75	1,504,720.31	6.946710	350	350	0.384000	2.626180	9.950000	2.626180	3
9	999,633.41	983,529.82	7.103989	351	351	0.384000	2.743669	9.950000	2.743669	4
10	1,982,077.44	1,960,484.13	7.414520	352	352	0.410847	3.056743	9.950902	3.056743	5
11	347,054.18	342,783.77	8.079073	353	353	0.384000	3.741217	9.803428	3.741217	6
12	1,778,377.48	1,752,763.31	8.145829	354	354	0.415795	3.847626	9.862613	3.847626	7
13	1,789,898.57	1,773,355.37	8.133618	355	355	0.408699	3.658518	9.806726	3.658518	8
14	1,381,790.50	1,372,696.85	8.079030	356	356	0.384000	3.497595	9.949923	3.497595	9
15	921,436.91	918,184.22	7.876806	357	357	0.384000	3.318807	9.950000	3.318807	10
16	2,435,210.96	2,497,081.86	8.036005	358	358	0.384000	3.222848	10.162123	3.222848	11
17	4,213,205.85	4,224,049.80	8.076472	359	359	0.430713	3.257710	9.962023	3.257710	12
18	306,609.53	299,119.90	8.863478	473	473	0.384000	4.392670	10.150168	4.392670	6
19	270,623.06	265,321.37	8.078046	474	474	0.384000	3.791046	10.200000	3.791046	7
20	191,583.45	188,782.92	8.432469	475	475	0.384000	3.862661	10.200000	3.862661	8
21	393,968.55	391,037.57	8.149250	476	476	0.384000	3.446422	10.002501	3.446422	9
22	566,519.43	563,032.40	7.988233	477	477	0.384000	3.380551	10.067759	3.380551	10
23	902,177.13	900,355.06	8.066122	478	478	0.403356	3.257104	9.949689	3.257104	11
24	1,567,720.44	1,570,052.79	8.262657	479	479	0.384000	3.422740	10.167877	3.422740	12
25	966,584.30	966,953.64	1.457500	360	360	0.413672	3.358729	9.950000	3.358729	13
26	574,148.70	574,396.04	1.825419	480	480	0.384000	3.440549	9.950000	3.440549	13
27	34,269.77	33,530.28	8.375000	350	350	0.384000	3.575000	9.950000	3.575000	3
28	37,026.16	36,510.75	7.875000	353	353	0.384000	3.025000	9.950000	3.025000	6
29	157,017.50	155,729.52	8.500000	354	354	1.214000	3.650000	9.950000	3.650000	7
30	866,582.74	857,734.35	8.362187	355	355	0.504828	3.511296	9.950000	3.511296	8
31	419,401.35	415,402.90	8.265803	357	357	0.492547	3.424153	9.950000	3.424153	10
32	1,307,654.77	1,306,160.85	8.054387	358	358	0.555049	3.227164	9.950000	3.227164	11
33	4,540,181.35	4,542,165.71	7.998362	359	359	0.425660	3.168761	9.949895	3.168761	12
34	89,694.20	89,190.54	8.250000	474	474	0.384000	3.400000	9.950000	3.400000	7
35	649,862.97	644,675.50	7.932931	477	477	0.384000	3.119369	9.950000	3.119369	10
36	87,506.64	87,625.80	8.276744	478	478	0.384000	3.485674	9.949643	3.485674	11
37	1,755,770.34	1,752,413.70	8.049711	479	479	0.384000	3.200653	9.949678	3.200653	12
38	9,385,319.53	9,386,134.64	3.887166	360	360	0.384000	3.089206	9.950000	3.089206	13

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
39	3,349,451.63	3,349,628.40	4.074056	480	480	0.384000	3.329439	9.950000	3.329439	13
40	999,241.66	999,241.66	5.317756	360	360	0.384000	3.305257	9.950000	3.305257	13
41	327,136.31	327,136.31	8.250000	480	480	0.384000	3.400000	9.950000	3.400000	13
42	109,895.63	110,158.14	1.000000	359	359	0.384000	3.850000	9.950000	3.850000	12
43	182,383.25	180,020.34	7.597431	354	354	0.384000	3.310431	9.950000	3.310431	7
44	120,879.85	120,709.01	8.500000	358	358	0.384000	3.725000	9.950000	3.725000	11
45	1,573,108.15	1,576,861.97	2.549746	359	359	0.384000	3.726210	10.060761	3.726210	12
46	150,692.53	150,692.53	1.500000	360	360	0.384000	3.450000	9.950000	3.450000	13
47	290,688.37	289,791.03	8.094220	355	355	0.384000	3.481715	9.950000	3.481715	8
48	89,425.62	89,414.08	9.000000	356	356	0.384000	4.150000	9.950000	4.150000	9
49	55,084.62	55,436.73	8.500000	357	357	0.384000	3.725000	9.950000	3.725000	10
50	119,036.55	119,218.77	8.375000	358	358	0.384000	3.500000	12.000000	3.500000	11
51	306,273.91	306,988.33	8.026462	359	359	0.384000	3.176462	9.950000	3.176462	12
52	100,722.69	100,838.22	8.750000	479	479	0.384000	3.975000	9.950000	3.975000	12
53	418,231.37	418,231.37	1.262393	360	360	0.384000	3.287778	9.950000	3.287778	13
54	150,811.74	150,811.74	2.250000	480	480	0.384000	3.375000	10.383000	3.375000	13
55	105,806.66	105,806.66	1.000000	360	360	0.384000	2.650000	9.950000	2.650000	13
56	588,419.14	588,419.14	6.969039	360	360	0.384000	3.643349	9.950000	3.643349	13
57	305,498.10	305,498.10	1.750000	360	360	0.384000	3.800000	9.950000	3.800000	13
58	239,478.20	234,711.95	8.875000	354	354	0.384000	4.000000	9.950000	4.000000	7
59	107,000.75	106,540.75	8.000000	477	477	0.384000	3.150000	9.950000	3.150000	10
60	257,401.25	256,886.65	8.170252	479	479	0.384000	3.341210	9.950000	3.341210	12
61	376,061.60	376,061.60	2.438079	360	360	0.384000	3.251476	9.950000	3.251476	13
62	1,027,287.75	1,027,358.22	2.447062	480	480	0.384000	3.544441	9.950000	3.544441	13
63	1,145,025.06	1,145,025.06	3.087968	360	360	0.384000	3.327579	9.950000	3.327579	13
64	5,401,710.40	5,401,710.40	5.687703	480	480	0.405285	3.462253	9.950000	3.462253	13
65	144,105.69	144,105.69	1.273009	360	360	0.384000	3.577456	9.950000	3.577456	13
66	122,050.22	122,050.22	8.875000	480	480	0.384000	4.000000	9.950000	4.000000	13
67	91,596.39	91,798.45	7.875000	359	359	0.384000	3.025000	9.950000	3.025000	12
68	234,711.95	234,711.95	1.000000	360	360	0.384000	3.025000	9.950000	3.025000	13
69	198,180.94	198,573.76	8.000000	359	359	0.384000	3.150000	9.950000	3.150000	12
70	153,792.21	153,792.21	1.750000	480	480	0.384000	2.900000	9.950000	2.900000	13
71	55,704.52	54,840.63	8.508000	354	354	0.384000	3.750000	9.950000	3.750000	7
72	167,935.93	166,906.28	8.000000	477	477	0.384000	3.225000	9.950000	3.225000	10
73	1,236,509.10	1,239,398.34	1.145682	359	359	0.384000	4.062441	10.363195	4.062441	12
74	32,174.17	32,174.17	2.750000	360	360	0.384000	3.575000	9.950000	3.575000	13
75	17,099.98	17,137.70	8.125000	359	359	0.384000	3.250000	9.950000	3.250000	12
76	100,143.77	100,143.77	7.937500	360	360	0.384000	3.150000	9.950000	3.150000	13
77	46,125.33	46,227.08	1.500000	359	359	0.384000	3.800000	9.950000	3.800000	12
78	49,624.81	49,624.81	8.000000	480	480	0.384000	3.200000	9.950000	3.200000	13

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
79	195,594.62	193,730.50	8.875000	356	356	0.384000	4.100000	10.200000	4.100000	9
80	585,673.28	584,171.98	7.298713	357	357	0.384000	2.480029	10.806554	2.480029	10
81	762,104.76	761,360.87	8.548995	358	358	0.384000	3.723638	9.961393	3.723638	11
82	9,664,232.62	9,686,326.01	3.608306	359	359	0.384000	3.967975	10.161801	3.967975	12
83	80,186.22	79,876.58	7.750000	476	476	0.384000	3.025000	9.950000	3.025000	9
84	534,752.45	532,282.01	8.091091	478	478	0.384000	3.264562	9.950000	3.264562	11
85	1,437,424.34	1,440,535.31	8.063565	479	479	0.384000	3.260677	9.950000	3.260677	12
86	131,125.47	131,438.69	1.000000	360	360	0.384000	4.050000	9.999000	4.050000	13
87	266,736.52	260,957.97	7.541933	349	349	0.384000	3.175980	9.950000	3.175980	2
88	189,583.09	183,567.10	7.750000	337	337	0.384000	2.900000	9.950000	2.900000	2
89	766,308.71	752,082.68	7.577097	350	350	0.384000	3.145062	9.950000	3.145062	3
90	1,316,281.53	1,295,866.31	7.334922	351	351	0.384000	3.033753	9.950000	3.033753	4
91	92,560.17	89,414.08	7.500000	339	339	0.384000	2.650000	9.950000	2.650000	4
92	882,925.41	868,701.28	7.547666	352	352	0.384000	3.164789	9.906637	3.164789	5
93	740,221.41	728,724.73	7.789325	353	353	0.384000	3.418432	9.950000	3.418432	6
94	1,789,757.64	1,766,657.66	7.670898	354	354	0.384000	3.265882	9.950000	3.265882	7
95	2,642,677.58	2,620,458.38	7.918669	355	355	0.384000	3.339564	9.985301	3.339564	8
96	35,952.58	34,573.44	8.000000	343	343	0.384000	3.200000	9.950000	3.200000	8
97	1,624,639.97	1,614,972.93	7.693122	356	356	0.384000	3.314867	9.950000	3.314867	9
98	45,103.05	43,634.07	7.287000	344	344	0.384000	3.000000	9.950000	3.000000	9
99	1,562,591.61	1,557,141.40	8.018921	357	357	0.384000	3.333572	9.967030	3.333572	10
100	6,084,493.53	6,081,224.30	8.085633	358	358	0.427900	3.276278	10.136537	3.276278	11
101	12,115,977.59	12,135,190.13	8.203464	359	359	0.418277	3.393391	9.989798	3.393391	12
102	327,352.20	320,072.59	7.979196	473	473	0.384000	3.407216	10.061121	3.407216	6
103	893,946.05	878,028.36	8.339551	474	474	0.475516	3.646976	10.170787	3.646976	7
104	527,055.58	520,076.98	8.307979	475	475	0.384000	3.733008	10.067790	3.733008	8
105	1,085,417.50	1,074,071.71	8.588914	476	476	0.384000	4.192296	10.146580	4.192296	9
106	1,671,224.25	1,662,224.70	8.042967	477	477	0.485260	3.349376	10.089921	3.349376	10
107	4,383,274.55	4,373,622.86	8.302297	478	478	0.403678	3.494234	10.020051	3.494234	11
108	10,825,111.54	10,834,822.12	8.255222	479	479	0.391845	3.436943	10.030021	3.436943	12
109	10,742,163.32	10,743,449.58	1.748796	360	360	0.421780	3.339291	10.010763	3.339291	13
110	6,750,042.90	6,750,223.42	1.861321	480	480	0.387195	3.511222	9.953411	3.511222	13
111	256,916.45	256,916.45	1.819026	360	360	0.384000	3.213051	9.950000	3.213051	13
112	173,026.96	172,867.22	8.000000	358	358	0.384000	3.175000	9.950000	3.175000	11
113	151,534.10	148,475.06	8.195820	352	352	0.384000	3.342492	9.950000	3.342492	5
114	230,853.82	238,374.95	9.006784	353	353	1.308746	4.192924	9.950000	4.192924	6
115	40,698.43	40,345.72	8.125000	354	354	0.384000	3.325000	9.950000	3.325000	7
116	145,685.17	144,764.37	8.370159	355	355	0.610407	3.569675	9.950000	3.569675	8
117	2,261,680.23	2,262,968.98	7.625493	358	358	0.526901	2.803412	9.950000	2.803412	11
118	5,926,178.62	5,931,606.24	8.317978	359	359	0.553981	3.505250	9.968534	3.505250	12

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
119	65,220.23	64,378.14	9.875000	474	474	1.564000	5.050000	9.950000	5.050000	7
120	68,661.80	67,926.38	8.375000	475	475	0.384000	3.550000	9.950000	3.550000	8
121	128,795.88	127,686.28	8.046603	476	476	0.576792	3.246603	9.950000	3.246603	9
122	333,203.04	331,004.36	8.416180	477	477	0.573609	3.602253	10.193983	3.602253	10
123	1,369,463.44	1,365,472.19	8.211231	478	478	0.427930	3.395370	9.950000	3.395370	11
124	13,666,678.20	13,648,005.99	8.223339	479	479	0.389422	3.406381	9.950000	3.406381	12
125	31,318,036.58	31,320,970.60	3.996641	360	360	0.403876	3.304465	9.950000	3.304465	13
126	37,090,819.28	37,089,254.28	5.306191	480	480	0.385933	3.378416	9.950000	3.378416	13
127	7,294,751.57	7,294,751.57	4.714505	360	360	0.384000	3.263675	9.950000	3.263675	13
128	5,354,379.95	5,354,379.95	4.636868	480	480	0.414876	3.278396	9.950000	3.278396	13
129	100,072.03	100,292.79	8.250000	359	359	0.384000	3.375000	9.950000	3.375000	12
130	91,656.73	89,861.15	9.375000	351	351	1.154000	4.575000	9.950000	4.575000	4
131	145,570.69	143,062.52	8.375000	353	353	0.384000	3.575000	9.950000	3.575000	6
132	151,467.05	151,705.89	8.814535	358	358	0.843690	4.014535	10.716150	4.014535	11
133	143,062.52	143,062.52	7.875000	360	360	0.384000	3.025000	9.950000	3.025000	13
134	83,847.75	83,155.09	7.875000	355	355	0.384000	3.025000	9.950000	3.025000	8
135	228,059.22	228,542.38	8.140258	359	359	0.384000	3.312089	9.950000	3.312089	12
136	147,552.55	146,877.53	8.266824	359	359	0.384000	3.456006	9.950000	3.456006	12
137	51,179.32	51,261.69	6.625000	479	479	0.384000	1.850000	9.950000	1.850000	12
138	263,890.75	263,890.75	3.711656	360	360	0.602647	3.753625	9.950000	3.753625	13
139	257,274.11	257,274.11	3.120482	480	480	0.384000	3.423587	9.950000	3.423587	13
140	60,700.66	60,652.55	8.375000	357	357	0.384000	3.575000	9.950000	3.575000	10
141	762,398.70	764,192.32	7.868762	359	359	0.384000	3.068762	9.950000	3.068762	12
142	114,761.40	114,926.89	7.750000	479	479	0.384000	2.975000	9.950000	2.975000	12
143	498,066.22	498,066.22	1.486207	360	360	0.384000	3.234805	9.950000	3.234805	13
144	68,558.24	68,558.24	3.000000	480	480	0.384000	2.900000	9.950000	2.900000	13
145	53,664.05	53,648.45	8.000000	354	354	0.384000	3.200000	9.950000	3.200000	7
146	228,993.64	229,376.91	8.919599	359	359	0.996564	4.105152	9.950000	4.105152	12
147	57,595.30	57,537.96	7.125000	478	478	0.384000	2.250000	9.950000	2.250000	11
148	505,957.35	504,666.17	7.786145	479	479	0.384000	2.952568	9.950000	2.952568	12
149	356,166.08	356,166.08	3.229079	360	360	0.384000	3.251255	9.950000	3.251255	13
150	327,455.81	327,455.81	5.235721	360	360	0.384000	3.188229	9.950000	3.188229	13
151	86,898.04	85,241.42	7.328805	351	351	0.384000	2.798101	9.950000	2.798101	4
152	104,693.16	102,921.56	7.554729	352	352	0.384000	3.000000	9.950000	3.000000	5
153	121,722.00	119,814.86	7.730766	353	353	0.384000	3.443766	9.950000	3.443766	6
154	25,438.93	25,184.97	7.662000	354	354	0.384000	3.375000	9.950000	3.375000	7
155	217,624.80	216,978.16	7.475214	357	357	0.384000	3.118173	9.950000	3.118173	10
156	252,726.35	251,953.97	7.521389	358	358	0.384000	2.675667	9.950000	2.675667	11
157	93,624.21	93,765.56	8.380835	359	359	1.015282	3.540368	9.950000	3.540368	12
158	45,670.94	45,274.82	9.125000	476	476	1.214000	4.325000	9.950000	4.325000	9

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
159	91,707.74	91,202.36	7.387000	477	477	0.384000	3.100000	10.200000	3.100000	10
160	134,521.17	134,657.60	8.432018	479	479	0.732067	3.632018	9.950000	3.632018	12
161	38,507.66	38,507.66	3.250000	480	480	0.384000	3.700000	9.950000	3.700000	13
162	138,655.60	138,889.87	9.066027	359	359	1.206346	4.202600	9.950000	4.202600	12
163	59,593.88	59,460.36	8.500000	478	478	0.384000	3.700000	9.950000	3.700000	11
164	424,193.82	424,567.85	8.360849	479	479	0.502503	3.513462	9.950000	3.513462	12
165	1,051,621.03	1,051,621.03	7.528284	360	360	0.452084	3.395646	9.950000	3.395646	13
166	60,801.57	60,801.57	2.750000	480	480	0.384000	3.575000	9.950000	3.575000	13
167	83,751.19	83,751.19	6.291815	360	360	0.384000	3.278737	9.950000	3.278737	13
168	136,233.68	134,210.53	7.162000	353	353	0.384000	2.875000	9.950000	2.875000	6
169	108,680.70	107,296.89	7.750000	354	354	0.384000	2.950000	9.950000	2.950000	7
170	219,340.33	219,064.49	8.250000	357	357	0.384000	3.450000	9.950000	3.450000	10
171	887,201.84	885,794.87	8.163068	358	358	0.439825	3.340175	9.950000	3.340175	11
172	726,826.84	727,815.69	7.986772	359	359	0.461386	3.161750	10.053181	3.161750	12
173	88,615.07	87,029.70	7.750000	474	474	0.384000	2.900000	9.950000	2.900000	7
174	86,813.67	86,061.05	8.625000	476	476	0.384000	3.825000	9.950000	3.825000	9
175	178,466.32	178,232.06	8.273480	478	478	0.384000	3.473480	9.950000	3.473480	11
176	630,273.90	631,188.88	8.067042	479	479	0.384000	3.258544	9.950000	3.258544	12
177	50,128.56	50,071.88	8.125000	358	358	0.384000	3.325000	9.950000	3.325000	11
178	312,331.85	312,830.05	7.712154	359	359	0.384000	2.879172	9.950000	2.879172	12
179	60,866.63	60,281.48	8.875000	475	475	1.304000	4.000000	9.950000	4.000000	8
180	530,439.73	531,209.04	8.210401	479	479	0.384000	3.399842	9.950000	3.399842	12
181	57,071.92	57,001.47	8.375000	358	358	0.384000	3.525000	9.950000	3.525000	11
182	125,179.71	125,179.71	1.000000	360	360	0.384000	2.800000	9.950000	2.800000	13
183	60,876.72	60,801.57	8.250000	358	358	0.384000	3.450000	9.950000	3.450000	11
184	114,647.71	110,277.36	7.875000	342	342	0.384000	3.075000	9.950000	3.075000	7
185	268,004.55	268,242.23	7.826000	355	355	0.384000	3.000000	10.950000	3.000000	8
186	123,660.20	124,434.59	7.667713	357	357	0.384000	2.841713	10.372099	2.841713	10
187	223,426.58	225,144.65	5.826745	358	358	0.384000	3.320064	9.950000	3.320064	11
188	1,498,385.97	1,501,560.41	1.750000	359	359	0.384000	3.311771	9.950000	3.311771	12
189	61,671.12	61,030.47	8.625000	352	352	0.384000	3.800000	9.950000	3.800000	5
190	234,738.66	236,127.68	8.257480	356	356	0.384000	3.447181	9.950000	3.447181	9
191	355,475.06	357,656.31	8.625000	357	357	0.384000	3.800000	9.950000	3.800000	10
192	2,776,223.15	2,789,287.06	1.801596	358	358	0.384000	3.752527	9.950000	3.752527	11
193	5,594,072.60	5,607,633.70	1.920486	359	359	0.384000	3.774684	10.061649	3.774684	12
194	3,983,240.52	3,984,127.39	1.884302	360	360	0.384000	3.782266	9.950000	3.782266	13
195	84,168.45	84,168.45	1.750000	360	360	0.384000	3.650000	9.950000	3.650000	13
196	442,210.85	444,089.92	1.750000	358	358	0.384000	3.050000	9.950000	3.050000	11
197	110,444.76	110,873.46	8.125000	477	477	0.384000	3.300000	9.950000	3.300000	10
198	2,420,430.86	2,426,274.85	1.833488	359	359	0.384000	3.775696	9.950000	3.775696	12

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
199	298,546.86	299,417.94	2.250000	479	479	0.384000	4.050000	9.950000	4.050000	12
200	4,723,975.83	4,723,975.83	2.007973	360	360	0.384000	3.772807	9.950000	3.772807	13
201	395,329.44	395,329.44	2.149276	480	480	0.384000	3.949276	9.950000	3.949276	13
202	69,370.42	69,370.42	5.375000	360	360	1.454000	5.300000	9.950000	5.300000	13
203	90,728.05	91,083.14	2.250000	358	358	0.384000	3.725000	9.950000	3.725000	11
204	198,657.29	199,095.35	2.962734	478	478	0.384000	4.113669	9.950000	4.113669	11
205	297,101.95	297,738.15	1.750000	359	359	0.384000	3.420127	9.950000	3.420127	12
206	193,481.28	193,730.50	2.250000	479	479	0.384000	3.850000	9.950000	3.850000	12
207	313,530.46	313,530.46	1.750000	360	360	0.384000	3.329548	9.950000	3.329548	13
208	74,863.95	75,033.31	5.375000	358	358	1.564000	4.725000	9.950000	4.725000	11
209	1,060,544.55	1,060,614.89	1.942486	360	360	0.384000	3.677086	9.950000	3.677086	13
210	461,531.63	461,531.63	2.634968	480	480	0.384000	3.864921	9.950000	3.864921	13
211	115,761.43	115,761.43	1.750000	360	360	0.384000	3.814058	9.950000	3.814058	13
212	110,515.80	110,515.80	4.750000	360	360	1.194000	4.625000	9.950000	4.625000	13
213	308,493.47	308,493.47	2.257222	360	360	0.384000	3.725000	9.950000	3.725000	13
214	85,425.46	85,837.51	8.375000	477	477	0.384000	3.500000	9.950000	3.500000	10
215	40,167.29	40,236.34	3.000000	359	359	0.384000	3.900000	9.950000	3.900000	12
216	51,402.39	51,532.31	4.750000	358	358	1.204000	4.525000	9.950000	4.525000	11
217	213,930.74	214,146.72	5.957963	359	359	1.311771	5.155946	9.950000	5.155946	12
218	165,269.07	165,416.04	4.284703	360	360	0.926644	4.617352	9.950000	4.617352	13
219	92,582.67	92,767.11	2.125000	359	359	0.384000	3.400000	9.950000	3.400000	12
220	230,031.43	230,031.43	5.625000	360	360	1.289000	5.225000	9.950000	5.225000	13
221	88,160.75	86,135.56	7.875000	351	351	0.384000	2.500000	8.950000	2.500000	4
222	305,493.71	297,748.88	7.893862	350	350	0.384000	2.573862	9.950000	2.573862	3
223	392,589.97	387,715.54	7.857927	351	351	0.384000	2.537927	9.903829	2.537927	4
224	318,135.63	311,608.06	7.899492	352	352	0.384000	2.575787	9.950000	2.575787	5
225	176,398.44	172,742.04	9.068104	353	353	0.384000	3.748104	9.950000	3.748104	6
226	287,681.95	282,846.53	8.605300	354	354	0.384000	3.285300	9.950000	3.285300	7
227	85,440.91	84,645.33	8.750000	356	356	0.384000	3.400000	9.950000	3.400000	9
228	19,038.73	18,925.98	8.700000	357	357	0.384000	3.625000	8.700000	3.625000	10
229	18,621.39	18,598.13	8.500000	358	358	0.384000	3.150000	12.450000	3.150000	11
230	265,833.37	262,236.59	7.820000	474	474	0.384000	2.500000	10.200000	2.500000	7
231	59,764.67	59,907.43	8.500000	358	358	0.384000	3.150000	9.950000	3.150000	11
232	62,824.62	62,589.85	8.500000	359	359	0.384000	3.150000	9.950000	3.150000	12
233	50,071.88	50,071.88	1.000000	360	360	0.384000	2.900000	8.950000	2.900000	13
234	110,873.46	110,873.46	2.000000	360	360	0.384000	3.225000	9.950000	3.225000	13
235	65,019.91	63,662.82	9.195000	353	353	0.384000	3.875000	9.950000	3.875000	6
236	136,435.46	136,267.05	8.250000	358	358	0.384000	2.975000	9.950000	2.975000	11
237	53,946.37	53,648.45	8.625000	357	357	0.384000	3.350000	9.950000	3.350000	10
238	76,776.89	76,776.89	1.250000	360	360	0.384000	3.275000	9.950000	3.275000	13

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
239	292,652.63	284,336.77	8.429343	350	350	0.384000	3.087242	9.950000	3.087242	3
240	145,388.79	144,150.40	8.320000	351	351	0.384000	3.000000	9.950000	3.000000	4
241	314,876.30	308,272.92	8.304236	352	352	0.384000	2.970609	9.950000	2.970609	5
242	96,370.51	94,480.88	8.320000	353	353	0.384000	3.000000	9.950000	3.000000	6
243	273,849.42	263,771.53	7.500000	341	341	0.384000	2.150000	9.950000	2.150000	6
244	175,440.44	172,628.78	8.378371	354	354	0.384000	3.058371	9.950000	3.058371	7
245	170,325.33	168,909.15	8.320000	355	355	0.384000	3.000000	9.950000	3.000000	8
246	185,154.98	183,894.95	8.330257	356	356	0.384000	2.996309	9.950000	2.996309	9
247	298,620.63	297,450.83	7.732440	357	357	0.384000	2.403303	9.950000	2.403303	10
248	59,503.83	59,460.36	7.875000	358	358	0.384000	2.600000	9.950000	2.600000	11
249	374,656.47	374,738.87	8.402574	359	359	0.384000	3.052093	9.950000	3.052093	12
250	140,781.46	140,082.06	8.570000	474	474	0.384000	3.250000	10.200000	3.250000	7
251	78,612.94	77,492.20	8.070000	475	475	0.384000	2.750000	10.200000	2.750000	8
252	43,421.09	43,157.19	8.445000	476	476	0.384000	3.125000	10.200000	3.125000	9
253	215,139.23	214,593.79	8.750000	478	478	0.384000	3.400000	9.950000	3.400000	11
254	74,095.61	74,273.29	1.250000	360	360	0.384000	3.150000	9.950000	3.150000	13
255	91,649.43	91,649.43	1.500000	480	480	0.384000	3.150000	9.950000	3.150000	13
256	39,637.65	38,620.92	8.750000	352	352	0.384000	3.400000	9.950000	3.400000	5
257	34,529.04	34,096.57	8.750000	355	355	0.384000	3.400000	9.950000	3.400000	8
258	682,838.14	692,959.10	7.000000	356	356	0.384000	2.700000	9.950000	2.700000	9
259	34,626.57	34,927.23	8.750000	357	357	0.384000	3.400000	9.950000	3.400000	10
260	64,467.09	64,378.14	8.500000	358	358	0.384000	3.150000	9.950000	3.150000	11
261	241,036.26	241,716.06	8.439419	359	359	0.384000	3.089419	9.950000	3.089419	12
262	101,782.28	101,932.05	8.665940	479	479	0.384000	3.315940	9.950000	3.315940	12
263	166,858.59	166,858.59	1.250000	360	360	0.384000	3.109285	9.950000	3.109285	13
264	199,095.35	199,095.35	8.625000	480	480	0.384000	3.325000	9.950000	3.325000	13
265	57,960.66	57,701.88	8.250000	357	357	0.384000	2.900000	9.950000	2.900000	10
266	284,166.69	284,783.84	8.128875	359	359	0.384000	2.812255	9.950000	2.812255	12
267	39,079.91	39,079.91	2.500000	360	360	0.384000	2.900000	9.950000	2.900000	13
268	416,481.21	414,583.27	8.125000	357	357	0.384000	2.750000	9.950000	2.750000	10
269	210,011.43	203,417.03	8.375000	471	471	0.384000	3.025000	9.950000	3.025000	4
270	226,061.41	225,919.57	7.500000	358	358	0.384000	2.225000	9.950000	2.225000	11
271	218,877.21	219,362.54	7.930440	359	359	0.384000	2.644352	9.950000	2.644352	12
272	104,197.21	104,197.21	1.750000	360	360	0.384000	2.375000	9.950000	2.375000	13
273	90,495.26	90,606.27	8.847922	356	356	0.605775	3.497922	9.950000	3.497922	9
274	44,771.90	44,587.82	8.000000	358	358	0.384000	2.675000	9.950000	2.675000	11
275	112,398.32	113,257.83	8.500000	359	359	0.384000	3.150000	9.950000	3.150000	12
276	196,753.79	197,187.85	8.750000	359	359	0.384000	3.400000	9.950000	3.400000	12
277	125,179.71	125,179.71	3.000000	360	360	0.384000	3.375000	9.950000	3.375000	13
278	39,342.19	39,342.19	4.250000	360	360	1.194000	4.525000	9.950000	4.525000	13

ID#	Current Principal Balance ($)	Original Principal Balance ($)	Current Mortgage Rate (%)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Expense Fee Rate (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Payment Adjustment
279	90,824.61	90,725.48	8.375000	478	478	0.384000	3.075000	9.950000	3.075000	11
280	226,411.35	226,411.35	1.750000	360	360	0.384000	3.800000	9.950000	3.800000	13
281	49,716.38	50,667.98	2.000000	358	358	0.384000	3.525000	9.950000	3.525000	11
282	36,562.76	36,361.73	7.375000	356	356	0.384000	2.950000	9.950000	2.950000	9
283	93,138.07	92,752.20	7.875000	357	357	0.384000	2.600000	9.950000	2.600000	10
284	242,039.50	241,119.96	7.309113	475	475	0.384000	2.922290	9.950000	2.922290	8
285	174,169.26	175,847.69	2.000000	358	358	0.384000	3.225000	9.950000	3.225000	11
286	69,321.55	67,942.78	8.258000	352	472	0.384000	3.500000	9.950000	3.500000	5

•	the Supplemental Mortgage Loans will also have the following characteristics:

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
1	9	MTA	1	110	291.02	60	7.50	N/A	0	Yes
2	4	MTA	1	110	179.78	60	7.50	N/A	0	Yes
3	3	MTA	1	110	1,665.98	60	7.50	N/A	0	Yes
4	2	MTA	1	110	2,115.09	60	7.50	N/A	0	Yes
5	1	MTA	1	110	1,774.16	60	7.50	N/A	0	Yes
6	2	MTA	1	110	587.25	60	7.50	N/A	0	Yes
7	12	MTA	1	115	390.88	60	7.50	N/A	0	Yes
8	10	MTA	1	115	5,195.90	60	7.50	N/A	0	Yes
9	9	MTA	1	115	3,406.37	60	7.50	N/A	0	Yes
10	8	MTA	1	115	6,796.64	60	7.50	N/A	0	Yes
11	7	MTA	1	115	1,160.24	60	7.50	N/A	0	Yes
12	6	MTA	1	115	6,001.56	60	7.50	N/A	0	Yes
13	5	MTA	1	115	6,097.71	60	7.50	N/A	0	Yes
14	4	MTA	1	115	4,775.20	60	7.50	N/A	0	Yes
15	3	MTA	1	115	3,253.62	60	7.50	N/A	0	Yes
16	2	MTA	1	115	8,367.92	60	7.50	N/A	0	Yes
17	1	MTA	1	115	14,657.25	60	7.50	N/A	0	Yes
18	7	MTA	1	115	914.70	60	7.50	N/A	0	Yes
19	6	MTA	1	115	702.69	60	7.50	N/A	0	Yes
20	5	MTA	1	115	511.77	60	7.50	N/A	0	Yes
21	4	MTA	1	115	1,161.57	60	7.50	N/A	0	Yes
22	3	MTA	1	115	1,624.06	60	7.50	N/A	0	Yes
23	2	MTA	1	115	2,796.27	60	7.50	N/A	0	Yes
24	1	MTA	1	115	4,634.44	60	7.50	N/A	0	Yes
25	0	MTA	1	115	3,324.93	60	7.50	N/A	0	Yes
26	0	MTA	1	115	1,691.72	60	7.50	N/A	0	Yes
27	10	MTA	1	115	132.48	120	7.50	N/A	0	Yes
28	7	MTA	1	115	130.43	120	7.50	N/A	0	Yes
29	6	MTA	1	115	766.10	120	7.50	N/A	0	Yes
30	5	MTA	1	115	3,160.63	120	7.50	N/A	0	Yes
31	3	MTA	1	115	1,377.25	120	7.50	N/A	0	Yes
32	2	MTA	1	115	5,030.02	120	7.50	N/A	0	Yes
33	1	MTA	1	115	15,972.90	120	7.50	N/A	0	Yes
34	6	MTA	1	115	400.97	120	7.50	N/A	0	Yes
35	3	MTA	1	115	2,059.71	120	7.50	N/A	0	Yes
36	2	MTA	1	115	268.65	120	7.50	N/A	0	Yes
37	1	MTA	1	115	5,398.18	120	7.50	N/A	0	Yes
38	0	MTA	1	115	32,013.72	120	7.50	N/A	0	Yes

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
39	0	MTA	1	115	9,393.12	120	7.50	N/A	0	Yes
40	0	MTA	1	115	3,599.45	120	7.50	N/A	0	Yes
41	0	MTA	1	115	1,078.83	120	7.50	N/A	0	Yes
42	1	MTA	1	110	354.31	60	7.50	CW01	6	Yes
43	6	MTA	1	110	631.84	60	7.50	CW01	12	Yes
44	2	MTA	1	110	416.59	60	7.50	CW01	12	Yes
45	1	MTA	1	110	5,135.42	60	7.50	CW01	12	Yes
46	0	MTA	1	110	520.07	60	7.50	CW01	12	Yes
47	5	MTA	1	115	1,032.28	60	7.50	CW01	12	Yes
48	4	MTA	1	115	319.43	60	7.50	CW01	12	Yes
49	3	MTA	1	115	198.04	60	7.50	CW01	12	Yes
50	2	MTA	1	115	383.46	60	7.50	CW01	12	Yes
51	1	MTA	1	115	1,008.99	60	7.50	CW01	12	Yes
52	1	MTA	1	115	346.61	60	7.50	CW01	12	Yes
53	0	MTA	1	115	1,396.93	60	7.50	CW01	12	Yes
54	0	MTA	1	115	476.78	60	7.50	CW01	12	Yes
55	0	MTA	1	115	340.32	60	7.50	CW01	12	Yes
56	0	MTA	1	110	1,946.97	120	7.50	CW01	12	Yes
57	0	MTA	1	110	1,091.37	120	7.50	CW01	12	Yes
58	6	MTA	1	115	810.04	120	7.50	CW01	12	Yes
59	3	MTA	1	115	412.73	120	7.50	CW01	12	Yes
60	1	MTA	1	115	756.74	120	7.50	CW01	12	Yes
61	0	MTA	1	115	1,267.41	120	7.50	CW01	12	Yes
62	0	MTA	1	115	3,017.78	120	7.50	CW01	12	Yes
63	0	MTA	1	115	3,840.42	120	7.50	CW01	12	Yes
64	0	MTA	1	115	16,138.82	120	7.50	CW01	12	Yes
65	0	MTA	1	115	481.98	120	7.50	CW04	12	Yes
66	0	MTA	1	115	454.69	120	7.50	CW04	12	Yes
67	1	MTA	1	115	316.81	60	7.50	CW07	12	Yes
68	0	MTA	1	115	754.93	60	7.50	CW07	12	Yes
69	1	MTA	1	115	751.95	120	7.50	CW07	12	Yes
70	0	MTA	1	115	445.74	120	7.50	CW07	12	Yes
71	6	MTA	1	115	182.76	60	7.50	CW08	12	Yes
72	3	MTA	1	115	462.62	120	7.50	CW09	12	Yes
73	1	MTA	1	110	4,072.50	60	7.50	CW01	24	Yes
74	0	MTA	1	115	131.35	120	7.50	CW01	24	Yes
75	1	MTA	1	115	59.14	60	7.50	CW09	24	Yes
76	0	MTA	1	115	371.28	120	7.50	CW09	24	Yes
77	1	MTA	1	110	159.54	60	7.50	CW13	24	Yes
78	0	MTA	1	115	163.65	120	7.50	CW08	30	Yes

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
79	4	MTA	1	110	645.61	60	7.50	CW01	36	Yes
80	3	MTA	1	110	2,119.17	60	7.50	CW01	36	Yes
81	2	MTA	1	110	2,576.67	60	7.50	CW01	36	Yes
82	1	MTA	1	110	32,121.30	60	7.50	CW01	36	Yes
83	4	MTA	1	110	236.67	60	7.50	CW01	36	Yes
84	2	MTA	1	110	1,459.22	60	7.50	CW01	36	Yes
85	1	MTA	1	110	4,032.48	60	7.50	CW01	36	Yes
86	0	MTA	1	110	422.76	60	7.50	CW01	36	Yes
87	11	MTA	1	115	891.80	60	7.50	CW01	36	Yes
88	23	MTA	1	115	634.71	60	7.50	CW01	36	Yes
89	10	MTA	1	115	2,707.68	60	7.50	CW01	36	Yes
90	9	MTA	1	115	4,533.31	60	7.50	CW01	36	Yes
91	21	MTA	1	115	309.16	60	7.50	CW01	36	Yes
92	8	MTA	1	115	2,964.42	60	7.50	CW01	36	Yes
93	7	MTA	1	115	2,428.27	60	7.50	CW01	36	Yes
94	6	MTA	1	115	5,957.98	60	7.50	CW01	36	Yes
95	5	MTA	1	115	9,188.35	60	7.50	CW01	36	Yes
96	17	MTA	1	115	119.54	60	7.50	CW01	36	Yes
97	4	MTA	1	115	5,505.50	60	7.50	CW01	36	Yes
98	16	MTA	1	115	156.32	60	7.50	CW01	36	Yes
99	3	MTA	1	115	5,179.14	60	7.50	CW01	36	Yes
100	2	MTA	1	115	21,424.23	60	7.50	CW01	36	Yes
101	1	MTA	1	115	42,833.06	60	7.50	CW01	36	Yes
102	7	MTA	1	115	865.26	60	7.50	CW01	36	Yes
103	6	MTA	1	115	2,551.50	60	7.50	CW01	36	Yes
104	5	MTA	1	115	1,622.52	60	7.50	CW01	36	Yes
105	4	MTA	1	115	3,624.05	60	7.50	CW01	36	Yes
106	3	MTA	1	115	4,960.65	60	7.50	CW01	36	Yes
107	2	MTA	1	115	13,560.92	60	7.50	CW01	36	Yes
108	1	MTA	1	115	31,182.34	60	7.50	CW01	36	Yes
109	0	MTA	1	115	38,196.92	60	7.50	CW01	36	Yes
110	0	MTA	1	115	19,506.63	60	7.50	CW01	36	Yes
111	0	MTA	1	115	926.60	60	7.50	CW01	36	Yes
112	2	MTA	1	110	576.08	120	7.50	CW01	36	Yes
113	8	MTA	1	115	477.55	120	7.50	CW01	36	Yes
114	7	MTA	1	115	1,030.15	120	7.50	CW01	36	Yes
115	6	MTA	1	115	144.13	120	7.50	CW01	36	Yes
116	5	MTA	1	115	547.88	120	7.50	CW01	36	Yes
117	2	MTA	1	115	8,536.36	120	7.50	CW01	36	Yes
118	1	MTA	1	115	22,244.01	120	7.50	CW01	36	Yes

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
119	6	MTA	1	115	289.42	120	7.50	CW01	36	Yes
120	5	MTA	1	115	263.14	120	7.50	CW01	36	Yes
121	4	MTA	1	115	519.26	120	7.50	CW01	36	Yes
122	3	MTA	1	115	1,112.01	120	7.50	CW01	36	Yes
123	2	MTA	1	115	4,058.65	120	7.50	CW01	36	Yes
124	1	MTA	1	115	40,793.92	120	7.50	CW01	36	Yes
125	0	MTA	1	115	111,003.48	120	7.50	CW01	36	Yes
126	0	MTA	1	115	112,693.87	120	7.50	CW01	36	Yes
127	0	MTA	1	115	26,203.00	120	7.50	CW01	36	Yes
128	0	MTA	1	115	16,731.75	120	7.50	CW01	36	Yes
129	1	MTA	1	110	346.13	60	7.50	CW04	36	Yes
130	9	MTA	1	115	409.81	60	7.50	CW04	36	Yes
131	7	MTA	1	115	493.74	60	7.50	CW04	36	Yes
132	2	MTA	1	115	619.09	60	7.50	CW04	36	Yes
133	0	MTA	1	115	476.76	120	7.50	CW04	36	Yes
134	5	MTA	1	115	317.86	60	7.50	CW05	36	Yes
135	1	MTA	1	115	816.45	60	7.50	CW05	36	Yes
136	1	MTA	1	115	541.10	120	7.50	CW05	36	Yes
137	1	MTA	1	115	135.76	120	7.50	CW05	36	Yes
138	0	MTA	1	115	999.09	120	7.50	CW05	36	Yes
139	0	MTA	1	115	729.55	120	7.50	CW05	36	Yes
140	3	MTA	1	115	209.32	60	7.50	CW07	36	Yes
141	1	MTA	1	115	2,493.29	60	7.50	CW07	36	Yes
142	1	MTA	1	115	333.10	60	7.50	CW07	36	Yes
143	0	MTA	1	115	1,717.28	60	7.50	CW07	36	Yes
144	0	MTA	1	115	245.43	60	7.50	CW07	36	Yes
145	6	MTA	1	115	178.78	120	7.50	CW07	36	Yes
146	1	MTA	1	115	1,007.65	120	7.50	CW07	36	Yes
147	2	MTA	1	115	222.90	120	7.50	CW07	36	Yes
148	1	MTA	1	115	1,383.82	120	7.50	CW07	36	Yes
149	0	MTA	1	115	1,280.61	120	7.50	CW07	36	Yes
150	0	MTA	1	115	1,198.17	120	7.50	CW07	36	Yes
151	9	MTA	1	115	279.36	60	7.50	CW08	36	Yes
152	8	MTA	1	115	339.93	60	7.50	CW08	36	Yes
153	7	MTA	1	115	392.98	60	7.50	CW08	36	Yes
154	6	MTA	1	115	81.01	60	7.50	CW08	36	Yes
155	3	MTA	1	115	741.84	60	7.50	CW08	36	Yes
156	2	MTA	1	115	810.38	60	7.50	CW08	36	Yes
157	1	MTA	1	115	435.28	60	7.50	CW08	36	Yes
158	4	MTA	1	115	196.32	60	7.50	CW08	36	Yes

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
159	3	MTA	1	115	230.61	60	7.50	CW08	36	Yes
160	1	MTA	1	115	503.59	60	7.50	CW08	36	Yes
161	0	MTA	1	115	143.46	60	7.50	CW08	36	Yes
162	1	MTA	1	115	655.86	120	7.50	CW08	36	Yes
163	2	MTA	1	115	230.34	120	7.50	CW08	36	Yes
164	1	MTA	1	115	1,290.30	120	7.50	CW08	36	Yes
165	0	MTA	1	115	3,867.84	120	7.50	CW08	36	Yes
166	0	MTA	1	115	208.99	120	7.50	CW08	36	Yes
167	0	MTA	1	115	304.38	120	7.50	CW08	36	Yes
168	7	MTA	1	115	431.67	60	7.50	CW09	36	Yes
169	6	MTA	1	115	345.11	60	7.50	CW09	36	Yes
170	3	MTA	1	115	704.60	60	7.50	CW09	36	Yes
171	2	MTA	1	115	3,072.58	60	7.50	CW09	36	Yes
172	1	MTA	1	115	2,684.74	60	7.50	CW09	36	Yes
173	6	MTA	1	115	263.55	60	7.50	CW09	36	Yes
174	4	MTA	1	115	260.62	60	7.50	CW09	36	Yes
175	2	MTA	1	115	690.46	60	7.50	CW09	36	Yes
176	1	MTA	1	115	1,826.47	60	7.50	CW09	36	Yes
177	2	MTA	1	115	166.86	120	7.50	CW09	36	Yes
178	1	MTA	1	115	1,055.25	120	7.50	CW09	36	Yes
179	5	MTA	1	115	275.87	120	7.50	CW09	36	Yes
180	1	MTA	1	115	1,559.21	120	7.50	CW09	36	Yes
181	2	MTA	1	115	189.96	60	7.50	CW12	36	Yes
182	0	MTA	1	115	402.63	60	7.50	CW12	36	Yes
183	2	MTA	1	115	202.62	60	7.50	CW13	36	Yes
184	18	MTA	1	115	381.30	60	7.50	CW01	60	Yes
185	5	MTA	1	110	862.77	60	7.50	N/A	0	Yes
186	3	MTA	1	110	459.81	60	7.50	N/A	0	Yes
187	2	MTA	1	110	804.32	60	7.50	N/A	0	Yes
188	1	MTA	2	110	5,364.22	60	7.50	N/A	0	Yes
189	8	MTA	1	115	218.03	60	7.50	N/A	0	Yes
190	4	MTA	1	115	872.77	60	7.50	N/A	0	Yes
191	3	MTA	1	115	1,321.97	60	7.50	N/A	0	Yes
192	2	MTA	1	115	10,035.80	60	7.50	N/A	0	Yes
193	1	MTA	2	115	20,509.91	60	7.50	N/A	0	Yes
194	0	MTA	3	115	14,500.54	60	7.50	N/A	0	Yes
195	0	MTA	3	115	300.69	60	7.50	N/A	0	Yes
196	2	MTA	1	115	1,586.48	120	7.50	N/A	0	Yes
197	3	MTA	1	115	350.52	120	7.50	N/A	0	Yes
198	1	MTA	2	115	8,767.96	120	7.50	N/A	0	Yes

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
199	1	MTA	2	115	946.59	120	7.50	N/A	0	Yes
200	0	MTA	3	115	17,483.79	120	7.50	N/A	0	Yes
201	0	MTA	3	115	1,228.59	120	7.50	N/A	0	Yes
202	0	MTA	3	115	388.45	120	7.50	CW07	12	Yes
203	2	MTA	1	115	348.16	60	7.50	CW01	36	Yes
204	2	MTA	1	115	709.88	60	7.50	CW01	36	Yes
205	1	MTA	2	115	1,063.65	60	7.50	CW01	36	Yes
206	1	MTA	2	115	612.46	60	7.50	CW01	36	Yes
207	0	MTA	3	115	1,120.07	60	7.50	CW01	36	Yes
208	2	MTA	1	115	420.17	120	7.50	CW01	36	Yes
209	0	MTA	3	115	3,893.05	120	7.50	CW01	36	Yes
210	0	MTA	3	115	1,563.01	120	7.50	CW01	36	Yes
211	0	MTA	3	115	413.55	120	7.50	CW01	36	Yes
212	0	MTA	3	115	576.50	60	7.50	CW07	36	Yes
213	0	MTA	3	115	1,184.16	60	7.50	CW07	36	Yes
214	3	MTA	1	115	271.37	60	7.50	CW08	36	Yes
215	1	MTA	2	115	169.64	60	7.50	CW08	36	Yes
216	2	MTA	1	115	268.82	120	7.50	CW08	36	Yes
217	1	MTA	2	115	1,279.20	120	7.50	CW08	36	Yes
218	0	MTA	3	115	820.67	120	7.50	CW08	36	Yes
219	1	MTA	2	110	348.71	60	7.50	CW09	36	Yes
220	0	MTA	3	115	1,324.19	120	7.50	CW09	36	Yes
221	9	LIBOR	1	110	277.05	60	7.50	N/A	0	Yes
222	10	LIBOR	1	115	967.88	60	7.50	N/A	0	Yes
223	9	LIBOR	1	115	1,305.55	60	7.50	N/A	0	Yes
224	8	LIBOR	1	115	1,002.25	60	7.50	N/A	0	Yes
225	7	LIBOR	1	115	640.81	60	7.50	N/A	0	Yes
226	6	LIBOR	1	115	909.75	60	7.50	N/A	0	Yes
227	4	LIBOR	1	115	282.08	60	7.50	N/A	0	Yes
228	3	LIBOR	1	115	63.07	60	7.50	N/A	0	Yes
229	2	LIBOR	1	115	73.49	60	7.50	N/A	0	Yes
230	6	LIBOR	1	115	694.52	60	7.50	N/A	0	Yes
231	2	LIBOR	1	115	192.69	120	7.50	N/A	0	Yes
232	1	LIBOR	1	115	208.58	120	7.50	N/A	0	Yes
233	0	LIBOR	1	115	166.86	120	7.50	N/A	0	Yes
234	0	LIBOR	1	110	409.81	60	7.50	CW01	12	Yes
235	7	LIBOR	1	115	212.16	60	7.50	CW01	12	Yes
236	2	LIBOR	1	115	454.11	60	7.50	CW01	12	Yes
237	3	LIBOR	1	115	172.55	120	7.50	CW01	12	Yes
238	0	LIBOR	1	115	255.86	120	7.50	CW01	12	Yes

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
239	10	LIBOR	1	115	926.16	60	7.50	CW01	36	Yes
240	9	LIBOR	1	115	463.64	60	7.50	CW01	36	Yes
241	8	LIBOR	1	115	1,037.70	60	7.50	CW01	36	Yes
242	7	LIBOR	1	115	303.89	60	7.50	CW01	36	Yes
243	19	LIBOR	1	115	912.02	60	7.50	CW01	36	Yes
244	6	LIBOR	1	115	559.92	60	7.50	CW01	36	Yes
245	5	LIBOR	1	115	575.80	60	7.50	CW01	36	Yes
246	4	LIBOR	1	115	632.86	60	7.50	CW01	36	Yes
247	3	LIBOR	1	115	988.98	60	7.50	CW01	36	Yes
248	2	LIBOR	1	115	234.94	60	7.50	CW01	36	Yes
249	1	LIBOR	1	115	1,356.71	60	7.50	CW01	36	Yes
250	6	LIBOR	1	115	371.00	60	7.50	CW01	36	Yes
251	5	LIBOR	1	115	214.79	60	7.50	CW01	36	Yes
252	4	LIBOR	1	115	116.94	60	7.50	CW01	36	Yes
253	2	LIBOR	1	115	799.45	60	7.50	CW01	36	Yes
254	0	LIBOR	1	115	247.52	60	7.50	CW01	36	Yes
255	0	LIBOR	1	115	254.03	60	7.50	CW01	36	Yes
256	8	LIBOR	1	115	124.22	120	7.50	CW01	36	Yes
257	5	LIBOR	1	115	121.81	120	7.50	CW01	36	Yes
258	4	LIBOR	1	115	2,738.03	120	7.50	CW01	36	Yes
259	3	LIBOR	1	115	112.34	120	7.50	CW01	36	Yes
260	2	LIBOR	1	115	229.99	120	7.50	CW01	36	Yes
261	1	LIBOR	1	115	840.01	120	7.50	CW01	36	Yes
262	1	LIBOR	1	115	291.09	120	7.50	CW01	36	Yes
263	0	LIBOR	1	115	556.06	120	7.50	CW01	36	Yes
264	0	LIBOR	1	115	629.42	120	7.50	CW01	36	Yes
265	3	LIBOR	1	115	206.14	60	7.50	CW05	36	Yes
266	1	LIBOR	1	115	1,012.95	60	7.50	CW05	36	Yes
267	0	LIBOR	1	115	154.41	60	7.50	CW05	36	Yes
268	3	LIBOR	1	115	1,381.61	120	7.50	CW05	36	Yes
269	9	LIBOR	1	115	538.74	120	7.50	CW05	36	Yes
270	2	LIBOR	1	115	726.65	60	7.50	CW07	36	Yes
271	1	LIBOR	1	115	754.37	60	7.50	CW07	36	Yes
272	0	LIBOR	1	115	372.24	120	7.50	CW07	36	Yes
273	4	LIBOR	1	115	416.81	60	7.50	CW08	36	Yes
274	2	LIBOR	1	115	143.41	60	7.50	CW08	36	Yes
275	1	LIBOR	1	115	390.88	60	7.50	CW08	36	Yes
276	1	LIBOR	1	115	680.54	120	7.50	CW08	36	Yes
277	0	LIBOR	1	115	527.76	120	7.50	CW08	36	Yes
278	0	LIBOR	1	115	193.54	120	7.50	CW08	36	Yes

ID#	Age (Months)	Mortgage Index	Months to Next Rate Adjustment	Maximum Amount of Negative Amortization (%)	Original Monthly Scheduled Principal & Interest Payment ($)	Months to Initial Recast	Payment Cap (%)	Prepayment Type (1)	Original Prepayment Charge Period (Months)	Prefunding (2)
279	2	LIBOR	1	115	274.74	60	7.50	CW09	36	Yes
280	0	LIBOR	3	115	808.84	60	7.50	N/A	0	Yes
281	2	LIBOR	1	115	187.28	60	7.50	CW01	36	Yes
282	4	COFI	1	115	121.18	60	7.50	N/A	0	Yes
283	3	COFI	1	115	309.10	60	7.50	CW01	36	Yes
284	5	COFI	1	115	738.79	120	7.50	CW01	36	Yes
285	2	COFI	1	115	649.97	120	7.50	CW08	36	Yes
286	8	MTA	1	115	226.42	60	7.50	CW01	36	Yes
__________________________
(1) Codes for Prepayment Type

Type	Description
CW01	6 months interest on 80% of the prepaid principal balance
CW04	3 months interest on 100% of the prepaid principal balance
CW05	2 months interest on 100% of the prepaid principal balance
CW07	2 months interest on 66% of the prepaid principal balance
CW08	1% of the prepaid principal balance
CW09	2% of the prepaid principal balance
CW12	5% of the prepaid principal balance
CW13	5%, 4%, 3%, 2% and 1% of the prepaid principal balance for prepayments during the first, second, third, fourth and fifth year, respectively, after origination.

(1) This Mortgage Loan does not have an initial payment date until after the Due Date in the month of the first Distribution Date. The structuring assumptions assume that Countrywide Home Loans will deposit an amount equal to one month’s net interest on this Mortgage Loan at its current net mortgage rate into the Distribution Account prior to the first Distribution Date.

•	the Mortgage Loans prepay at the specified percentages of PPC,

•	no defaults or delinquencies in the payment by borrowers of principal of and interest on the Mortgage Loans are experienced,

•
scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

•
the scheduled monthly payment for each Mortgage Loan (1) prior to its next payment adjustment date, is the original monthly scheduled principal and interest payment for such Mortgage Loan and (2) on each payment adjustment date, is calculated based on its principal balance, mortgage rate and remaining amortization term as indicated in the tables above so that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining amortization term, except that (a) the amount of the monthly payment (with the exception of the fifth or tenth payment adjustment date, as applicable, and each fifth payment adjustment date thereafter and the final payment adjustment date) will not increase by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (b) as of the fifth or tenth payment adjustment date, as applicable, and on the same date every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause (a) above and (c) if the unpaid principal balance exceeds 110% or 115%, as applicable, of the original principal balance due to Deferred Interest, the monthly payment will be recast without regard to the limitation in clause (a) to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining amortization term,

•	prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

•
there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each Prepayment Period, commencing with the Prepayment Period beginning in the calendar month of the closing date,

•	the initial Class Certificate Balance or initial Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement,

•
interest accrues on each class of certificates at the applicable interest rate as described in this prospectus supplement and the Expense Fee Rate accrues on each Mortgage Loan as described in this prospectus supplement,

•	distributions in respect of the certificates are received in cash on the 20th day of each month commencing in the calendar month following the closing date,

•	the closing date of the sale of the certificates is December 29, 2006,

•	no seller is required to repurchase or substitute for any Mortgage Loan,

•
unless otherwise noted, the master servicer does not exercise the option to repurchase the Mortgage Loans described under “Servicing of Mortgage Loans—Certain Modifications and Refinancings,” “—Optional Purchase of Defaulted Loans” and “—Optional Termination” in this prospectus supplement,

•	no class of certificates becomes a Restricted Class,

•	the level of One-Month LIBOR remains constant at 5.350%, the level of Eleventh District COFI remains constant at 4.346% and the level of One-Year MTA remains constant at 4.883%,

•
the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates and Minimum Mortgage Rates (as applicable). The Mortgage Rate will adjust monthly after the initial introductory period, and

•	all of the Initial Mortgage Loans are included in the issuing entity on the closing date and the Supplemental Mortgage Loans are included in the issuing entity beginning on January 31, 2007.

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this prospectus supplement (“Prepayment Model”) is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

The Prepayment Model used in this prospectus supplement (“PPC”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. 100% PPC assumes a constant prepayment rate (“CPR”) for the applicable monthly period as indicated in the table below, provided, however, the prepayment rate will not exceed 95% CPR in any period for any given percentage of PPC:

Deal Month	CPR (%)	Deal Month	CPR (%)
1	8.90	21	26.46
2	11.38	22	25.85
3	13.65	23	26.47
4	15.57	24	27.80
5	17.15	25	27.39
6	18.79	26	25.26
7	20.37	27	22.08
8	21.88	28	21.63
9	23.41	29	21.71
10	24.93	30	21.98
11	26.88	31	22.36
12	28.88	32	22.76
13	31.70	33	23.30
14	32.43	34	25.79
15	32.40	35	34.35
16	30.92	36	45.93
17	30.01	37	46.90
18	29.11	38	44.55
19	28.24	39	40.64
20	27.35	40+	40.00

We cannot assure you, however, that prepayments on the Mortgage Loans will conform to any level of PPC, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors’ housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest on the mortgage loans, the rate of prepayment would be expected to decrease.

Optional Purchase of Defaulted Loans and Certain Delinquent Loans

The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the issuing entity any Mortgage Loan which is delinquent in payment by 151 days or more. In addition, if a Mortgage Loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that Mortgage Loan until the 270th day following the date on which that Mortgage Loan becomes subject to that repurchase obligation. Any purchase pursuant to the provisions described above will be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest at the applicable Mortgage Rate from the date through which interest was last paid by the related borrower or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

Optional Termination

The master servicer will have the right to purchase all remaining Mortgage Loans and mortgaged property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan (“REO Property”) in the issuing entity and thereby effect early retirement of all the certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 5% of the sum of (i) the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the cut-off date and (ii) the amount deposited in the Pre-funding Account on the closing date (the “Optional Termination Date”).

In the event the option is exercised by the master servicer, the purchase will be made at a price equal to the sum of:

•	100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

•	the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the issuing entity.

Notice of any termination, specifying the Distribution Date on which related certificateholders may surrender their certificates for payment of the final distribution and cancellation, will be given promptly by the trustee by letter to related certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (1) the Distribution Date upon which final distribution on related certificates will be made upon presentation and surrender of the certificates at the office therein designated, (2) the amount of the final distribution, (3) the location of the office or agency at which the presentation and surrender must be made, and (4) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office therein specified.

In the event a notice of termination is given, the master servicer will cause all funds in the Certificate Account to be remitted to the trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. At or prior to the time of making the final payment on the certificates, the master servicer as agent of the trustee will sell all of the assets of the issuing entity to the master servicer for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under “—Distributions” and will reflect the current Class Certificate Balance and other entitlements of each class at the time of liquidation.

The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the certificates. At the time of the making of the final payment on the certificates, the trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

Any Carryover Shortfall Amounts remaining unpaid when the certificates are retired will be extinguished.

Events of Default; Remedies

In addition to the Events of Default described in the prospectus, an Event of Default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the Event of Default has not been remedied, the trustee, but not the certificateholders, may terminate the master servicer, and the trustee may do so without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor’s reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the issuing entity, the depositor may, without the consent of any of the certificateholders, terminate the master servicer.

Certain Matters Regarding the Master Servicer, the Depositor and the Sellers

The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

The Trustee

The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any unaffiliated seller have, and may in the future maintain other banking relationships in the ordinary course of business with the trustee. The offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 4 West, New York, New York 10286, Attention: Corporate Trust Administration or another address that the trustee may designate from time to time.

The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

•	for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

•
with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

•
for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

•	for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

The trustee is also entitled to rely without further investigation upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

•	the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

•
the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•
a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

If the trustee fails to provide certain information or perform certain duties related to the depositor’s reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each Rating Agency.

Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

Voting Rights

As of any date of determination:

•	the Class X Certificates will be allocated 1% of all voting rights in respect of the certificates (collectively, the “Voting Rights”), and

•	the other classes of certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Class Certificate Balances.

Voting Rights will be allocated among the certificates of each class pro rata based on the certificate balances of the certificates of that class.

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Holders of Residual Interests—Restrictions on Ownership and Transfer of Residual Interests,” “—Noneconomic Residual Interests” and “Material Federal Income Tax Consequences—Tax Treatment of Foreign Investors.” The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See “ERISA Considerations” in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

Ownership of the Residual Certificates

The trustee initially will be designated as “tax matters person” under the pooling and servicing agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.01. As the tax matters person, the trustee will be the primary representative of the issuing entity with respect to any tax administrative or judicial matter. As trustee, the trustee will be responsible for making a REMIC election with respect to each REMIC created under the pooling and servicing agreement and for preparing and filing tax returns with respect to each REMIC.

Restrictions on Investment, Suitability Requirements

An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under “Material Federal Income Tax Consequences,” “ERISA Considerations” and “Legal Matters” prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

Yield, Prepayment and Maturity Considerations

General

Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their priority of distribution, and then by the senior certificates pro rata. If, as a result of the shortfalls, the aggregate Class Certificate Balance of all classes of certificates exceeds the sum of the pool principal balance and the amount on deposit in the Pre-Funding Account, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced by the amount of the excess.

Net Interest Shortfalls will adversely affect the yields on the related classes of offered certificates. All losses on the Mortgage Loans will first be borne by the subordinated certificates, in the reverse order of their priority of distribution. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses.

For purposes of allocating losses and other shortfalls to the subordinated certificates, the Class M Certificates have a higher priority of distribution than the Class B Certificates. Within the Class M and Class B Certificates, the priorities of distribution are in numerical order.

Prepayment Considerations and Risks

The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the sellers or the master servicer. In addition, because most of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class X Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the master servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Mortgage Loans are also subject to the “due on sale” provisions included therein.

The negative amortization feature of the Mortgage Loans may affect the yields on the certificates. As a result of the negative amortization of the Mortgage Loans, the outstanding principal balance of a Mortgage Loan will increase by the amount of Deferred Interest as described in this prospectus supplement under “The Mortgage Pool—General.” During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Mortgage Loan that is required to be liquidated. Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage Loan) in a single payment at the maturity of the Mortgage Loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater than that associated with fully amortizing mortgage loans.

In addition, because the mortgage rates on the Mortgage Loans adjust at a different time than the monthly payments thereon, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Mortgage Loans over its then remaining term at the applicable mortgage rate. Accordingly, the Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, Deferred Interest is added to the principal balance of such Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions on the certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional purchase by the master servicer of a defaulted Mortgage Loan, the purchase by the master servicer or Countrywide Home Loans of a modified mortgage loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the issuing entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the Class X Certificates or any certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Class X Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of the investors to recover their initial investments.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under “The Mortgage Pool—General” and “—Underwriting Process” in this prospectus supplement. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the Closing Date Mortgage Loans and up to 90% of the Supplemental Mortgage Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date or the related Supplemental Transfer Date, as applicable. Should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor’s direction, to the trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement mortgage loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

The Mortgage Loans are adjustable rate mortgage loans. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

The rate of prepayment may affect the pass-through rates on the certificates. Prepayments of Mortgage Loans with Adjusted Net Mortgage Rates in excess of the then-current Weighted Average Adjusted Net Mortgage Rate may limit the pass-through rates on the certificates. Mortgage Loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rates on the certificates.

The rate and timing of principal prepayments relative to creation of Deferred Interest on the Mortgage Loans will also affect the yields to maturity on the certificates. To the extent that there is Net Deferred Interest, it will be allocated to the certificates on the related Distribution Date. Any allocation of Net Deferred Interest to a class of certificates or IO Component will reduce the amount of interest distributable on that class or component. Although interest will thereafter accrue on the Net Deferred Interest so allocated, the increase in the related Class Certificate Balance (or the related Component Principal Balance, in the case of the PO Components) may increase the weighted average life of the applicable class of certificates. Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of certificates. We cannot assure you as to the rate, timing or amount of the allocation of Net Deferred Interest to any class of certificates or as to the resulting effect on the yield to maturity or the weighted average life of any class of certificates. The amount of the Deferred Interest on the Mortgage Loans is offset by using a portion of the Principal Prepayment Amount to make distributions of current interest on the certificates. On any Distribution Date, to the extent that the aggregate Deferred Interest on the Mortgage Loans as of the related Due Date exceeds the Principal Prepayment Amount as of the end of the related Prepayment Period, such excess amounts will be deducted from the interest payable on the certificates and thereby cause a delay in the payment of accrued interest on the certificates.

As described in this prospectus supplement under “Description of the Certificates—Principal,” the Senior Prepayment Percentage of the Net Principal Prepayment Amount for the Mortgage Loans will be initially distributed to the senior certificates then entitled to receive the Principal Amount. This may result in all (or a disproportionate percentage) of the Net Principal Prepayment Amount being distributed to holders of the senior certificates and none (or less than their pro rata share) of the Net Principal Prepayment Amount being distributed to holders of the subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage.

The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The table in this “Yield, Prepayment and Maturity Considerations” section indicates the sensitivity of the pre-tax corporate bond equivalent yield of the Class X Certificates to various constant percentages of PPC and to various rates of collection of prepayment charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Class X Certificates and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in the Class X Certificates when the reinvestment rates are considered.

Mandatory Prepayment

In the event that at the end of the Funding Period there are amounts on deposit in the Pre-funding Account, the holders of the senior certificates will receive an additional distribution allocable to principal in an amount equal to that amount on deposit in the Pre-funding Account at that time.

Sensitivity of the Class X Certificates

The yield to investors in the Class X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans and the collection rates of prepayment charges on the Mortgage Loans that have prepayment charges. On the basis of the assumptions described in the paragraph below, the yield to maturity on the Class X Certificates would be 0% if prepayments of the Mortgage Loans were to occur at a constant rate of approximately 143.5% of PPC and the collection rate of prepayment charges on the Mortgage Loans that have prepayment charges is 100%. If the actual prepayment rate of the Mortgage Loans was to exceed the foregoing levels for as little as one month while equaling the levels for the remaining months, the investors in the Class X Certificates would not fully recoup their initial investments.

The information set forth in the following table has been prepared on the basis of the structuring assumptions except that the table also assumes that the master servicer exercises its optional termination right on the first possible Optional Termination Date and that the purchase price of the Class X Certificates (expressed as a percentage of the initial Notional Amount of the Class X Certificates) is 6.00%. That price does not include accrued interest. Accrued interest, if any, has been added to the price in calculating the yields in the following table.

Sensitivity of the Class X Certificates to Prepayments
(Pre-Tax Yield To Optional Termination Date)

	Percentage of PPC
Collection Rate of Prepayment Charges	50%	80%	100%	120%	150%
100%	25.8%	17.3%	11.7%	6.2%	(1.7%)
95%	25.5%	16.9%	11.2%	5.5%	(2.7%)
90%	25.3%	16.5%	10.6%	4.7%	(3.7%)

It is unlikely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement, that all of the Mortgage Loans will prepay at the same rate until maturity, that all of the Mortgage Loans will prepay at the same rate or time or that the specified percentage of the prepayment charges will be collected. In addition, Mortgage Loans with prepayment charges may not prepay at all. As a result of these factors, the pre-tax yield on the Class X Certificates is likely to differ from that shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of PPC. No representation is made as to the actual rate of principal payments on the Mortgage Loans or collection rates of prepayment charges for any period or over the life of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

The preceding table has been prepared based on the structuring assumptions and other assumptions set forth above which include the assumption that the scheduled monthly payments on each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining amortization term. However, there is no guarantee that each Mortgage Loan will fully amortize over its remaining amortization term.

Investors in the Class X Certificates should note that increases in one-month LIBOR and / or decreases on the rate of collection of prepayment charges, which are not shown in the table above, may have a material negative effect on the yield on the Class X Certificates and may reduce their yield to zero even if the prepayments on the Mortgage Loans are consistent with the prepayment rates shown therein. In addition, investors in the Class X Certificates should note that their yield will be materially and adversely affected to the extent that Carryover Shortfall Amounts exist.

Weighted Average Lives of the Offered Certificates

The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the Certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see “—Prepayment Considerations and Risks” in this prospectus supplement and “Yield, Maturity and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Principal” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances or initial Notional Amounts, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment percentages, see the Decrement Tables under the next heading.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class X and Class A-R Certificates) that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant prepayment percentages specified in the tables or at any other constant rate. Moreover, the diverse remaining amortization terms of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant prepayment percentages, even if the remaining amortization terms of the Mortgage Loans is consistent with the remaining amortization terms of the mortgage loans specified in the structuring assumptions. The percentages presented in the tables below are rounded to the nearest whole percentage.

Percentage of Initial Class Certificate Balances Outstanding

	Class A-1, Class A-2 and Class A-3 Percentage of PPC					Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Percentage of PPC
Distribution Date	50%	80%	100%	120%	150%	50%	80%	100%	120%	150%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
December 2007	93	86	82	77	70	100	100	100	100	100
December 2008	82	67	57	48	37	100	100	100	100	94
December 2009	72	52	41	32	21	100	100	98	88	74
December 2010	56	34	24	16	8	99	80	58	45	29
December 2011	42	23	14	8	3	97	54	35	23	11
December 2012	33	15	9	4	1	77	36	21	12	5
December 2013	26	10	5	2	0	61	24	12	6	2
December 2014	21	7	3	1	0	48	16	7	3	1
December 2015	16	5	2	1	0	38	11	4	2	0
December 2016	13	3	1	0	0	30	7	3	1	0
December 2017	10	2	1	0	0	24	5	1	0	0
December 2018	8	1	0	0	0	18	3	1	0	0
December 2019	6	1	0	0	0	15	2	1	0	0
December 2020	5	1	0	0	0	11	1	0	0	0
December 2021	4	0	0	0	0	9	1	0	0	0
December 2022	3	0	0	0	0	7	1	0	0	0
December 2023	2	0	0	0	0	5	0	0	0	0
December 2024	2	0	0	0	0	4	0	0	0	0
December 2025	1	0	0	0	0	3	0	0	0	0
December 2026	1	0	0	0	0	2	0	0	0	0
December 2027	1	0	0	0	0	2	0	0	0	0
December 2028	1	0	0	0	0	1	0	0	0	0
December 2029	0	0	0	0	0	1	0	0	0	0
December 2030	0	0	0	0	0	1	0	0	0	0
December 2031	0	0	0	0	0	1	0	0	0	0
December 2032	0	0	0	0	0	0	0	0	0	0
December 2033	0	0	0	0	0	0	0	0	0	0
December 2034	0	0	0	0	0	0	0	0	0	0
December 2035	0	0	0	0	0	0	0	0	0	0
December 2036	0	0	0	0	0	0	0	0	0	0
December 2037	0	0	0	0	0	0	0	0	0	0
December 2038	0	0	0	0	0	0	0	0	0	0
December 2039	0	0	0	0	0	0	0	0	0	0
December 2040	0	0	0	0	0	0	0	0	0	0
December 2041	0	0	0	0	0	0	0	0	0	0
December 2042	0	0	0	0	0	0	0	0	0	0
December 2043	0	0	0	0	0	0	0	0	0	0
December 2044	0	0	0	0	0	0	0	0	0	0
December 2045	0	0	0	0	0	0	0	0	0	0
December 2046 and thereafter	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)*	5.52	3.59	2.91	2.41	1.91	9.06	5.97	4.89	4.30	3.64

___________________
*	Determined as specified under “Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Last Scheduled Distribution Date

The Last Scheduled Distribution Date for each class of offered certificates is the Distribution Date in March 2047. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See “Yield, Prepayment and Maturity Considerations—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement and “Yield, Maturity and Prepayment Considerations” in the prospectus.

The Subordinated Certificates

The weighted average life of, and the yield to maturity on, each class of subordinated certificates, in decreasing order of their distribution priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in the mortgage pool as described in this prospectus supplement under “The Mortgage Pool—General” and “—Underwriting Process.” If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder’s assumptions. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under “Description of the Certificates—Allocation of Losses”), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution if and to the extent that the aggregate of the Class Certificate Balances of all certificates then outstanding, following all distributions and the allocation of Net Deferred Interest and Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the sum of the pool principal balance and the amount on deposit in the Pre-Funding Account. As a result of the reductions, less interest will accrue on these subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of the Net Principal Prepayment Amount to the senior certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, the Net Principal Prepayment Amount on the Mortgage Loans available for distribution on the subordinated certificates will be allocated solely to all classes of subordinated certificates with higher distribution priorities than such class, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with higher distribution priorities relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

Credit Enhancement

Subordination

Any Realized Losses on the Mortgage Loans will be allocated in accordance with the priorities set forth in this prospectus supplement under “Description of the Certificates—Allocation of Losses.”

The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) to receive the distributions will be further subordinated to the rights of the class or classes of subordinated certificates with a higher distribution priority, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with lower distribution priorities to those with higher distribution priorities is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with higher distribution priorities of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses.

For purposes of allocating losses and shortfalls resulting from delinquencies to the subordinated certificates, the Class M Certificates have higher distribution priorities than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

Use of Proceeds

The depositor will apply the net proceeds of the sale of the offered classes of certificates against the purchase price of the Closing Date Mortgage Loans and to fund the Pre-funding Account and the Capitalized Interest Account.

Legal Proceedings

There are no legal proceedings against Countrywide Home Loans, the depositor, the trustee, the issuing entity or the master servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

Material Federal Income Tax Consequences

The following discussion and the discussion in the prospectus under the caption “Material Federal Income Tax Consequences” is the opinion of Sidley Austin llp (“Tax Counsel”) on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the offered certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”) and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

For federal income tax purposes, the issuing entity (exclusive of any amounts on deposit in the Pre-funding Account, the Capitalized Interest Account and the Carryover Shortfall Reserve Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the “Master REMIC,” and each REMIC below the Master REMIC (if any) will be referred to as an “underlying REMIC.” Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lower underlying REMICs (or the Master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificates, the “Regular Certificates”). The Class A-R Certificates (also, the “Residual Certificates”) will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

The LIBOR Certificates will be treated as representing both interests in REMIC Regular Interests and entitlement to receive payments of Carryover Shortfall Amounts. The Class X Certificates will represent interests in REMIC Regular Interests (one of which will consist of entitlement to prepayment charges and $100 payable after the end of the last prepayment charge period) and the Carryover Shortfall Reserve Fund, burdened by the entitlement of the holders of the LIBOR Certificates to receive payments of Carryover Shortfall Amounts. Holders of the LIBOR Certificates must allocate the purchase price for their LIBOR Certificates between the REMIC Regular Interest component and the Carryover Shortfall Amounts component. Holders of the Class X Certificates must allocate the purchase price for their class of certificates (and any amount deemed to be received for undertaking to make payments of Carryover Shortfall Amounts) to the REMIC Regular Interest component.

Although it is unclear, for income tax reporting purposes, the trustee intends to treat the entitlement of the Class X Certificateholders to prepayment penalties in the same manner as the trustee treats the entitlement of the Class X Certificateholders to interest payments. Class X Certificateholders are encouraged to consult with their tax advisors on the treatment of their entitlement to prepayment penalties.

Upon the issuance of the Certificates, Tax Counsel, will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC described in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the LIBOR Certificates with respect to Carryover Shortfall Amounts will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations §1.860G-2(i).

Taxation of the REMIC Regular Interest Components of the LIBOR Certificates and the Class X Certificates

The REMIC Regular Interest components of the LIBOR Certificates and Class X Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest components of the LIBOR Certificates and Class X Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

The REMIC Regular Interest components of the Class X Certificates will, and the REMIC Regular Interest components of the LIBOR Certificates may, be treated for federal income tax purposes as having been issued with original issue discount (“OID”). Although the tax treatment is not entirely certain, the REMIC Regular Interest component of a Class X Certificate will be treated as having OID for federal income tax purposes in an amount equal to the excess of (1) the sum of all payments on such Class X Certificate determined under the prepayment assumption over (2) the price at which such Class X Certificate is issued. For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% PPC. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Despite the possibility of interest being deferred on the offered certificates, the trustee intends to treat the interest accruing on the offered certificates (other than the interest accruing on the REMIC Regular Interest component of the Class X Certificates) as “qualified stated interest.” If the interest accruing on the offered certificates (other than the interest accruing on the REMIC Regular Interest component of the Class X Certificates) is not “qualified stated interest,” then the offered certificates (even if they are not issued at a discount) will be treated as having been issued with OID. Prospective purchasers of the offered certificates are encouraged to consult with their tax advisors regarding the treatment of the offered certificates under the Treasury regulations concerning OID. See “Material Federal Income Tax Consequences” in the prospectus.

Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis in the IO Components of the Class X Certificate (as such IO Component is described under “Description of the Certificates—Component Class”) exceeds the maximum amount of future payments to which such IO Components would be entitled if there were no further prepayments of the Mortgage Loans.

If the holders of any LIBOR Certificates are treated as acquiring their REMIC Regular Interest components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See “Material Federal Income Tax Consequences—Taxation of Debt Securities—Premium” in the prospectus.

Disposition of Regular Certificates

Assuming that the Regular Certificates are held as “capital assets” within the meaning of section 1221 of the Code, gain or loss on the disposition of the REMIC Regular Interest component of the LIBOR Certificates and the Class X Certificates should result in capital gain or loss. Such gain, however, will be treated as ordinary income to the extent it does not exceed the excess (if any) of:

(1) the amount that would have been includible in the holder’s gross income with respect to the REMIC Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

(2) the amount actually included in such holder’s income.

Tax Treatment For Certain Purposes

As described more fully under “Material Federal Income Tax Consequences” in the prospectus, the REMIC Regular Interest components of the LIBOR Certificates and the Class X Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest components of the LIBOR Certificates and the Class X Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same proportion or greater that the income on the assets of the issuing entity will be so treated. The REMIC Regular Interest components of the LIBOR Certificates and the Class X Certificates (but not the Carryover Shortfall Amounts component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

Carryover Shortfall Amounts

The following discussions assume that the rights and obligations of the holders of the LIBOR Certificates and the Class X Certificates with respect to Carryover Shortfall Amounts will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the LIBOR Certificates and the Class X Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights of the LIBOR Certificates With Respect to Carryover Shortfall Amounts

For tax information reporting purposes, the trustee (1) will treat the rights of the LIBOR Certificates to Carryover Shortfall Amounts as rights to receive payments under a notional principal contract (specifically, an interest rate corridor contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest components of the LIBOR Certificates. The IRS could, however, successfully argue that the Carryover Shortfall Amounts components of the LIBOR Certificates have a greater value. Similarly, the trustee could determine that the Carryover Shortfall Amounts components of the LIBOR Certificates have a greater value. In either case, the REMIC Regular Interest components of the LIBOR Certificates could be viewed as having been issued with either additional amounts of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See “Material Federal Income Tax Consequences—Taxation of Debt Securities—Premium” in the prospectus. In addition, the Carryover Shortfall Amounts components could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest components and Carryover Shortfall Amounts components.

The portion of the overall purchase price of a LIBOR Certificate attributable to the Carryover Shortfall Amounts component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of a notional principal contract. Under one method—the level yield constant interest method—the price paid for the Carryover Shortfall Amounts component would be amortized over the life of the Carryover Shortfall Amounts component as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Carryover Shortfall Amounts component of such a Certificate.

Any payments of Carryover Shortfall Amounts received by a holder of a LIBOR Certificate will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Carryover Shortfall Amounts component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

The Obligations of the Class X Certificates With Respect to Carryover Shortfall Amounts

For tax information reporting purposes, the trustee (1) will treat the obligations of the Class X Certificates with respect to Carryover Shortfall Amounts as obligations to make periodic payments under an interest rate corridor contract, (2) anticipates assuming that any consideration deemed to be received by the Class X Certificates for undertaking these obligations (“Deemed Consideration”) is insubstantial and (3) will treat the Deemed Consideration as being paid toward the purchase price of the REMIC Regular Interest components of the Class X Certificates. The IRS could, however, successfully argue that such Deemed Consideration has a greater value. Similarly, the trustee could determine that such Deemed Consideration has a greater value. In either case, this change could affect the timing and amount of a Class X Certificateholder’s income and deductions with respect to the REMIC Regular Interest component and Carryover Shortfall Amounts obligations.

The Deemed Consideration should be amortized by the holders of the Class X Certificates and taken into income over the life of the Carryover Shortfall Amounts obligation, taking into account the declining balance of the REMIC Regular Interest components of the LIBOR Certificates. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate corridor contract. Under one method—the level yield constant interest method—the price received for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize any such consideration deemed paid to a holder of a Class X Certificate.

For any taxable year, to the extent the amortization of the Deemed Consideration exceeds the sum of the periodic payments made to the holders of the LIBOR Certificates, such excess will be ordinary income. Conversely, to the extent those periodic payments exceed the amortization of the Deemed Consideration, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Rights and Obligations With Respect To Carryover Shortfall Amounts

Upon the sale, exchange, or other disposition of a LIBOR Certificate or Class X Certificate, the holder of a LIBOR Certificate must allocate the amount realized between the Regular Interest component and the Carryover Shortfall Amounts component, and the holder of a Class X Certificate must allocate the amount realized (which includes relief from the Carryover Shortfall Amounts obligation) between the REMIC Regular Interest component and its position with respect to Carryover Shortfall Amounts, based on the relative fair market values of those items at the time of sale. Assuming a LIBOR Certificate or Class X Certificate is held as a “capital asset” within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Carryover Shortfall Amounts component or Carryover Shortfall Amounts position should be capital gain or loss.

Tax Treatment For Certain Purposes

The Carryover Shortfall Amounts components of the LIBOR Certificates, and the position of a holder of a Class X Certificate with respect to Carryover Shortfall Amounts, will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code and the income from Carryover Shortfall Amounts component will not represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code. In addition, because of the Carryover Shortfall Amounts rights and obligations of the LIBOR Certificates and the Class X Certificates, holders of the LIBOR Certificates and the Class X Certificates are encouraged to consult with their tax advisors before resecuritizing those Certificates in a REMIC.

The Carryover Shortfall Reserve Fund

The holders of the Class X Certificates will be taxable on the earnings of the Carryover Shortfall Reserve Fund whether those earnings are distributed directly to the holders of the Class X Certificates or paid to the holders of the LIBOR Certificates and taxable to the holders of the LIBOR Certificates as part of Carryover Shortfall Amounts.

Residual Certificates

The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as “excess inclusion” income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year does not apply. However, a taxpayer’s alternative minimum taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting, and tax withholding on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular REMIC residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a REMIC residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences—Taxation of Holders of Residual Interests” in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a “noneconomic” residual interest, as a “tax avoidance potential” residual interest or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of “inducement fees” and that may affect their ability to transfer their Residual Certificates. See “Material Federal Income Tax Consequences—Taxation of Holders of Residual Certificates—Excess Inclusions,” “—Restrictions on Ownership and Transfer of Residual Interests,” “—Noneconomic Residual Interests,” “—Treatment of Inducement Fees,” “—Mark to Market Rules” and “Material Federal Income Tax Consequences—Tax Treatment of Foreign Investors” in the prospectus.

Additionally, for information regarding Prohibited Transactions and treatment of Realized Losses, see “Material Federal Income Tax Consequences—Taxation of the REMIC—Prohibited Transactions and Contributions Tax” and “Material Federal Income Tax Consequences—Taxation of Holders of Residual Certificates” in the prospectus.

As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Act”) the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning after December 31, 2010. See “Material Federal Income Tax Consequences” in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA Considerations

Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Code (a “Plan”) that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan’s acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See “ERISA Considerations” in the prospectus. Section 406 of ERISA prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving “disqualified persons” and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute “equity interests” in the issuing entity for the purpose of the Plan Assets Regulation.

The U.S. Department of Labor has granted the underwriter an administrative exemption (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the issuing entity. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

The Exemption does not apply if any mortgage loan or other asset held in the issuing entity (other than a residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the issuing entity contains any single-family residential mortgage loans or home equity loans with loan-to-value ratios that exceed 100% (but do not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Exemption. It is not clear how the Exemption applies to an issuing entity holding loans with a loan-to-value ratio that increases to more than 100% (but not more than 125%) because of negative amortization after the date of issuance of the certificates. Because a substantial number of the loans in the issuing entity, if they were to negatively amortize to the maximum permitted extent, would have a loan-to-value ratio in excess of 100%, the issuing entity has determined to treat the pool as a high loan-to-value pool, and accordingly, not to allow purchases of the offered certificates by Plans (other than the Class A-1 Certificates in those instances described below).

The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using a pre-funding account. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A-1 Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single borrower that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a certificate may change. If the Class A-1 Certificates no longer have a rating of at least AA- or its equivalent from at least one of S&P, Fitch Ratings, or Moody’s, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had a rating of AA- or above would not be required by the Exemption to dispose of it).

Because the characteristics of the offered certificates (other than the Class A-1 Certificates) may not meet the requirements of the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction giving rise to excise taxes or civil penalties if it purchases and holds the offered certificates (other than the Class A-1 Certificates). Consequently, transfers of the offered certificates (other than the Class A-1 Certificates) (and the Class A-1 Certificates if, because of a change of rating, they no longer satisfy the rating requirement of the Exemption) will not be registered by the trustee unless the trustee receives:

•
a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer;

•
a representation that the transferee is an insurance company which is purchasing the certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of the certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

•
an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is initiated without the required opinion of counsel, then the attempted transfer or acquisition will be void.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuing entity or the underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Countrywide Securities Corporation, an affiliate of the sellers, the depositor and the master servicer (the “underwriter”), the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase from the depositor the offered certificates (the “Underwritten Certificates”).

Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

Legal Matters

The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin llp, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the offered certificates that they receive the respective ratings set forth on page S-6 of the Summary of this prospectus supplement by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). The depositor has not requested a rating of the Class M-10 Certificates from S&P. The depositor has requested that S&P and Moody’s maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either S&P or Moody’s will continue its surveillance of the ratings assigned to the offered certificates.

The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by S&P to the Class X Certificates do not address the likelihood of collection of prepayment charges, the entitlement to receive $100 after the end of the last prepayment charge period or whether investors will recoup their initial investments. The rating assigned by S&P to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by S&P to the LIBOR Certificates do not address the likelihood of payments of Carryover Shortfall Amounts.

The ratings assigned by Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Moody’s to the Class X Certificates do not address the likelihood of collection of prepayment charges, the entitlement to receive $100 after the end of the last prepayment charge period or whether investors will recoup their initial investments. The rating assigned by Moody’s to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by Moody’s to the LIBOR Certificates do not address the likelihood of any payments of Carryover Shortfall Amounts.

The ratings of the rating agencies assigned to the certificates do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by such rating agency. The rating assigned by such rating agency to such offered certificates could be lower than the respective ratings assigned by the rating agencies listed above.

Index to Defined Terms

2001 Act	S-139
2003 Act	S-139
40/30 Balloon Mortgage Loan	S-34
Adjusted Net Mortgage Rate	S-77
Adjusted Rate Cap	S-79
Adjustment Date	S-33
Alternative Documentation Program	S-54
Applicable Credit Support Percentage	S-85
Available Funds	S-74
Balloon Loans	S-34
Capitalized Interest Account	S-51
Carryover Shortfall Amount	S-77
Carryover Shortfall Reserve Fund	S-80
CEDE	S-67
Certificate Account	S-68
Class B Certificates	S-9, S-64
Class Certificate Balance	S-65, S-66
Class M Certificates	S-9, S-64
Class Subordination Percentage	S-85
Closing Date Mortgage Loans	S-32
CLUES Plus Documentation Program	S-54
Code	S-134, S-135
Collateral Value	S-36
Compensating Interest	S-61
Component Principal Balance	S-66
Countrywide Financial	S-58
Countrywide Home Loans	S-32, S-58, S-59
Countrywide Servicing	S-58
CPR	S-121
Debt Service Reduction	S-80
Deemed Consideration	S-137
deferred interest	S-20
Deferred Interest	S-34, S-79
Deficient Valuation	S-83
deleted mortgage loan	S-49
depositor	S-32
Determination Date	S-62
Distribution Account	S-70
Distribution Date	S-74
Due Date	S-33
Due Period	S-82
Eleventh District COFI	S-33
ERISA	S-139
Excess Proceeds	S-73
Exchange Act	S-123
Exemption	S-140
Expanded Underwriting Guidelines	S-54
Expense Fee Rate	S-61
FICO Credit Scores	S-52
Full Documentation Program	S-53
Funding Period	S-51
Gross Margin	S-33
Initial Cut off Date Pool Principal Balance	S-33
initial cut-off date	S-3, S-32
Initial Mortgage Loans	S-32
interest accrual period	S-77
Interest Distribution Amount	S-77
IO Component	S-66
IO Components	S-9, S-64
issuing entity	S-63
LIBOR	S-68
LIBOR Certificates	S-9, S-64
LIBOR Determination Date	S-68
Liquidated Mortgage Loan	S-87
Loan-to-Value Ratio	S-36
Master REMIC	S-134
master servicer	S-32
Master Servicing Fee	S-61
Master Servicing Fee Rate	S-61
Maximum Mortgage Rate	S-34
Minimum Mortgage Rate	S-34
Moody’s	S-6, S-142
Mortgage Index	S-33
Mortgage Loans	S-32
Mortgage Rate	S-33
negative amortization loans	S-19
Negative Amortization Loans	S-34
net deferred interest	S-10
Net Deferred Interest	S-79
Net Interest Shortfall	S-80
Net Mortgage Rate	S-78
net prepayment interest shortfall	S-80
Net Principal Prepayment Amount	S-79
Net Rate Cap	S-78
No Income/No Asset Documentation Program	S-54
Notional Amount	S-66
offered certificates	S-64
Offered Certificates	S-9
OID	S-135
One-Month LIBOR	S-33
One-Year MTA	S-33
Optional Termination Date	S-78, S-122
Original Applicable Credit Support Percentage	S-85
original subordinate principal balance	S-84
Pass-Through Margins	S-76
pass-through rate	S-75
Payment Caps	S-34
Plan	S-139
PO Component	S-66
PO Components	S-9, S-64
pool principal balance	S-83
pooling and servicing agreement	S-32
PPC	S-121
Preferred Processing Program	S-52

Pre-funded Amount	S-50
Pre-funding Account	S-50
prepayment interest shortfall	S-80
Prepayment Model	S-121
Prepayment Period	S-82
Principal Amount	S-81
Principal Prepayment Amount	S-79
private certificates	S-64
PTCE 95-60	S-141
Realized Loss	S-87
Record Date	S-74
Reduced Documentation Program	S-54
Regular Certificates	S-134
Relief Act Reduction	S-80
REO Property	S-69, S-122
replacement mortgage loan	S-49
Residual Certificates	S-134
restricted class	S-14
Restricted Classes	S-85
S&P	S-6, S-142
scheduled payments	S-33
seller	S-32
sellers	S-32
senior certificates	S-64
Senior Certificates	S-9
Senior Credit Support Depletion Date	S-86
Senior Percentage	S-83
Senior Prepayment Percentage	S-83
Senior Principal Distribution Amount	S-82
Servicing Advances	S-69
Standard Underwriting Guidelines	S-54
Stated Income/Stated Asset Documentation Program	S-54
Stated Principal Balance	S-83
Streamlined Documentation Program	S-54
subordinated certificates	S-64
Subordinated Certificates	S-9
Subordinated Percentage	S-83
Subordinated Prepayment Percentage	S-83
Subordinated Principal Distribution Amount	S-86
Subsequent Recoveries	S-87
Substitution Adjustment Amount	S-50
Supplemental Cut-off Date	S-51
Supplemental Transfer Agreement	S-51
Supplemental Transfer Date	S-51
Tax Counsel	S-134
Temporary regulations	S-138
trust	S-63
trust fund	S-63
trustee	S-32
Trustee Fee	S-72
Trustee Fee Rate	S-73
Two Times Test	S-84
underlying REMIC	S-134
underlying REMIC Regular Interests	S-134
underwriter	S-141
Underwritten Certificates	S-141
unpaid interest amounts	S-77
Voting Rights	S-125
Weighted Average Adjusted Net Mortgage Rate	S-78

Annex A

Prepayment Charge Schedule

The table below indicates the type of prepayment charge applicable to the Initial Mortgage Loans, the number of years after origination during which each type of prepayment charge applies and the number and aggregate Stated Principal Balance of the Initial Mortgage Loans with each type of prepayment charge.

Prepayment Charge Type	Number of Initial Mortgage Loans	Aggregate Stated Principal Balance
1% of the prepaid principal balance
30 Months	1	$166,500.00
1 years	1	$186,898.49
3 years	68	$14,665,668.69
2 months interest on 100% of the prepaid principal balance
3 years	22	$6,842,894.23
2 months interest on 66% of the prepaid principal balance
1 year	6	$2,508,504.05
3 years	38	$13,428,967.69
2% of the prepaid principal balance
1 year	1	$563,454.67
2 years	3	$393,373.44
3 years	41	$14,862,283.17
3 months interest on 100% of the prepaid principal balance
1 year	3	$893,000.00
3 years	6	$2,119,897.82
5% of the prepaid principal balance
3 years	2	$611,486.37
5% and 4% of the prepaid principal balance for prepayments during the first and second year, respectively, after origination	1	$154,758.60
5%, 4% and 3% of the prepaid principal balance for prepayments during the first, second and third year, respectively, after origination	1	$204,252.13
6 months interest on 80% of the prepaid principal balance
6 months	1	$368,719.22
1 year	109	$45,476,327.54
2 years	10	$4,256,656.08
3 years	1,747	$652,531,144.64
5 years	1	$384,663.27
No Prepayments	561	$252,440,997.36
Total	2,623	$1,013,060,447.46

PROSPECTUS

CWALT, INC.
Depositor

Mortgage Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWALT, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•  first lien mortgage loans secured by one- to four-family residential properties;

•  mortgage loans secured by first liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

•  collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

•  mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•  mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

The Securities

CWALT, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.
_______________
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

November 14, 2006

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	1
Risk Factors	2
Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer	2
Credit Enhancement May Not Be Sufficient To Protect You From Losses	3
Nature Of Mortgages	3
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	7
Impact Of World Events	7
You Could Be Adversely Affected By Violations Of Environmental Laws	8
Ratings Of The Securities Do Not Assure Their Payment	9
Book-Entry Registration	10
Secondary Market For The Securities May Not Exist	10
Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities	10
The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets	11
The Trust Fund	12
General	12
The Loans	13
Agency Securities	16
Non-Agency Mortgage-Backed Securities	21
Substitution of Trust Fund Assets	23
Available Information	23
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	23
Reports to Securityholders	24
Use of Proceeds	24
The Depositor	24
Loan Program	25
Underwriting Standards	25
Qualifications of Sellers	26
Representations by Sellers; Repurchases	26
Static Pool Data	27
Description of the Securities	28
General	28
Distributions on Securities	30
Advances	31
Reports to Securityholders	32
Categories of Classes of Securities	33
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	36
Book-Entry Registration of Securities	39
Exchangeable Securities	43
Credit Enhancement	45
General	45
Subordination	46
Letter of Credit	47
Insurance Policies, Surety Bonds and Guaranties	47
Overcollateralization and Excess Cash Flow	47
Reserve Accounts	48
Special Hazard Insurance Policies	48
Bankruptcy Bonds	49
Pool Insurance Policies	49
Financial Instruments	51
Cross Support	51
Yield, Maturity and Prepayment Considerations	51
Prepayments on Loans	51
Prepayment Effect on Interest	52
Delays in Realization on Property; Expenses of Realization	52
Optional Purchase	53
Prepayment Standards or Models	53
Yield	54
The Agreements	54
Assignment of the Trust Fund Assets	54
Payments On Loans; Deposits to Security Account	56
Pre-Funding Account	58
Investments in Amounts Held in Accounts	59
Sub-Servicing by Sellers	60
Collection Procedures	61
Hazard Insurance	61
Application of Liquidation Proceeds	63
Realization Upon Defaulted Loans	64
Servicing and Other Compensation and Payment of Expenses	66
Evidence as to Compliance	66
Certain Matters Regarding the Master Servicer and the Depositor	67
Events of Default; Rights Upon Event of Default	68
Amendment	70
Termination; Optional Termination	72
The Trustee	72
Certain Legal Aspects of the Loans	73
General	73
Foreclosure	74
Environmental Risks	76
Rights of Redemption	77

i

Anti-Deficiency Legislation and Other Limitations On Lenders	77
Due-On-Sale Clauses	78
Enforceability of Prepayment and Late Payment Fees	79
Applicability of Usury Laws	79
Servicemembers Civil Relief Act	79
Other Loan Provisions and Lender Requirements	79
Consumer Protection Laws	80
Material Federal Income Tax Consequences	81
General	81
Taxation of Debt Securities	82
Taxation of the REMIC and Its Holders	86
REMIC Expenses; Single Class REMICs	86
Taxation of the REMIC	87
Taxation of Holders of Residual Interests	88
Administrative Matters	91
Tax Status as a Grantor Trust	91
Sale or Exchange	94
Miscellaneous Tax Aspects	94
New Reporting Regulations	94
Tax Treatment of Foreign Investors	95
Tax Characterization of the Trust Fund as a Partnership	96
Tax Consequences to Holders of the Notes	96
Tax Consequences to Holders of the Certificates	98
Taxation of Classes of Exchangeable Securities	102
Other Tax Considerations	102
ERISA Considerations	103
Legal Investment	106
Method of Distribution	107
Legal Matters	108
Financial Information	109
Rating	109
Index to Defined Terms	110

ii

Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

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If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Available Information” and “— Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 23.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWALT, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or
• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:
• an overall decline in the residential real estate market in the areas in which they are located,
• a decline in their general condition from the failure of borrowers to maintain their property adequately, and
• natural disasters that are not covered by insurance, such as earthquakes and floods.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,
• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•         with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.
Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•             the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•             the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•             the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•             the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•             the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to
• pay for maintenance and other operating expenses of those properties,
• fund capital improvements, and
• service any mortgage loan and any other debt that may be secured by those properties.
Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Impact Of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

You Could Be Adversely Affected By Violations Of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,
• an adverse change in the financial or other condition of a credit enhancement provider, or
• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.
Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 110.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•	a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

•	a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Non-Agency Mortgage-Backed Securities”) evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as “Master Servicing Agreements”) in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.
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*
Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans or multifamily loans. If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

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Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

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Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

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The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties and is collectively referred to herein as the “Properties.” The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the Properties. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties, leasehold interests and properties which are used for both residential and commercial purposes. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

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the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

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the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties or other real property),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios of the loans at origination,

•	the Loan Rates or range of Loan Rates borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Non-Agency Mortgage-Backed Securities

Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family residences or multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

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the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

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certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

•
the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-131630.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Reports on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWALT, Inc., a Delaware corporation (the “depositor”), was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller or, in some cases originator, will have made representations and warranties in respect of the loans sold by the seller or originator and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

•
that a lender’s policy of title insurance (or other similar form of policy of insurance or an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•
that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•
that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the seller or originator sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by the seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller or originator to the depositor or its affiliates. In addition, certain representations, including the condition of the related mortgaged property will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller or originator cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s or originator’s obligations under those circumstances, but if it does not, then the seller or originator will be obligated either

•
to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller or originator is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•
the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at the other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding of certain classes of certificates by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended (the “Code”) may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter the class of accrual securities accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount (a) otherwise allocable to the holders of Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•
the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes	Definitions

Principal Types
Accretion Directed
A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Categories of Classes	Definitions

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.
Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related Classes of subordinate securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.
Interest Types
Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the Partial Accrual class. This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Categories of Classes	Definitions

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the Accrual class, which amount will be added as principal to the principal balance of the Accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the Accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the three methods described below (which method will be specified in the related prospectus supplement):

Bloomberg Method

Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement quoted on the Bloomberg Terminal for the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Bloomberg Terminal (or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

LIBO Method

Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Telerate Screen Page 3750 (or any page that may replace the page on that service, or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each exchangeable security will represent a beneficial ownership interest in the class or classes of securities deposited with the trustee in connection with the exchange (these classes of certificates will be referred to in the related prospectus supplement as the “depositable securities”). The classes of depositable securities will be deposited in a separate trust fund, referred to in this prospectus as the exchangeable securities trust fund, which will also be established pursuant to the pooling and servicing agreement or trust agreement establishing the trust fund that issues the depositable securities. The trustee for the trust fund which issues the depositable securities will also serve as trustee of the exchangeable securities trust fund. The exchangeable securities will be issued by the exchangeable securities trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, the class or classes of depositable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of depositable securities may be exchanged for one or more classes of related exchangeable securities. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination or for the related depositable securities. This process may be repeated again and again.

The descriptions in the related prospectus supplement of the securities of a series that includes depositable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

Exchanges. If a holder elects to exchange its depositable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the depositable securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the depositable securities; and

•	the class or classes of depositable securities must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable securities and of exchangeable securities that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of depositable securities with a floating interest rate and a class of depositable securities with an inverse floating interest rate may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes of depositable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate. In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

•
An interest-only class and a principal only class of depositable securities may be exchangeable, together, for a class of exchangeable securities that is entitled to both principal and interest payments. The principal balance of the principal and interest class of exchangeable securities would be equal to the principal balance of the depositable principal only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

•
Two classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two depositable classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of depositable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of depositable securities that is a Planned Principal Class or Targeted Principal Class, and a class of depositable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

• the subordination of one or more classes of the securities of the series,

• letter of credit,

• a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

• surety bond,

• bankruptcy bond,

• special hazard insurance policy,

• guaranteed investment contract,

• overcollateralization,

• one or more reserve funds,

• a mortgage pool insurance policy,

• FHA Insurance,

• a VA Guarantee,

• cross-collateralization feature, or

• any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related subordinate securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contact pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) or as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See “The Agreements - Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Certain Legal Aspects of the Loans - Anti-Deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements - Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements - Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate, the maturity of the loan, the Loan-to-Value Ratios at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or multifamily loan,

•
the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•
any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s or the certificateholder’s interest.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See “The Trust Fund ─ Non-Agency Mortgage-Backed Securities.” Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

Payments On Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody’s or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein;

•
an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained;

•	a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Subsequent Recoveries;

•
all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•
any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer’s or its parent’s long term credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•
to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•
to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement in to the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s Investors Service, Inc. is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to the related securities by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency; and

(xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

•
in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•
in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan; or

•	the greater of:

(1) the outstanding principal balance of the loan; and

(2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the Agreement. In the unlikely event that those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•
to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

•	to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•	as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

•
advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Ratings Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

•
any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

•
any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting Rights” are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and under the circumstances decided in the related Master Servicing Agreement, shall at the direction of holders of certificates having not less than 66⅔% of the Voting Rights, or notes of any class evidencing not less than 25% of the aggregate percentage interests constituting that class, and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than, in the case of certificates, 25% of the Voting Rights evidenced by the certificates and, in the case of notes, 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•
a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•
failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

•
any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus provided to investors in connection with the initial offering of the securities;

(d) to add to the duties of the depositor, any seller or the master servicer;

(e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time;

(f) to add any other provisions with respect to matters or questions arising hereunder; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement,

provided that no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

•
reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

•
adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66⅔%, or

•
reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of the special counsel to the depositor (“Tax Counsel”) named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change can apply retroactively.

The discussion does not address all the aspects of federal income taxation that may affect either particular investors in light of their individual circumstances or certain types of investors subject to special treatment under the Code. It focuses primarily on investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences of holding any particular securities will depend on whether

•	the securities are classified as indebtedness;

•	an election is made to treat the trust fund relating to the securities as a real estate mortgage investment conduit (“REMIC”) under the Code;

•	the securities are treated as representing direct ownership of some or all of the assets held by the trust fund relating to those securities (“Pass-Through Securities”); or

•	an election is made to treat the trust fund relating to the securities as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC elections will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities” and “Regular Interests”) is generally taxable to holders in the same manner as the income on securities classified as indebtedness. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are classified as indebtedness will be includible in income by holders in accordance with their usual methods of accounting. Securities classified as indebtedness and Regular Interest Securities are referred to hereinafter collectively as “Debt Securities.”

Certain Debt Securities will, and other Debt Securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if it is less than a de minimis amount as determined under the Code.

The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for the class will be the fair market value of the class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. Absent clarification of the OID Regulations, however, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security’s stated redemption price.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s total stated redemption price.

Although unclear, it appears that the projected payments of stated redemption price on a debt instrument should be based on a schedule that is determined in accordance with the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). Any Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the Debt Security does not exceed the total noncontingent principal payments and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

In the case of securities that initially add interest to principal or only make payments of principal (“Compound Interest Securities”), certain securities the payments on which consist solely or primarily of interest payments on underlying mortgages or on other Regular Interest Securities (“Interest Weighted Securities”), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

Regulations governing the calculation of OID on instruments having contingent interest payments do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities, and the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. Because no regulatory guidance currently exists under Code Section 1272(a)(6), however, we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during that day. In the case of a Debt Security that is not a Regular Interest Security or that is subject to acceleration due to prepayments on the underlying loans, the amount of OID includible in income of a holder for an accrual period will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt Security in all prior accrual periods.

The amount of OID included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a “Pay-Through Security”) is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but if the holder purchases the Debt Security for an amount that exceeds its adjusted issue price, then the holder will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset the OID by comparable economic accruals of the excess.

Effects of Defaults and Delinquencies. Holders of a Pay-Through Security will be required to report income with respect to the security under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Interest Weighted Securities. The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the amount of gain realized. Market discount is supposed to be accrued in a manner provided in Treasury regulations but, until the regulations are issued, Congress apparently intended that market discount would generally be accrued either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) (a) in the case of securities issued without OID (or Pass-Through Securities representing ownership of loans issued without OID), on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities issued with OID (or Pass-Through Securities representing ownership of loans issued with OID) on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security with market discount (or Pass-Through Security representing ownership of loans with market discount) over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, the sale, disposition, or repayment of the Pass-Through Security or an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount, which would mean using the Prepayment Assumption used in pricing the Debt Security. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder on the first day of the taxable year for which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be revocable only with IRS consent. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury regulations (the “Bond Premium Regulations”) dealing with amortizable bond premium do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS and Treasury Department, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If the election were made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquired on and after the first day of the taxable year for which the election was made. Similarly, if the election were made with respect to a Debt Security that is acquired at a premium, the holder of the Debt Security would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owned and acquired on and after the first day of the taxable year for which the election was made. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable without IRS consent.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement. (The phrases “Regular Interests” and “Regular Interest Securities” are used interchangeably).

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the Residual Interests. As described previously under the caption “Taxation of Debt Securities,” Regular Interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. A REMIC that acquires loans at a market discount, however, must include that market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, and subject to certain exceptions, prohibited transactions include:

•	the sale or other disposition by the REMIC of any cash flow investment or qualified mortgage;

•	the receipt of any income from assets not permitted to be held by the REMIC under the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be made responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interests

The holder of a “Residual Interest” will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day. In addition, some of the income reported by the holder of a Residual Interest may not be subject to reduction for net operating losses and other deductions. For this reason, and because the holder of a Residual Interest must report its proportionate share of the REMIC’s taxable income whether or not the holder receives cash distributions from the REMIC, the taxes imposed on the net income attributable to a Residual Interest can substantially exceed the distributions on the interest, resulting in a negative after-tax yield.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest holder’s basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest (including a Residual Interest with a positive value at issuance) is a “Noneconomic Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. Regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. A Residual Interest cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases the Pass-Through Securities will represent disproportionate interests in the principal or interest payable on the underlying loans (“Stripped Securities”) and sale of the Stripped Securities to different holders will separate the ownership of such interests.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as those items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, for example, because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and are not deductible in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive different percentages of interest and principal on different loans. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans rather than debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security
•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the holders of Pass-Through Securities, which changes may affect the timing of when a holder reports those items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•
is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•
provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Taxation of Classes of Exchangeable Securities

General. For United States federal income tax purposes, the arrangement established to hold the depositable securities will be classified as a trust (the “ES Trust”) and the holders of the exchangeable securities will be treated as owning under Section 671 of the Code the interests in the depositable securities that underly their exchangeable securities.

If the interests in the depositable securities underlying an exchangeable security can be traded separately before deposit to, and after withdrawal from, the ES Trust, then the interests in each depositable security underlying the exchangeable security will be accounted for separately and will have the same consequences to the holder of the exchangeable security as if such interests in the underlying, depositable security were held outside the ES Trust as described earlier. Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each interest in a depositable security underlying an exchangeable security can otherwise be separately traded before deposit to, and after withdrawal from, the ES Trust.

Acquisition and Disposition. No gain or loss will be realized upon depositing in the ES Trust the depositable securities underlying an exchangeable security. Regardless of the value of the exchangeable security, at the time of deposit, each underlying depositable security will have the same basis as it did immediately before the deposit (that is, each depositable security will have a separate basis for federal income tax purposes, based on its acquisition cost, adjusted as necessary for accruals of discount and premium and payments on the depositable security). If more than one underlying depositable security is acquired at the same time (including by acquiring an exchangeable security), then the initial cost of the depositable securities must be determined by apportioning the aggregate cost for the depositable securities (or the cost of the exchangeable security) among the individual depositable securities based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable securities underlying an exchangeable security from the ES Trust. Regardless of the value of the exchangeable security at the time of withdrawal, each depositable security will have the same separate basis as it did immediately before the withdrawal. If more than one underlying depositable security is disposed of at the same time (including by disposing of an exchangeable security) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable security will be determined by apportioning the aggregate sales proceeds from the depositable securities (or the sales proceeds from the exchangeable security) among the individual depositable securities based on their relative fair market values on the disposition date.

Alternative Tax Consequences. If an exchangeable security represents an interest in an underlying depositable security of a type that cannot be separately traded before the underlying depositable security is deposited to, or after it is withdrawn from, the ES Trust and if such interest represents disproportionate ownership of the principal and interest payable on the underlying depositable security, then the exchangeable security may be subject to special income tax consequences. Specifically, if the depositor of the underlying depositable security separately disposes of such exchangeable security, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable security and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable security will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable security is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement. Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap: (a) is an “eligible swap”; (b) is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

The entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Ratings, Inc. (“Fitch”) (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to that regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, those “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, or Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index to Defined Terms

Accretion Directed	34
Accrual	36
Adjustable Rate	35
Agency Securities	12
Agreement	13
AMT	90
Asset Conservation Act	76
Available Funds	30
beneficial owner	39
Book-Entry Securities	39
Callable	36
Capitalized Interest Account	58
Cash Flow Bond Method	93
CERCLA	76
CI	41
Class Security Balance	30
Clearstream, Luxembourg	41
Code	82
COFI securities	38
Collateral Value	16
Companion Class	34
Component Securities	34
Contingent Regulations	83
Cooperative	42
cooperative loans	13
cooperatives	13
Cut-off Date Principal Balance	28
DBC	41
Debt securities	82
Definitive Security	39
depositable securities	43
depositor	24
Detailed Description	13
Disqualified Organization	89
DOL	103
DTC	39
Eleventh District	37
ERISA	103
ES Trust	102
Euroclear	39
Euroclear Operator	41
Euroclear Participants	41
European Depositaries	39
excess servicing	93
Exchange Act	23
FHA	13
FHLBSF	37
Final Bond Premium Regulations	86
Financial Intermediary	40
Fitch	105
Fixed Rate	35
Floating Rate	35
foreign person	97
Funding Period	58
Garn-St Germain Act	78
Improper Knowledge	90
Indenture	28
Indirect Participants	40
Insurance Proceeds	57
Insured Expenses	56
Interest Only	35
Interest Weighted Securities	84
Inverse Floating Rate	35
L/C Bank	47
L/C Percentage	47
Liquidation Expenses	57
Liquidation Proceeds	57
Loan Rate	14
Loan-to-Value Ratio	16
Master Servicing Agreements	12
Master Servicing Fee	66
Moody’s	105
Mortgage	54
mortgage related security	107
NAS	34
National Cost of Funds Index	38
NCUA	107
New CI	41
new partnership	99
Non-Accelerated Senior	34
Non-Agency Mortgage-Backed Securities	12
Noneconomic Residual Interest	90
Nonresidents	95
Notional Amount Securities	34
obligations	106
Offshore Location	90
OID	82
OID Regulations	82
old partnership	99
OTS	38
PACs	34
Partial Accrual	35
Participants	40
Parties in Interest	103
Pass-Through Securities	91
Pay-Through Security	84
Permitted Investments	59
Plan Assets Regulation	103
Planned Principal Class	34
Plans	103
Policy Statement	107
Pool Insurance Policy	49
Pool Insurer	49
Pooling and Servicing Agreement	12
Pre-Funded Amount	58
Pre-Funding Account	58

Prepayment Assumption	84
Primary Mortgage Insurance Policy	15
Prime Rate	39
Principal Only	35
Principal Prepayments	31
Properties	14
PTCE	103
Purchase Price	27
Rating Agency	105, 109
Ratio Strip Securities	92
RCRA	76
Record Date	29
Reference Bank Rate	36
Refinance Loan	16
Regular Interest Securities	82
Relevant Depositary	39
Relevant Implementation Date	108
Relevant Member State	108
Relief Act	7, 79
REMIC	29, 82
Residual Interest	88
Restricted Group	106
Retained Interest	28
Rules	40
S&P	105
Sale and Servicing Agreement	12
Scheduled Principal Class	34
SEC	13
secured creditor exemption	76
Securities Act	23
Security Account	56
Security Owners	39
Security Register	29
Sellers	12
Senior Securities	46
Sequential Pay	34
Servicing Fee	91
Short-Term Note	96
Single Family Properties	15
SMMEA	106
Strip	35
Stripped Securities	91
Subordinate Securities	46
Subsequent Loans	58
Super Senior	35
Support Class	35
TACs	35
Targeted Principal Class	35
Tax Counsel	81
Terms and Conditions	42
Title V	79
Trust Agreement	13
Trust Fund Assets	12
UCC	75
Underwriter Exemptions	104
VA	13
VA Guaranty	65
Variable Rate	35
Voting Rights	68
W-8BEN	97
Withholding Agent	97

Alternative Loan Trust 2006-OA21

Issuing Entity

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

$1,292,642,100
(Approximate)

Mortgage Pass-Through Certificates, Series 2006-OA21

____________________

PROSPECTUS SUPPLEMENT

____________________

Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2006-OA21 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-OA21 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-OA21 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

December 29, 2006